                                                                          [Logo]

        July 27, 1999 Prospectus Supplement to July 27, 1999 Prospectus

                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                  $47,753,042 SERIES 1999-RS1 RESECURITIZATION
                           PASS-THROUGH CERTIFICATES

                   5 CLASSES OF MORTGAGE-BACKED CERTIFICATES.
INTEREST, PRINCIPAL, OR BOTH WILL BE PAYABLE MONTHLY, BEGINNING AUGUST 27, 1999.

                                Donaldson, Lufkin & Jenrette Securities
                                Corporation and ABN AMRO Incorporated are acting as underwriters for the issuance of the Resecuritization Pass-Through Certificates,
                                Series 1999-RS1. The underwriters are seeking investors in certain classes of the certificates. The certificates represent interests in a pool of 20 pooled securities. All of the classes of the Series 1999-RS1 Resecuritization Pass-Through Certificates are offered by this prospectus supplement.

                                The table on page ii of this prospectus
                                supplement identifies the certificates and their characteristics. Certain classes of the certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange.

                                The sale of the certificates will be at varying prices to be determined at the time of sale. From the sale of the certificates, ABN AMRO Mortgage Corporation will receive 91.41% of their principal amount, plus accrued interest, less expenses. The underwriters expect to realize a larger amount from the sale of the certificates than it will pay to ABN AMRO Mortgage Corporation for their purchase. The difference between the sale price and purchase price will constitute underwriting discounts and commissions. ABN AMRO Mortgage Corporation will indemnify the underwriters against certain liabilities.

                                The underwriters' offer of these certificates is described in the 'Method of Distribution' section of this prospectus supplement. On or about July 30, 1999, the underwriters will deliver the certificates (other than the Class R certificate which will be a physical certificate) in book-entry form through The Depository Trust Company.

  PROSPECTIVE INVESTORS SHOULD READ 'RISK FACTORS' STARTING ON PAGE 13 OF THE PROSPECTUS AND PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF THE CERTIFICATES.

  The certificates will represent ownership interests in the Series 1999-RS1 Trust only. They will not represent ownership interests in or obligations of ABN AMRO Mortgage Corporation or any of its affiliates.

  This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

  A certificate is not a deposit and none of the certificates, the pooled securities or the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

DONALDSON, LUFKIN & JENRETTE                               ABN AMRO INCORPORATED

                                 July 27, 1999

                               TABLE OF CONTENTS

SUMMARY..................................   S-1
     Certificates........................   S-1
     Certificate Designations............   S-1
     Residual Certificate................   S-1
     Components..........................   S-2
     Book-Entry Registration.............   S-2
     Subordination and Allocation of
       Losses............................   S-2
     General Characteristics of The
       Pooled Securities.................   S-2
     Optional Termination of the Trust...   S-2
     Optional Termination of the
       Underlying Trusts.................   S-3
     Federal Income Tax Treatment........   S-3
     Legal Investment....................   S-3
     ERISA Considerations................   S-3
     Available Funds.....................   S-3
     Amounts Allocated to Interest.......   S-3
     Interest Only Component.............   S-4
     Principal Only Component............   S-4
     Retail Certificates.................   S-4
     Allocation of Available Funds.......   S-4
     Priority of Distributions...........   S-5
RISK FACTORS.............................   S-6
     Subordination of the pooled
       securities to related underlying
       senior securities and related
       underlying mezzanine securities
       may affect the return on your
       certificate.......................   S-6
     Investors in the Class B-2 and Class
       B-3 certificates may not receive
       distributions at the times that
       they expect.......................   S-6
     It may not be possible to find an
       investor to purchase your
       certificates......................   S-6
     A downgrade or withdrawal of the
       ratings assigned to one or more of
       the pooled securities may result
       in a downgrading or withdrawal of
       the rating assigned to your
       certificates......................   S-7
     Uncertainty of payments on the
       underlying mortgage loans and the
       pooled securities may affect the
       yield on your certificates........   S-7
     Realized losses and delinquencies on
       the underlying mortgage loans may
       affect the availability of funds
       to make interest or principal
       distributions on your
       certificates......................   S-8
     Prepayment interest shortfalls
       allocated to the Pooled Securities
       will reduce the amount of interest
       distributable on your
       certificates......................   S-8
     Variations in the underwriting
       standards of the underlying
       mortgage loans may result in
       higher delinquency and foreclosure
       rates on the underlying mortgage
       loans.............................   S-8
     The Subordinate certificates are
       especially sensitive to losses on
       the underlying mortgage loans.....   S-9
     Delays in payments on the pooled
       securities may cause delays in
       payments to you...................   S-9
     Concentrations of underlying
       trustees and servicers may affect
       the timing of payments on your
       certificates......................  S-10
     Any transfers of servicing may
       result in higher delinquencies on
       the underlying mortgage loans.....  S-10
     The return on your certificates may
       be particularly sensitive to
       changes in the real estate markets
       in California.....................  S-10
     Underlying mortgage loans that are
       balloon loans have a greater
       degree of risk of default.........  S-10
     Payments from the pooled securities
       are the sole source of payments on
       your certificates.................  S-10
     Your certificates may not be a legal
       investment for you................  S-11
THE TRUST................................  S-12
DESCRIPTION OF THE POOL..................  S-12
     Transfer of the Pooled Securities...  S-12
     The Pooled Securities...............  S-13
     Description of the Underlying
       Mortgage Loans....................  S-18
     Servicing of the Underlying Mortgage
       Loans.............................  S-20
DESCRIPTION OF THE CERTIFICATES..........  S-23
     General.............................  S-23
     Book-Entry Registration.............  S-23
     Definitive Certificates.............  S-25
     Transfer Restrictions...............  S-26
     Available Funds.....................  S-26
     Definitions Relating to the Priority
       of Distributions..................  S-26
     Priority of Distributions...........  S-28
     Distributions to Class B-2 and
       Class B-3 Certificates............  S-29
     Subordination and Allocation of
       Losses............................  S-30
     The Class R Certificate.............  S-31
     Last Scheduled Distribution Date....  S-31
     Optional Termination................  S-31
     Reports to Certificateholders.......  S-32
PREPAYMENT AND YIELD CONSIDERATIONS......  S-32
     General.............................  S-32
     The Subordinate Certificates........  S-33
     Rate of Payments....................  S-33
     Special Sensitivities...............  S-33
     Prepayment Speed Assumption and
       Modeling Assumptions..............  S-34
     Yield Considerations of the Class A
       Certificates......................  S-35
     Additional Yield Considerations
       Applicable Solely to the Class R
       Certificate.......................  S-37
     Additional Information..............  S-37
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES...........................  S-37
     New Withholding Regulations.........  S-39
     Special Tax Considerations
       Applicable to the Residual
       Certificate.......................  S-39
YEAR 2000 PROJECT........................  S-40
     State of Readiness..................  S-40
     Risks...............................  S-41
LEGAL INVESTMENT ASPECTS.................  S-41
ERISA CONSIDERATIONS.....................  S-42
METHOD OF DISTRIBUTION...................  S-43
LEGAL MATTERS............................  S-43
CERTIFICATE RATINGS......................  S-43
INDEX OF SIGNIFICANT DEFINITIONS.........  S-45
APPENDIX I -- POOL INFORMATION...........   I-1
APPENDIX II -- POOLED SECURITIES
  ABBREVIATIONS..........................  II-1
APPENDIX III -- UNDERLYING SERVICER
  INFORMATION............................  III-1
APPENDIX IV -- ASSUMED LOAN
  CHARACTERISTICS FOR THE UNDERLYING
  MORTGAGE LOANS.........................  IV-1
APPENDIX V -- DECLINING BALANCE TABLES...   V-1

                            ------------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We describe the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and (b) this prospectus supplement, which describes the specific terms of this series of certificates and may be different from the information in the prospectus.

     IF THE DESCRIPTION OF THE TERMS OF THE CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where certain capitalized terms used in this prospectus supplement are defined under the caption 'Index of Significant Definitions' in this prospectus supplement and in the accompanying prospectus.

                            ------------------------

        THE RESECURITIZATION PASS-THROUGH CERTIFICATES, SERIES 1999-RS1

                                ORIGINAL                                                                           LAST
                              PRINCIPAL OR                                                                      SCHEDULED
          CLASS OR              NOTIONAL                            INTEREST                           DCR       PAYMENT
         COMPONENT             AMOUNT(1)       PRINCIPAL TYPE(2)      RATE      INTEREST TYPE(2)    RATING(3)    DATE(4)
--------------------------------------------------------------------------------------------------------------------------
A                             $22,802,942    Senior/Component           (5)         Component           A-      March 2029
  A-1-C                        15,582,530    Senior                  8.00%            Fixed             --          --
  A-2-C                         7,220,412    Senior/Principal Only   0.00%       Principal Only         --          --
  A-3-C                           228,999    Senior/Notional         8.00%     Fixed/Interest Only      --          --
B-1                            10,960,000    Subordinate             8.00%            Fixed            BBB      March 2029
B-2(6)                          8,214,000    Subordinate             8.00%            Fixed            BBB      March 2029
B-3(6)                          5,776,000    Subordinate             8.00%            Fixed            BBB      March 2029
R                                     100    Senior/Residual         8.00%            Fixed             A-      March 2029
TOTAL:(7)                     $47,753,042

(1) These amounts are approximate. They are based on the aggregate principal balance of the pooled securities after giving effect to distributions thereon on the pooled security distribution date for June 1999. We expect the actual balances of the certificates to be lower than the amount indicated as a result of payments made on the pooled securities on the pooled securities distribution date for July 1999, which will not be distributed to the Trust. As of the date of this prospectus supplement, the Depositor does not have access to more current information. They may be increased or decreased by up to 5% prior to their issuance, depending on the total principal amount of the pooled securities delivered at closing. Amount is 'notional' if so indicated under principal type.

(2) See page S-3 and S-4 in this prospectus supplement for a more complete description of the principal and interest types.

(3) See 'Certificate Ratings' in this prospectus supplement.

(4) The actual final payment to any class of certificates could be significantly earlier.

(5) The Class A certificates will be composed of three components having the characteristics described in the table above.

(6) Each of the Class B-2 and Class B-3 certificates have been authorized for listing, upon official notice of issuance, with the New York Stock Exchange.

(7) Excludes notional balances.

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the certificates, carefully read this entire prospectus supplement and the accompanying prospectus.

TITLE OF        Resecuritization Pass-Through
SERIES:         Certificates, Series 1999-RS1

DEPOSITOR:      ABN AMRO Mortgage Corporation
                181 West Madison Street
                Chicago, Illinois 60602
                (312) 904-0800

SELLER:         Donaldson, Lufkin & Jenrette
                Securities Corporation

TRUST:          Series 1999-RS1 Trust

TRUSTEE:        The First National Bank of
                Chicago

DISTRIBUTION    The 2nd business day after the
DATE:           25th day of each month, or if
                the 25th day is not a business
                day, then the next business
                day, beginning in August 1999.

POOLED
SECURITY
INFORMATION     The pooled security
DATE:           distribution date in June,
                1999, after giving effect to
                distributions thereon on such
                date.

CLOSING DATE:   On or about July 30, 1999

UNDERWRITERS:   Donaldson, Lufkin & Jenrette
                Securities Corporation and ABN
                AMRO Incorporated

CERTIFICATES

     The Trustee will issue the certificates under a Pooling Agreement dated as of the Pooled Security Information Date between ABN AMRO Mortgage Corporation, as Depositor, and The First National Bank of Chicago, as Trustee.

     The certificates will represent all of the beneficial ownership interest in the Trust. ABN AMRO Mortgage Corporation will deposit the pooled securities composing the pool into the Trust.

     The underlying trustees issued the pooled securities pursuant to pooling and servicing agreements or, with respect to one pooled security, a trust agreement. The pooled securities evidence interests in 20 underlying trusts, the assets of which consist of the underlying mortgage loans, which are primarily conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations.

     Payments on the certificates will be made from payments received on the pooled securities to be deposited into the Trust. Pursuant to the Pooling Agreement, the Trustee will allocate a portion of each month's distributions of interest on the pooled securities to the Trustee and the remainder of this interest and all of the principal on the pooled securities to make payments of interest and principal on the certificates. Fees payable to the Trustee will also include investment earnings on funds on deposit in the certificate account.

CERTIFICATE DESIGNATIONS

     Each class of the certificates will have different characteristics. The following table reflects some of those characteristics:

             CERTIFICATE TYPES

Senior Certificates    Class A certificates
                       and Class R
                       certificate

Residual Certificate   Class R certificate

Book-Entry             All classes of
Certificates           certificates, other
                       than the Class R
                       certificate

Subordinate            Class B-1,
Certificates           Class B-2 and
                       Class B-3
                       certificates

Physical Certificate   Class R certificate

RESIDUAL CERTIFICATE

     The Class R certificate, having a principal balance of $100 and an interest rate of 8.00%, will consist of:

      Component R-1, representing the residual interest in REMIC I.

      Component R-2, representing the residual interest in REMIC II.

COMPONENTS

     The Class A certificates will be comprised of three components having a specified component principal balance or component notional amount, which functions in a similar manner to that of a class principal balance or class notional amount. Holders of the Class A certificates may not transfer these components separately.

     Sometimes we refer to the components by their principal or interest types. Since some components have the characteristics of more than one category, they appear more than once in the categories presented in the following chart:

              COMPONENT TYPES


Senior Components      A-1-C, A-2-C and
                       A-3-C

Interest Only          A-3-C
Component

Principal Only         A-2-C
Component

BOOK-ENTRY REGISTRATION

     The certificates (other than the Class R certificate) will be available only in book-entry form through the facilities of The Depository Trust Company, except under certain limited circumstances. See 'Description of the Certificates -- Book-Entry Registration' in this prospectus supplement.

SUBORDINATION AND ALLOCATION OF LOSSES

     On each distribution date, the certificates shown in the second column in the table below will not receive such distributions of interest until the certificates shown in the first column receive such distributions of interest. Similarly, after the certificates have received distributions of interest, the certificates shown in the second column in the table below will not receive principal distributions until the certificates shown in the first column receive such principal distributions, and certain losses previously allocated to Component A-2-C of the Class A certificates are reimbursed. The Subordinate certificates will bear all losses on the pooled securities before the certificates shown on the same line in the first column. The support provided by the certificates shown in the second column is intended to enhance the likelihood that the certificates shown in the first column will receive expected distributions of interest and principal.

                                         INITIAL SUPPORT
CLASS               CREDIT SUPPORT       PERCENTAGE(1)
--------------------------------------------------------
  SENIOR            Subordinate               52.25%
--------------------------------------------------------

(1) THE INITIAL BALANCE OF THE CERTIFICATES LISTED UNDER 'CREDIT SUPPORT', AS A PERCENTAGE OF THE BALANCE OF THE POOL AS OF THE POOLED SECURITY INFORMATION DATE.

GENERAL CHARACTERISTICS OF THE POOLED SECURITIES

     ABN AMRO Mortgage Corporation expects the pool to consist of the pooled securities, which have the following characteristics:

         SELECTED POOL DATA AS OF JUNE 25, 1999

                                                              RANGE OR TOTAL   WEIGHTED AVERAGE
-----------------------------------------------------------------------------------------------
  Number of Pooled Securities                                              20            --
-----------------------------------------------------------------------------------------------
  Aggregate Outstanding Principal Balance                         $47,753,042            --
-----------------------------------------------------------------------------------------------
  Interest Rate                                               6.250% - 8.125%        6.892%
-----------------------------------------------------------------------------------------------

     Before the issuance of the certificates, we may remove pooled securities from the pool. This may result in changes in the pool characteristics shown above and could affect the weighted average lives and yields of the certificates.

     For additional information regarding the pooled securities see 'Description of the Pool -- The Pooled Securities' in this prospectus supplement.

OPTIONAL TERMINATION OF THE TRUST

     If the total outstanding principal balance of all the pooled securities on any distribution date is less than 5% of their total principal balance as of the Pooled Security Information Date, the Depositor may repurchase the pooled securities, but is not required to. If the Depositor does repurchase the pooled securities, the outstanding principal balance of the certificates will be paid in full together with accrued interest.

OPTIONAL TERMINATION OF THE UNDERLYING TRUSTS

     The underlying servicer, the underlying trustee, the underlying depositor or seller, and/or another person may terminate the related underlying trust on any pooled security distribution date on which the aggregate outstanding principal balance of the underlying mortgage loans and any real estate owned by the underlying trust is less than some percentage -- typically between 5% and 10% -- of the aggregate principal balance, as of the related cut-off date, of all underlying mortgage loans of such underlying trust of the applicable underlying series. See Annex I attached hereto for a list of these percentages, if any, the entities which may exercise these termination options and the percentage as of June 1, 1999 of the aggregate cut-off date principal balance of the underlying mortgage loans remaining with respect to each underlying trust.

FEDERAL INCOME TAX TREATMENT

     The certificates, other than the Class R certificate, will represent ownership of REMIC regular interests. For federal income tax purposes, these certificates will be treated as ownership of debt. Certificateholders must include in income all interest and any original issue discount on these certificates in accordance with the accrual method of accounting, regardless of the certificateholder's usual methods of accounting.

     Certain classes of certificates will be treated as having been issued with original issue discount; certain other classes of certificates may be so treated. The prepayment assumptions that will be used in determining the rate of accrual of original issue discount and market discount or premium (if any) for federal income tax purposes is 275% PSA. No representation is made that the underlying mortgage loans, and hence the pooled securities, will prepay at any given percentage of PSA.

     The Class R certificate will likely constitute 'non-economic' residual interests under the REMIC rules. The taxation of the Class R certificate is very complex and may entail significant adverse tax consequences. Also, transfers of the Class R certificate are restricted. See 'Certain Federal Income Tax Consequences' in this prospectus supplement and the prospectus.

LEGAL INVESTMENT

     The certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities secured by first lien mortgage loans may not be legally authorized to invest in the certificates. See 'Legal Investment Aspects' in this prospectus supplement and 'Legal Investment' in the prospectus.

ERISA CONSIDERATIONS

     Sales of the certificates to employee benefit or similar plans subject to ERISA or to Section 4975 of the Code or to anyone investing on behalf of or with assets of such a plan are prohibited. See 'ERISA Considerations' in this prospectus supplement. Any investor in the certificates will be deemed to represent that it is not a plan, and is not investing assets of such a plan.

AVAILABLE FUNDS

     On any distribution date, interest and principal distributions will generally be made only up to the 'AVAILABLE FUNDS' calculated for that distribution date, which generally includes the aggregate amount on deposit in the certificate account for which both the pooled security distribution and the related pooled security distribution date information have been received by the Trustee as of the immediately prior pooled security distribution date.

AMOUNTS ALLOCATED TO INTEREST

     On each distribution date, for each class of certificates (or interest bearing components of the Class A certificates), interest will accrue in an amount determined by the following formula:

 1/12 of the                  the related                  the pro rata share
 applicable                    principal                    allocated to such
  interest                     balance or                 class (or component)
  rate for           x          notional         -          of any prepayment
 each class                    amount for                  interest shortfalls
     (or                       each class                   allocated to the
 component)                       (or                       pooled securities
                               component)

     Interest to be distributed on the certificates of each class will include accrued but unpaid interest from prior distribution dates, but only up to the Available Funds.

INTEREST ONLY COMPONENT

     Component A-3-C of the Class A certificates is an 'INTEREST ONLY' component. This means that the holders of the Class A certificates, to the extent of Component A-3-C, will not be entitled to receive any distributions of principal. Holders of the Class A certificates, to the extent of Component A-3-C, will be entitled to receive distributions of interest based upon the Component A-3-C notional amount, which is a fixed portion of the interest payments received on each distribution date in respect of the pooled security having an interest rate, after deducting the trustee's fee of 0.05% ('PASS-THROUGH RATES'), greater than 8.00% (the 'PREMIUM POOLED SECURITY'), and DLJ 1998-2, PNC 1998-6 and PNC 1998-14, as set forth in this prospectus supplement.

PRINCIPAL ONLY COMPONENT

     Component A-2-C of the Class A certificates is a 'PRINCIPAL ONLY' component. This means that holders of the Class A certificates, to the extent of Component A-2-C, will not be entitled to receive any distributions of interest.

     The Trustee will distribute as principal to investors in the Class A certificates, to the extent of Component A-2-C, a fixed portion of the principal payments received in respect of DLJ 1998-2, PNC 1998-6, PNC 1998-14, and all other pooled securities having Pass-Through Rates less than 8.00% per annum (the 'DISCOUNT POOLED SECURITIES'), as set forth in this prospectus supplement.

RETAIL CERTIFICATES

     The Class B-2 and Class B-3 Certificates are being offered to retail investors and will be listed on the New York Stock Exchange. If funds are available for distribution of principal to the holders of either of these certificates, the Trustee will make distributions of principal randomly among the holders of such class or classes of certificates generally in $1,000 increments. The amount of principal actually distributed to the Class B-2 and Class B-3 certificates may be reduced by the allocation of losses to these certificates.

ALLOCATION OF AVAILABLE FUNDS

     On each distribution date, the Trustee will distribute from the Available Funds interest, when applicable, and principal, when applicable, to investors until the principal balance of each related certificate has been reduced to zero. The calculation of the amount of interest and principal that the Trustee will distribute is very complex. The chart on the following page summarizes the allocation of the Available Funds.

                           PRIORITY OF DISTRIBUTIONS

                                       A fixed fraction of the principal received on the
    Component A-2-C                    Discount Pooled Securities, DLJ 1998-2, PNC 1998-6 and
                                       PNC 1998-14.

Senior Certificates and                Unpaid and accrued interest pro rata based upon the
      Components                       amount of interest due each class.

      Subordinate                      Unpaid and accrued interest pro rata based upon the
     Certificates                      amount of interest due each class.

                                       A percentage of the total principal received on each
                                       Pooled Security (other than a fixed fraction allocated
                                       to Component A-2-C), based on the total outstanding
Senior Certificates and                principal balance of the Senior certificates and
  Components (but not                  components (except Component A-2-C), to all the
   Component A-2-C)                    certificates and components (except Component A-2-C),
                                       allocated among the Senior certificates and components
                                       (except Component A-2-C), as described in this
                                       prospectus supplement.

                                       Before the credit support depletion date, an amount
                                       equal to unreimbursed losses, if any, previously
   Component A-2-C                     allocated to Component A-2-C in respect of the Discount
                                       Pooled Securities, DLJ 1998-2, PNC 1998-6 and
                                       PNC 1998-14.

                                       A percentage of the total principal received on each
                                       Pooled Security (other than a fixed fraction allocated
                                       to Component A-2-C), based on the total outstanding
      Subordinate                      principal balance of the Subordinate certificates to
     Certificates                      all the certificates and components (except
                                       Component A-2-C), allocated among the Subordinate
                                       certificates, as described in this prospectus
                                       supplement.

                                       An amount equal to unreimbursed losses previously
  Senior Certificates                  allocated to each class, pro rata to each class.

      Subordinate                      An amount equal to unreimbursed losses previously
     Certificates                      allocated to each class, pro rata to each class.

                                       The remainder of the Available Funds, which is expected
  Class R Certificate                  to be zero.

                                  RISK FACTORS

     The certificates may not be suitable investments for you. In particular, you should not purchase certificates of any class unless you understand and are able to bear the credit, prepayment, liquidity, and market risks associated with that class. Holders of the Class A certificates may not transfer the components of this class separately.

     The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation. In addition to the matters described in the prospectus and elsewhere in this prospectus supplement, you should carefully consider the following factors before deciding whether to invest in any class of certificates:

SUBORDINATION OF THE POOLED SECURITIES TO       Payments of principal and interest on
  RELATED UNDERLYING SENIOR SECURITIES AND      the underlying mortgage loans will be
RELATED UNDERLYING MEZZANINE SECURITIES MAY     available to make distributions on the
AFFECT THE RETURN ON YOUR CERTIFICATE.          related pooled securities on each
                                                pooled security distribution date, and
                                                hence interest and principal payments
                                                on the certificates, only after certain
                                                distributions have been made on the
                                                related underlying senior securities
                                                and, in certain cases, underlying
                                                mezzanine securities.

                                                Most realized losses on the underlying
                                                mortgage loans, to the extent not
                                                covered by credit support, if any,
                                                provided to the related pooled
                                                securities, will be allocated to such
                                                pooled securities prior to being
                                                allocated to any related underlying
                                                securities senior to the related pooled
                                                securities, and will, if so allocated,
                                                adversely affect the yield on the
                                                certificates.

                                                In most cases, prepayments on the
                                                underlying mortgage loans are not
                                                allocated to the pooled securities
                                                until 5 years after the initial pooled
                                                security distribution date. Thereafter,
                                                subject in most cases to the
                                                satisfaction of specified conditions, a
                                                certain percentage of prepayments,
                                                which may increase over time, will be
                                                allocated to the applicable pooled
                                                securities. However, even where a
                                                pooled security is entitled to a
                                                percentage of prepayments, the
                                                percentage is usually less than the
                                                related class's percentage interest in
                                                the related underlying trust.

INVESTORS IN THE CLASS B-2 AND CLASS B-3        Investors in the Class B-2 and Class B-3
CERTIFICATES MAY NOT RECEIVE DISTRIBUTIONS AT   certificates should be aware that
THE TIMES THAT THEY EXPECT.                     payments of principal on these
                                                certificates will be allocated
                                                according to a random lot procedure in
                                                $1,000 increments. Therefore, there can
                                                be no assurance that payments will be
                                                made to investors on the date desired
                                                by the investor.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO   The Underwriters intend to make a market
PURCHASE YOUR CERTIFICATES.                     for the purchase and sale of the
                                                certificates after their initial
                                                issuance but have no obligation to do
                                                so. There is no assurance that such a
                                                secondary market will develop or, if it
                                                develops, that it will continue.

                                                Consequently, you may not be able to
                                                sell your certificates readily or at
                                                prices that will enable you to realize
                                                your desired yield. The market values
                                                of the certificates are likely to
                                                fluctuate. These fluctuations

                                                may be significant and could result in
                                                significant losses to you.

                                                The secondary markets for
                                                mortgage-backed securities have
                                                experienced periods of illiquidity and
                                                can be expected to do so in the future.
                                                Illiquidity means you may not be able
                                                to find another investor to buy your
                                                certificates, which can have a severe
                                                adverse effect on the market value of
                                                your certificates. Illiquidity is more
                                                likely for classes that are especially
                                                sensitive to prepayment, credit, or
                                                interest rate risk, or that have been
                                                structured to meet the investment
                                                requirements of limited categories of
                                                investors. However, any class of
                                                certificates may experience
                                                illiquidity.

A DOWNGRADE OR WITHDRAWAL OF THE RATINGS        The ratings assigned to the certificates
ASSIGNED TO ONE OR MORE OF THE POOLED           by DCR take into account the likelihood
SECURITIES MAY RESULT IN A DOWNGRADING OR       of payment of principal and interest on
WITHDRAWAL OF THE RATING ASSIGNED TO YOUR       the certificates, which is based
CERTIFICATES.                                   primarily on the payment of principal
                                                and interest on the pooled securities.
                                                Consequently, a negative change in the
                                                performance of one or more pooled
                                                securities may result in a downgrade or
                                                withdrawal of the rating assigned to
                                                such pooled securities, and may result
                                                in the withdrawal or downgrading of the
                                                ratings assigned to the certificates.
                                                As of the Pooled Securities Information
                                                Date, we are aware that with respect to
                                                DLJ 1994-3, the rating assigned to one
                                                class of securities subordinate to such
                                                Pooled Security has been downgraded to
                                                'CCC' on June 5, 1998, and the rating
                                                assigned to another class of securities
                                                subordinate to such Pooled Security has
                                                been put on RatingAlert. If the rating
                                                assigned to your certificate is
                                                downgraded or withdrawn, you may not be
                                                able to find another investor to buy
                                                your certificate.

UNCERTAINTY OF PAYMENTS ON THE UNDERLYING       The timing and amount of interest and
MORTGAGE LOANS AND THE POOLED SECURITIES MAY    principal distributions on each class of
AFFECT THE YIELD ON YOUR CERTIFICATES.          certificates is not fixed and will be
                                                affected by:
                                                  the characteristics of, and the amount,
                                                  rate and timing of principal and
                                                  interest payments on the pooled
                                                  securities, which in turn will be
                                                  affected by the amount, rate and timing
                                                  of principal and interest payments,
                                                  including prepayments, repurchases,
                                                  defaults and liquidations on the
                                                  underlying mortgage loans and the
                                                  amount and timing of mortgagor defaults
                                                  resulting in realized losses,

                                                  the allocation of such payments and
                                                  losses among the various classes of
                                                  securities of each underlying series,
                                                  and

                                                  the occurrence of any optional
                                                  terminations with respect to the
                                                  underlying trusts.

                                                If the underlying mortgage loans, and
                                                hence, the related pooled securities,
                                                are prepaid at a fast rate, this may
                                                reduce the yields of any classes of

                                                certificates purchased at a premium
                                                over their principal amounts.

                                                The Class A certificates are comprised
                                                of three components with substantially
                                                different characteristics. One
                                                component, Component A-3-C, is only
                                                entitled to receive distributions of
                                                interest. Another component, Component
                                                A-2-C, is only entitled to receive
                                                principal distributions. Because of the
                                                diverse nature of the components of the
                                                Class A certificates, the timing of
                                                principal prepayments on the underlying
                                                mortgage loans, and hence, the related
                                                pooled securities, will affect the
                                                distributions on each component
                                                differently.

                                                If the actual characteristics and rate
                                                of principal payments of the underlying
                                                mortgage loans, and hence, the pooled
                                                securities, differ from what you
                                                assumed, it can have a significant
                                                effect on the weighted average lives
                                                and yields that you anticipate on your
                                                investment.

                                                Any time your principal is repaid to
                                                you, you may not be able to reinvest
                                                your funds at the same or a higher rate
                                                of return than the interest rate on
                                                your certificates.

REALIZED LOSSES AND DELINQUENCIES ON THE        Some of the underlying trusts have
UNDERLYING MORTGAGE LOANS MAY AFFECT THE        previously experienced realized losses.
AVAILABILITY OF FUNDS TO MAKE INTEREST OR       Further, as of June 1, 1999, many of
PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES.   the underlying trusts contain
                                                underlying mortgage loans which have
                                                payments which are past due more than
                                                30 days, underlying mortgage loans for
                                                which foreclosure proceedings have been
                                                instituted and real estate owned
                                                properties. You should consider the
                                                risk that further losses and/or
                                                delinquencies may occur on the
                                                underlying mortgage loans, which may
                                                affect the availability of funds to
                                                make interest or principal
                                                distributions on your certificates.

PREPAYMENT INTEREST SHORTFALLS ALLOCATED TO     Prepayments on the underlying mortgage
THE POOLED SECURITIES WILL REDUCE THE AMOUNT    loans, to the extent not covered by
OF INTEREST DISTRIBUTABLE ON YOUR               compensating interest, will result in a
CERTIFICATES.                                   shortfall in the funds available to pay
                                                interest on the pooled securities. If
                                                prepayment interest shortfalls occur on
                                                any of the pooled securities, such
                                                shortfalls will result in a reduction
                                                in the amount of interest due on the
                                                certificates on any distribution date.

VARIATIONS IN THE UNDERWRITING STANDARDS OF     Some of the underlying mortgage loans
THE UNDERLYING MORTGAGE LOANS MAY RESULT IN     were originated in accordance with
HIGHER DELINQUENCY AND FORECLOSURE RATES ON     underwriting standards that are less
THE UNDERLYING MORTGAGE LOANS.                  stringent than the underwriting
                                                guidelines of FNMA and FHLMC. These
                                                underlying mortgage loans may be more
                                                likely to experience delinquency and
                                                foreclosure rates that are higher, and
                                                may be substantially higher, than
                                                underlying mortgage loans originated in
                                                accordance with FNMA or FHLMC
                                                underwriting guidelines. As a result,
                                                there may be more losses on these
                                                underlying mortgage loans than

                                                on underlying mortgage loans originated
                                                in accordance with FNMA or FHLMC
                                                underwriting guidelines.

THE SUBORDINATE CERTIFICATES ARE ESPECIALLY     Investors who purchase Subordinate
SENSITIVE TO LOSSES ON THE UNDERLYING           certificates will not receive
MORTGAGE LOANS.                                 distributions of interest on any given
                                                distribution date until after the
                                                Senior certificates receive their
                                                distributions of interest. Similarly,
                                                investors who purchase Subordinate
                                                certificates will not receive
                                                distributions of principal on any given
                                                distribution date until after the
                                                Senior certificates receive their
                                                distributions of principal and certain
                                                losses previously allocated to
                                                Component A-2-C of the Class A
                                                Certificates are reimbursed. All losses
                                                will be allocated first to the
                                                Subordinate certificates, on a pro rata
                                                basis, based on their outstanding
                                                principal balances, and then to the
                                                Senior certificates. Depending upon the
                                                timing of defaults and severity of
                                                losses, investors may realize a lower
                                                expected return on their investment
                                                than they originally anticipated. It
                                                may also take longer for investors
                                                holding Subordinate certificates to
                                                realize their expected return on their
                                                investment.

DELAYS IN PAYMENTS ON THE POOLED SECURITIES     Only funds and information actually
MAY CAUSE DELAYS IN PAYMENTS TO YOU.            received by the Trustee, as the
                                                registered holder of the pooled
                                                securities, no later than the pooled
                                                security distribution date, will be
                                                passed through to the
                                                certificateholders on a distribution
                                                date. To the extent funds or
                                                information have not been received by
                                                the applicable pooled security
                                                distribution date, funds will not be
                                                passed through until the distribution
                                                date in the following month, and no
                                                additional interest will be paid
                                                thereon. The certificates are not
                                                entitled to receive reinvestment income
                                                with respect to any pooled securities
                                                as to which there is a payment delay.

                                                The Trustee has requested or will
                                                request each underlying trustee to make
                                                payments by wire transfer of
                                                immediately available funds. However,
                                                no assurance can be given that any
                                                payments will be made by wire transfer.

                                                Except for 7 pooled securities, which
                                                are in certificated form, all of the
                                                pooled securities are held through the
                                                book-entry facilities of DTC. Some
                                                delay in receipt of payments on these
                                                book-entry pooled securities might be
                                                experienced since such payments first
                                                will be forwarded to Cede, as nominee
                                                for DTC. DTC will then forward such
                                                payments to its participants, including
                                                The First National Bank of Chicago,
                                                which thereafter will credit them to
                                                certificateholders. Any delay in
                                                receipt of distributions by
                                                certificateholders will have an adverse
                                                effect on the yields to
                                                certificateholders.

CONCENTRATIONS OF UNDERLYING TRUSTEES AND       A number of different underlying
SERVICERS MAY AFFECT THE TIMING OF PAYMENTS     servicers service the underlying
ON YOUR CERTIFICATES.                           mortgage loans and a number of
                                                different underlying trustees act as
                                                trustee for the underlying series. The
                                                impact to you of any one underlying
                                                trustee or underlying servicer
                                                defaulting on its obligations increases
                                                as the concentration of the underlying
                                                trustee or underlying servicer
                                                increases.

ANY TRANSFERS OF SERVICING MAY RESULT IN        From time to time the underlying
HIGHER DELINQUENCIES ON THE UNDERLYING          servicer for any of the pooled
MORTGAGE LOANS.                                 securities may change. Any transfers of
                                                servicing may have the effect of
                                                temporarily interrupting the servicing
                                                on the related underlying mortgage
                                                loans which may result in higher
                                                delinquencies and higher realized
                                                losses.

THE RETURN ON YOUR CERTIFICATES MAY BE          As of June 1, 1999, mortgaged properties
PARTICULARLY SENSITIVE TO CHANGES IN THE REAL   located in the state of California
ESTATE MARKETS IN CALIFORNIA.                   secure approximately 51.79% of all the
                                                underlying mortgage loans. If the
                                                California residential real estate
                                                market should experience an overall
                                                decline in property values, the rates
                                                of delinquency, foreclosure, bankruptcy
                                                and loss on those underlying mortgage
                                                loans may be expected to increase, and
                                                may increase substantially, as compared
                                                to such rates in a stable or improving
                                                real estate market.

UNDERLYING MORTGAGE LOANS THAT ARE BALLOON      Some of the underlying mortgage loans
LOANS HAVE A GREATER DEGREE OF RISK OF          will not fully amortize over their terms
DEFAULT.                                        to maturity and, thus, will require a
                                                substantial principal payment at their
                                                stated maturity. Underlying mortgage
                                                loans with balloon payments involve a
                                                greater degree of risk because the
                                                ability of a mortgagor to make a
                                                balloon payment typically will depend
                                                on the mortgagor's ability either to
                                                timely refinance the loan or to timely
                                                sell the related mortgaged property.
                                                The ability of a mortgagor to refinance
                                                the loan or sell the related mortgaged
                                                property will be affected by a number
                                                of factors, including:

                                                   the level of available mortgage interest
                                                   rates at the time of refinancing or
                                                   sale;

                                                   the mortgagor's equity in the related
                                                   mortgaged property;
                                                   prevailing general economic conditions;
                                                   and

                                                   the availability of credit for one- to
                                                   four-family residential real properties
                                                   generally.

PAYMENTS FROM THE POOLED SECURITIES ARE THE     The certificates do not evidence an
SOLE SOURCE OF PAYMENTS ON YOUR CERTIFICATES.   obligation of or an interest in the
                                                Depositor, the Trustee, the Seller, the
                                                Underwriters or any of their
                                                affiliates. However, the Depositor and
                                                Seller have limited obligations with
                                                respect to some breaches of their
                                                respective representations and
                                                warranties with respect to certain
                                                characteristics of the pooled
                                                securities as of the Pooled Security
                                                Information Date. Neither the pooled
                                                securities nor the certificates are
                                                insured or guaranteed by these persons,
                                                any governmental

                                                agency or private insurer. Payments on
                                                the certificates will be made solely
                                                from the pooled securities and from any
                                                other assets of the Trust, which are
                                                not expected to be substantial.
                                                Consequently, if payments on the pooled
                                                securities are insufficient or
                                                otherwise unavailable to make all
                                                payments required on the certificates,
                                                you will have no recourse to the
                                                Depositor, the Trustee, the Seller, the
                                                Underwriters or any of their
                                                affiliates.

YOUR CERTIFICATES MAY NOT BE A LEGAL            No representations or warranties are
INVESTMENT FOR YOU.                             made concerning whether the certificates
                                                are legal investments under any federal
                                                or state law, regulation, rule or order
                                                of any court. The certificates do not
                                                constitute 'mortgage related
                                                securities' within the meaning of
                                                SMMEA. You are advised to consult your
                                                counsel as to qualification of the
                                                certificates as legal investments under
                                                any such laws, regulations, rules and
                                                orders.

                                   THE TRUST

     The primary assets of REMIC I will consist of a pool (the 'POOL') of securities (the 'POOLED SECURITIES'). The Pooled Securities consist of 20 classes of mortgage-backed securities with an aggregate principal balance of approximately $47,753,042 as of the Pooled Security Information Date. REMIC I will also contain amounts held in the certificate account and the rounding accounts.

     The Depositor will assign the Pooled Securities to the Trustee, together with all principal and interest due on the Pooled Securities after the Pooled Security Distribution Date for July 1999. The Trustee will, concurrently with such assignment, authenticate and deliver the certificates. Each Pooled Security will be identified in a schedule appearing as an exhibit to the Pooling Agreement which will specify with respect to each Pooled Security, among other things, the original principal balance and the outstanding principal balance as of the close of business on the Pooled Security Information Date, the Pooled Security interest rate and the current rating.

                            DESCRIPTION OF THE POOL

TRANSFER OF THE POOLED SECURITIES

     The Depositor acquired all of the Pooled Securities from the Seller for inclusion in the Pool pursuant to a Pooled Securities Purchase Agreement, between the Seller and the Depositor. The Seller previously purchased each of the Pooled Securities in a secondary market transaction.

     The Depositor will assign the Pooled Securities to the Trustee for the ultimate benefit of the certificateholders pursuant to the Pooling Agreement dated as of July 1, 1999 between the Depositor and the Trustee (the 'POOLING AGREEMENT'). See 'Description of the Certificates -- Assignment of Loans' in the prospectus.

     Pursuant to the terms of the Pooled Securities Purchase Agreement, the Seller has made certain limited representations and warranties with respect to the Pooled Securities which the Depositor will assign to the Trustee for the benefit of the certificateholders. If the Seller breaches any of the representations and warranties with respect to any Pooled Security that materially and adversely affects the interests of the certificateholders in such Pooled Security, the Seller will be obligated to either cure such breach in all material respects or repurchase such Pooled Security at an amount equal to the Pooled Security principal balance plus accrued and unpaid interest thereon up to but not including the date of such repurchase (the 'PURCHASE PRICE'), or, in lieu of a repurchase, to substitute an eligible Pooled Security for such Pooled Security; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify either REMIC or result in a prohibited transaction under the Code. The Seller is selling the Pooled Securities without recourse and will have no obligation with respect to the Pooled Securities in its capacity as Seller other than the cure, repurchase or substitution obligations described above.

     In addition, the Depositor will make representations and warranties regarding the Pooled Securities in the Pooling Agreement, but its assignment of the Pooled Securities to the Trustee will be without recourse and the Depositor's obligations relating to the Pooled Securities will be limited to the representations and warranties made by it under the Pooling Agreement. If the Depositor breaches any of the representations and warranties with respect to any Pooled Security that materially and adversely affects the interests of the certificateholders in such Pooled Security, the Depositor will be obligated to, or shall cause the Seller to, either cure such breach in all material respects or repurchase such Pooled Security at the Purchase Price therefor or, in lieu of a repurchase, to substitute an eligible Pooled Security for such Pooled Security, subject to the same limitations described above.

THE POOLED SECURITIES

General

     Payments with respect to the certificates will be made from distributions received on the Pooled Securities which evidence interests in 20 underlying trusts, the assets of which consist primarily of the underlying mortgage loans. All of the Pooled Securities constitute REMIC 'regular interests' with respect to the related underlying trust. Each Pooled Security was initially issued pursuant to an effective registration statement, except Fannie 1998-W7, which was publicly offered as an exempt security. The abbreviation used for each Pooled Security is set forth in Appendix II attached to this prospectus supplement and the characteristics of the underlying mortgage loans are described in Appendix I attached to this prospectus supplement.

     All monthly distributions of principal and interest on the Pooled Securities are made on the 25th day, or if the 25th day is not a business day, the following business day, of each month (each, a 'POOLED SECURITY DISTRIBUTION DATE'). All monthly distributions on each Pooled Security Distribution Date after the Pooled Security Distribution Date for July 1999 will be paid to the Trustee for distribution on the certificates as described in this prospectus supplement. See 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

     The tables in Appendix I attached to this prospectus supplement set forth approximate information for each of the Pooled Securities as of the Pooled Security Information Date, except as otherwise noted in the appendix. The tables and the descriptions of the Pooled Securities in this prospectus supplement are subject to and qualified by reference to the provisions of the prospectus, prospectus supplement or other offering document and underlying agreement relating to each underlying trust, as well as any subsequent information related to the Pooled Securities filed by the issuers thereof on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related underlying series. The information set forth in the tables and elsewhere herein that is uniquely within the knowledge of the various underlying trustees, paying agents and underlying servicers for the underlying trusts has been derived from regular periodic reports provided to holders of Pooled Securities and certain other information provided in tape form from certain publicly available subscriber services, but such information has not been independently represented to the Depositor, the Seller or the Underwriters as being accurate and complete nor has it been independently verified by the Depositor, the Seller or the Underwriters. This information comprises all material information on the subject that the Depositor, the Seller and the Underwriters possess or can acquire without unreasonable effort and expense. Copies of the offering documents and the June 1999 Pooled Security Distribution Date Statements (as defined in this prospectus supplement) relating to each Pooled Security are available for inspection upon request to the Trustee. The First National Bank of Chicago, the Trustee for the certificates, acts as underlying trustee with respect to 4 Pooled Securities. It has not undertaken in its capacity as underlying trustee to provide any information not otherwise generally available.

     Each of the Pooled Securities is a Mezzanine Security.

     'MEZZANINE SECURITIES' have rights which are subordinate to those of the related Senior Securities, but senior to those of the related Subordinate Securities.

     'SUBORDINATE SECURITIES' have rights which are subordinate to those of the related Senior Securities and the related Mezzanine Securities, if any.

     'SENIOR SECURITIES' have rights which are senior to those of another class or classes of securities and are not subordinate to the rights of any other class of securities.

     Certain classes of each type of security may be senior or subordinate to other classes of the same type of security.

     The latest rating provided by at least one nationally recognized statistical rating agency for each of the Pooled Securities is at least 'BBB', or a comparable rating. Appendix I attached to this prospectus supplement provides, with respect to each Pooled Security, the latest rating by the rating agency which originally rated the Pooled Security, the applicable rating agency, and the original rating, at the issuance of the related underlying series by the applicable rating agency.

Distributions of Interest on the Pooled Securities

     Each Pooled Security is entitled generally to a monthly distribution of interest at its then-current Pooled Security interest rate on its Pooled Security principal balance and to accrued but previously unpaid interest. As of the Pooled Security Information Date, the Pooled Security interest rates ranged from approximately 6.250% to approximately 8.125% per annum and the weighted average Pooled Security interest rate (based on Pooled Security principal balance) was approximately 6.892% per annum. The Pooled Security interest rate for each Pooled Security as of the Pooled Security Information Date, is shown in Appendix I attached to this prospectus supplement. As shown in Appendix I of this prospectus supplement, the interest rate for each Pooled Security other than DLJ 1998-2, PNC 1998-6 and PNC 1998-14 are fixed percentages. DLJ 1998-2, PNC 1998-6 and PNC 1998-14 bear interest based on the weighted average of the interest rates assigned to each loan group within a single mortgage pool. Notwithstanding the foregoing, the interest paid with respect to the Pooled Securities to the Trustee may be at rates lower than the applicable Pooled Security interest rates as a result of interest shortfalls and realized losses applicable to interest allocated to the applicable Pooled Securities. In addition, the right of the Pooled Securities to receive distributions on any Pooled Security Distribution Date is subordinate to the right of the related Senior Securities and the other classes of Mezzanine Securities with higher ratings, to receive distributions of interest and principal, on such Pooled Security Distribution Date. See ' -- Realized Losses on Liquidated Mortgage Loans; Subordination' in this prospectus supplement and Appendix I attached to this prospectus supplement for a list of the underlying series in which the underlying servicer is not obligated to pay Compensating Interest (as defined in this prospectus supplement) or the limits on the requirement to pay Compensating Interest (as defined in this prospectus supplement) payments. Interest on the Pooled Securities is computed on the basis of a 360-day year consisting of twelve 30-day months. None of the Pooled Securities provides for negative amortization.

Distributions of Principal on the Pooled Securities

     In general, to the extent of the related available funds after certain distributions on the related Senior Securities and the other classes of Mezzanine Securities with higher ratings, the related Pooled Securities are entitled to a monthly distribution of principal, consisting of the following:

      a percentage of scheduled principal payments on the related underlying mortgage loans, based generally on the Pooled Security principal balance as a proportion of the aggregate principal balance of all related underlying securities, or in some cases, the aggregate principal balance of all related underlying mortgage loans, in general, less any related principal only balance, in the related underlying series, if any; and

      to the extent allocated to the Pooled Securities as described below, a percentage of principal prepayments and other unscheduled collections applicable to principal on the related underlying mortgage loans to the extent provided under the terms of the related underlying agreements.

     No distributions of principal or interest on a Pooled Security will be made on any Pooled Security Distribution Date until all classes with a higher priority of the related underlying series have received all principal and interest, which generally includes accrued but unpaid interest, to which they are entitled on such Pooled Security Distribution Date.

     Prepayments on the underlying mortgage loans generally are not allocated to the Pooled Securities until the end of a minimum period (a 'LOCK OUT PERIOD'), of five years from the related date of issuance of the related Pooled Securities. This is accomplished by maintaining the applicable percentage of prepayments to the related Senior Securities (the 'SENIOR PREPAYMENT PERCENTAGE') at 100% during the Lock Out Period rather than paying a pro rata portion of prepayments to the related Senior Securities, Mezzanine Securities and Subordinate Securities. After the Lock Out Period, a certain percentage of prepayments may be allocated to the related Mezzanine Securities and Subordinate Securities subject in most cases to the satisfaction of certain loss and delinquency tests, which are specified in the underlying agreements. Generally, the Senior Prepayment Percentage, subject to these tests, is equal to the related senior percentage for the applicable Pooled Security Distribution Date plus a portion of the subordinate percentage. The portion of the subordinate percentage is generally equal to 70% for any Pooled Security Distribution Date in the sixth year after the date of issuance, 60% in the seventh year, 40% in the eighth year, 20% in the ninth year and for any Pooled Security Distribution Date thereafter, the applicable senior prepayment percentage will generally equal the applicable senior percentage. The senior percentage or subordinate percentage is equal to the aggregate principal balance of the related Senior Securities, in general other than principal only securities, if any, or Subordinate Securities (which for this purpose generally includes the Mezzanine Securities), respectively, divided by the aggregate principal balance of all related underlying securities, or in some cases, the aggregate principal balance of all related underlying mortgage loans, in general, less any related principal only balance, if any. Generally, if the senior percentage with respect to a given Pooled Security Distribution Date exceeds the initial senior percentage, the senior prepayment percentage once again equals 100%.

     After the Lock Out Period, the portion of principal prepayments payable to the related Mezzanine Securities and Subordinate Securities is generally allocated among classes of Mezzanine Securities and Subordinate Securities pro rata based on their class principal balances. In general, however, on any Pooled Security Distribution Date when the fraction, expressed as a percentage, of the aggregate principal balance of all securities subordinate to a specified Mezzanine Security or a specified Subordinate Security (the 'SUBORDINATION LEVEL') is less than the Subordination Level for such security as of the related closing date for such security, and such security is the most senior Mezzanine Security or Subordinate Security for which the Subordination Level for such security is less than the Subordination Level for such security as of the related closing date, then the portion of principal prepayments payable to all classes of Mezzanine Securities and Subordinate Securities subordinate to such security will be allocated to such security, and to all classes of Mezzanine Securities and Subordinate Securities senior to such security, pro rata, based on the class principal balances of such securities.

     In general, the portion of Net Liquidation Proceeds (as defined below) collected by the underlying servicers on Liquidated Mortgage Loans (as defined below) that is distributable to the Pooled Securities will vary. The Mezzanine Securities and Subordinate Securities, including the Pooled Securities, will generally be entitled to receive Net Liquidation Proceeds remaining after distributions are made to the related Senior Securities. The Senior Securities are generally entitled to receive the lesser of the related senior prepayment percentage of such Net Liquidation Proceeds and the senior percentage of the stated principal balance of such Liquidated Mortgage Loan at the time of liquidation. In the event that Net Liquidation Proceeds are less than the senior percentage of the stated principal balance of the Liquidated Mortgage Loan, the holders of the related Mezzanine Securities and Subordinate Securities, including the Pooled Securities, will receive less than their proportionate share of Net Liquidation Proceeds and consequently, suffer a loss with respect to such Liquidated Mortgage Loans.

Realized Losses on Liquidated Mortgage Loans; Subordination

     A realized loss will be incurred on a defaulted underlying mortgage loan as to which all amounts that the related underlying servicer expects to recover through the date of disposition of the related mortgaged property have been received (a 'LIQUIDATED MORTGAGE LOAN'), generally in the amount, if any, by which the liquidation proceeds ('LIQUIDATION PROCEEDS'), net of expenses ('NET LIQUIDATION PROCEEDS') from such Liquidated Mortgage Loan are less than the unpaid principal balance of the related Liquidated Mortgage Loan, plus accrued and unpaid interest thereon and amounts reimbursable to the underlying servicer for previously unreimbursed Advances (as defined in this prospectus supplement) and foreclosure costs. To the extent that the amount of the realized loss is not covered by the related Pooled Security credit support, if any, the amount of such realized loss generally will be allocated to the related Pooled Securities in reduction of their Pooled Security principal balances before any realized losses are allocated to the related Senior Securities and in some cases, the related Mezzanine Securities.

     Realized Losses also include Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses (collectively, 'SPECIAL LOSS OCCURRENCES').

     'MORTGAGOR BANKRUPTCY LOSSES' occur when the unpaid principal balance of an underlying mortgage loan is reduced or the payment terms of an underlying mortgage loan are modified in connection with the bankruptcy proceedings of the borrower.

     'SPECIAL HAZARD LOSSES' are losses attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, but do not include losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear.

     'FRAUD LOSSES' are losses on the underlying mortgage loans arising from fraud, dishonesty or misrepresentation of the mortgagor in connection with the origination of such underlying mortgage loans.

     In general, realized losses on the underlying mortgage loans from Special Loss Occurrences, up to a limit (the 'SPECIAL LOSS LIMIT') specified in the related underlying agreement, if any, are allocated entirely to the Mezzanine and Subordinate Securities, including the Pooled Securities, in a specified order of priority, of the related underlying series. Realized losses from Special Loss Occurrences in excess of the applicable Special Loss Limits, if any, generally are allocated to all securities of the related underlying series pro rata. Appendix I attached to this prospectus supplement sets forth for each underlying series, the Special Loss Limits remaining as of the Pooled Security Information Date, if any, or if not available, as of the date of issuance of the related Pooled Security, with respect to Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses.

     With respect to all of the Pooled Securities, credit support for these Pooled Securities (the 'POOLED SECURITY CREDIT SUPPORT') is only provided by securities subordinate to the Pooled Securities. Any Pooled Security Credit Support relating to the Pooled Securities of a particular underlying series will not be available to provide credit support for the Pooled Securities of any other underlying series. Appendix I attached to this prospectus supplement provides for each Pooled Security the percentage of the related underlying series constituting Pooled Security Credit Support with respect to such Pooled Security.

Early Termination of Underlying Trusts

     With respect to all of the Pooled Securities, the underlying servicer, the underlying trustee, the underlying depositor or seller, and/or another person, subject to the limitations imposed by the related underlying agreement, may purchase all underlying mortgage loans and real estate owned ('REO') properties remaining in the related underlying trust on any Pooled Security Distribution Date occurring on or after a date specified or event described in the related underlying agreement and in the manner and at the termination price specified in the related underlying agreement. All of the underlying agreements permit the optional termination of the underlying trust when the outstanding principal balance of all underlying mortgage loans of the related underlying trust falls to some percentage -- typically between 5% and 10% -- of the aggregate principal balance of all underlying mortgage loans of the related underlying trust, as of the related cut-off date. See Appendix I attached to this prospectus supplement for a list of these optional termination percentages, if any, the entities which may exercise such termination options and the percentage of the original principal balance of the underlying mortgage loans remaining with respect to each underlying trust.

     Generally, after any termination of an underlying trust, available funds are distributed first to the underlying servicer and underlying trustee to reimburse them for all previously unreimbursed expenses and Advances (as defined in this prospectus supplement), and second to the related holders of securities, often in a stated priority with the Pooled Securities entitled to distributions only after all distributions are made on the related Senior Securities and the related Mezzanine Securities.

Aggregate Collateral Report

     The underlying trustee for an underlying series with respect to each Pooled Security will furnish the related holders of securities, including the Trustee as holder of the related Pooled Securities, with monthly statements prepared by the related underlying servicer, the related underlying trustee or another party (each, a 'POOLED SECURITY DISTRIBUTION DATE STATEMENT') containing information with respect to principal and interest distributions and realized losses for the related underlying series and the related underlying mortgage loans. In addition, the Trustee may receive information with respect to realized losses and principal and interest payments relating to a Pooled Security ('OTHER INFORMATION' and, together with the Pooled Security Distribution Date Statements, the 'POOLED SECURITY DISTRIBUTION DATE INFORMATION') relating to the underlying series directly from the related underlying trustee. Under the Pooling Agreement, the Trustee will be required to prepare and deliver to certificateholders, based on and to the extent of the information so furnished to it in the Pooled Security Distribution Date Information, no later than five business days following each distribution date, an 'AGGREGATE COLLATERAL REPORT' for the applicable distribution date. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant.

     The Aggregate Collateral Report for each month will include the following information:

     (1) For each Pooled Security which received a monthly distribution to be included in the payment on the certificates on the related distribution date, and to the extent reported in the related Pooled Security Distribution Date Statement:

              the Pooled Security principal balance of the Pooled Security before and after the related Pooled Security Distribution Date, which date shall be specified;

              the Pooled Security interest rate and interest shortfalls net of Compensating Interest (as defined in this prospectus supplement), if any, expressed as a per annum rate borne by the applicable Pooled Security with respect to the related Pooled Security Distribution Date;

              the amount of interest distributed on the applicable Pooled Security on the related Pooled Security Distribution Date, as well as any amount by which the amount of interest scheduled to be distributed on the applicable Pooled Security on the related Pooled Security Distribution Date exceeded the amount of interest actually distributed thereon;

              all realized losses incurred on the underlying mortgage loans on the related Pooled Security Distribution Date, since the date of issuance of the applicable Pooled Security and since the Mortgage Loan Information Date (as defined in this prospectus supplement);

              all realized losses allocated to the Pooled Security on the related Pooled Security Distribution Date since the Mortgage Loan Information Date;

              the amount, aggregate principal balance and percentage of the underlying mortgage loans that were more than 30 but fewer than 60 days delinquent, more than 60 but fewer than 90 days delinquent, 90 days or more delinquent, in foreclosure, and
                REO property,

              each as of the end of the reporting period to which the Pooled Security Distribution Date Statement delivered with respect to such Pooled Security as of the related Pooled Security Distribution Date;

              the amount of principal distributed on the applicable Pooled Security on the related Pooled Security Distribution Date;

              the total amount distributed on the applicable Pooled Security on the related Pooled Security Distribution Date; and

              the amount of any Pooled Security Credit Support remaining with respect to each Pooled Security on the related Pooled Security Distribution Date, stated as a percent of the aggregate outstanding principal balance of the underlying mortgage loans;

     (2) For all underlying mortgage loans, an aggregate statement of delinquency statistics reporting all of the information specified in bullet point six under clause (1) above in the aggregate for the related Pooled Security Distribution Date and each of the eleven prior reporting periods;

     (3) The number and aggregate Pooled Security principal balance of all of the Pooled Securities as of the respective related Pooled Security Distribution Date; and

     (4) The aggregate outstanding principal balance of the underlying mortgage loans as reported in the related Pooled Security Distribution Date Statements.

DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS(1)

     The underlying mortgage pools will consist of approximately 27,080 mortgage loans that have an aggregate principal balance outstanding as of June 1, 1999 (the 'MORTGAGE LOAN INFORMATION DATE'), after deducting payments due on or before that date, of approximately $5,414,278,663.

     The underlying mortgage loans consist primarily of conventional, fixed rate, mortgage loans secured by first liens on one- to four-family residential real properties or by shares in cooperative corporations. Other than the balloon loans, all of the underlying mortgage loans amortize over a period of up to thirty years, with level monthly scheduled payments.

     Some of the general characteristics of the underlying mortgage loans are set forth in Appendix I attached to this prospectus supplement. References to an amount or percentage of underlying mortgage loans or an average with respect to the underlying mortgage loans shall, unless otherwise specified in this prospectus supplement, be to the amount, percentage or average calculated based on the scheduled principal balances of the underlying mortgage loans as of the Mortgage Loan Information Date, as reflected on the Pooled Security Distribution Date Statements for June 1999.

     Each Pooled Security represents varying percentages of the principal balance of its class. Moreover, each class of Pooled Securities represents varying interests in the underlying mortgage loans in the related underlying trusts. A Pooled Security representing a relatively small percentage of all Pooled Securities may be backed by a disproportionately large amount of underlying mortgage loans. Conversely, a Pooled Security representing a relatively large percentage of all Pooled Securities may be backed by a disproportionately small amount of underlying mortgage loans. Accordingly, any aggregated statistical information about the underlying mortgage loans contained in this prospectus supplement should be read in conjunction with the information, contained in Appendix I, regarding the underlying mortgage loans on a Pooled Security-by-Pooled Security basis, keeping in mind the relative size of each Pooled Security.

Origination of Underlying Mortgage Loans

     The underlying mortgage loans were originated by various originators and were subject to the underwriting standards and procedures of these originators. Some of the underlying mortgage loans were originated pursuant to 'limited documentation' or 'no documentation' programs, in which the credit approval programs may have been based on an examination of fewer documents than would be examined in a more standard underwriting process. Neither the Seller, the Depositor, the Underwriters nor any of their affiliates have, nor could obtain in a reasonably efficient manner, complete information relating to the originators of the underlying mortgage loans and to the current

------------
(1) The description in this prospectus supplement of the underlying mortgage loans and the underlying mortgaged properties is based upon the underlying mortgage loans at the close of business on the Mortgage Loan Information Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received.

financial status of the originators. Neither the Seller, the Depositor, the Trust, the Underwriters nor any of their affiliates has re-underwritten the underlying mortgage loans.

Mortgage Interest Rates on Underlying Mortgage Loans

     All of the notes related to each of the underlying mortgage loans have a fixed rate of interest. Appendix I attached to this prospectus supplement shows the weighted average gross interest rates ('GWAC') and the weighted average interest rates net of specified servicing and trustee fees ('NWAC') with respect to the underlying mortgage loans.

Original Loan-to-Value Ratios

     Some of the underlying mortgage loans had loan-to-value ratios at origination ('ORIGINAL LOAN-TO-VALUE RATIOS') greater than 80%. In substantially all of the underlying trusts all of these underlying mortgage loans included in such trusts were covered by primary mortgage insurance policies. However, to the extent that the underlying mortgage loans were originated in geographical areas where housing prices subsequently declined, the current loan-to-value ratios of such underlying mortgage loans may exceed the Original Loan-to-Value Ratios, notwithstanding the seasoning of the underlying mortgage loans. Accordingly, with respect to the underlying mortgage loans that are not covered by primary mortgage insurance policies, realized losses could be more severe than might be incurred if all of the underlying mortgage loans with Original Loan-to-Value Ratios greater than 80% were covered by primary mortgage insurance policies. Neither the Seller, the Depositor, the Underwriters nor any of their affiliates are aware of the current loan-to-value ratios of the underlying mortgage loans.

Underlying Mortgage Loans Secured by Cooperative Loans

     While the underlying trusts relating to a majority of the Pooled Securities do not include underlying mortgage loans secured by shares in cooperative cooperations, some of the underlying mortgage loans are secured by shares in cooperative corporations. Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by cooperative apartment corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. If the borrower defaults on a cooperative loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume 'ownership' of the apartment. The more limited market for cooperative apartments may result in realized losses that are more severe than might be incurred if one- to four-family mortgaged properties secured all of the underlying mortgage loans.

Delinquencies

     Realized losses have occurred with respect to some of the underlying mortgage loans in the underlying series relating to the Pooled Securities. Substantially all of the underlying series include underlying mortgage loans that are delinquent, and some have REO properties relating to defaulted underlying mortgage loans. See Appendix I attached to this prospectus supplement which sets forth, as of the Mortgage Loan Information Date, the cumulative realized losses, realized losses during May 1999 and a breakdown of the (i) 30-59 day, (ii) 60-89 day and (iii) 90 or more day delinquencies, foreclosures in process and REO property with respect to each underlying series.

California Concentration

     As of the Mortgage Loan Information Date, approximately 51.79% of the underlying mortgage loans, by underlying mortgage loan outstanding principal balance, are secured by mortgaged properties located in California. As a consequence, realized losses allocated to the Pooled Securities may exceed those that might be realized were the mortgaged properties more geographically dispersed because the loss experience of the underlying mortgage loans will be more sensitive to downturns in the California economy and to local California natural disasters than would be the case were the mortgaged properties more geographically dispersed. In addition, changes in the housing markets and the regional economies in California in general may significantly affect prepayments on the underlying mortgage loans and resulting payments on the certificates. See Appendix I attached to this prospectus supplement for the concentrations of California mortgaged properties with respect to the underlying mortgage loans.

Standard Hazard Insurance Policies

     The following description is general and does not purport to be complete. In general, coverage under standard hazard insurance policies ('STANDARD HAZARD INSURANCE POLICIES') varies among insurers.

     The underlying agreements generally require the underlying servicer to cause to be maintained with respect to each underlying mortgage loan one or more Standard Hazard Insurance Policies. Each of these policies will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for residential housing and issued by a company authorized to issue such policies in the state in which the related mortgaged property is located. Because the Standard Hazard Insurance Policies relating to the underlying mortgage loans are underwritten by different insurers and cover mortgaged properties located in various states, these policies do not contain identical terms and conditions. The basic terms, however, generally are determined by state law and are similar. Usually the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the related mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specific to each policy.

     Any losses incurred with respect to underlying mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may affect payments with respect to the underlying securities, including the Pooled Securities, which may in turn affect payments with respect to the certificates.

Additional Information

     Appendix I attached to this prospectus supplement sets forth in tabular format certain information, as of the Mortgage Loan Information Date, with respect to the underlying mortgage loans.

SERVICING OF THE UNDERLYING MORTGAGE LOANS

The Underlying Servicers

     Various servicers and master servicers, each an underlying servicer, provide customary servicing functions with respect to the underlying mortgage loans pursuant to the underlying agreements entered into with the underlying trustees for the related underlying series in exchange for a servicing fee (the 'SERVICING FEE'). The Servicing Fee for each underlying servicer equals an amount equal to the product of:

      the outstanding principal balance of the related underlying mortgage loans, and a percentage which ranges generally from 0.200% to 2.550%.

Many underlying servicers are entitled to additional servicing compensation, such as penalties and late payment or assignment fees and fees for performing default management functions. The servicing compensation generally will be retained by the underlying servicers out of collections of interest on the underlying mortgage loans prior to any distribution of these collections on the Pooled Securities. Appendix I attached to this prospectus supplement sets forth the Servicing Fee or range of Servicing Fees for each underlying series. You can determine the weighted average of the total fees with respect to the underlying series relating to each Pooled Security by subtracting the NWAC from the GWAC, each as set forth in this Appendix I.

     The duties to be performed by the underlying servicers include some or all of the following:

           collection and remittance of principal and interest payments on the underlying mortgage loans;

           administration of mortgage escrow accounts;

           collection of insurance claims, foreclosure procedures; and

           the advance of funds to the extent certain payments are not made by the borrowers and are considered to be late or recoverable under applicable insurance policies or from Liquidation Proceeds of certain other collections on the related underlying mortgage loan.

Each underlying servicer also provides accounting and reporting services as are necessary to provide required information to the related underlying trustee with respect to the underlying mortgage loans.

     Some of the underlying agreements provide that the underlying servicer is authorized to employ subservicers to service the related underlying mortgage loans directly, although the underlying servicer generally will remain liable for its servicing obligations under the related underlying agreement.

Concentrations of Underlying Servicers and Underlying Trustees

     The underlying mortgage loans are serviced by a number of different underlying servicers and the Pooled Securities have a number of different underlying trustees. No underlying servicer services greater than 10% by principal balance of the underlying mortgage loans as of the Mortgage Loan Information Date except for PNC Mortgage Securities Corp., IndyMac, Inc. and Norwest Bank Minnesota, National Association, which service approximately 45.93%, 12.43%, and 16.59% of the outstanding balance of the underlying mortgage loans as of the Mortgage Loan Information Date, respectively. No underlying trustee is the trustee with respect to greater than 10% of the Pooled Securities by Pooled Security principal balance as of the Pooled Security Information Date except for The Bank of New York, The Chase Manhattan Bank and State Street Bank and Trust Company, which are the underlying trustees for approximately 24.80%, 14.54% and 30.38% of the Pooled Securities by Pooled Security principal balance as of the Pooled Security Information Date, respectively. See Appendix I attached to this prospectus supplement which sets forth the underlying servicer and the underlying trustee with respect to each underlying series and Appendix III attached to this prospectus supplement for additional information. The table in Appendix III attached to this prospectus supplement refers to specific publicly available prospectuses and related prospectus supplements filed with the Securities and Exchange Commission that show recent portfolio-wide delinquency and foreclosure experience for each underlying servicer that services greater than 10% by principal balance of the underlying mortgage loans. No information about the underlying servicers contained in the prospectuses and the related prospectus supplements referred to in the table in Appendix III has been independently represented to the Depositor, the Seller or the Underwriters as being accurate and complete nor has it been independently verified by the Depositor, the Seller or the Underwriters. From time to time the underlying servicer with respect to any of the Pooled Securities may change. Any transfers of servicing may have the effect of temporarily interrupting the servicing on the related underlying mortgage loans. Any of these interruptions may result in higher delinquencies.

Servicing Advances

     Prior to each Pooled Security Distribution Date, the underlying servicer is, and any successor servicer will be, obligated to make an advance (a 'P&I ADVANCE') in respect of any delinquent payment on any related underlying mortgage loan that was due on the related due date unless such advance is deemed 'non-recoverable' from late collections from the related borrower or from Liquidation Proceeds or certain other collections. In addition, the underlying servicers are required to make advances ('SERVICING ADVANCES' and, together with P&I Advances, 'ADVANCES') in respect of liquidation expenses and certain taxes and insurance premiums not paid by a borrower on a timely basis, to the extent the underlying servicer deems these Servicing Advances recoverable out of

Liquidation Proceeds or from certain other collections. P&I Advances and Servicing Advances generally are reimbursable to the underlying servicers.

     Any failure by an underlying servicer to make any required advance will constitute an event of default under the applicable underlying agreement, for which the underlying servicer generally could be terminated. If an underlying servicer fails to make a required advance of principal and interest, the underlying trustee with respect to most underlying series may be obligated to make the advance. Neither the underlying servicer nor the underlying trustee will be required to make an advance of principal and interest that it deems non-recoverable.

Compensating Interest

     If an underlying mortgage loan is prepaid or liquidated other than on a due date, the borrower generally is required to pay interest only to the date of prepayment or liquidation. In this event, the underlying servicer is generally obligated to pay interest from the last day for which interest is due from the borrower to the next due date ('COMPENSATION INTEREST'). Generally, the Servicer's obligation to pay Compensating Interest is limited to the amount of its monthly servicing fee or a portion thereof, or is limited to voluntary prepayments in full. With respect to PNC 1998-2, PNC 1998-6, PNC 1998-7, PNC 1998-14 and PNC 1999-1, the underlying servicer will pay Compensating Interest on the underlying mortgage loans in an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of prepayments in full on the underlying mortgage loans made from the 15th day of the calendar month preceding the related Pooled Security Distribution Date to the last day of such month and (b) the sum of (i) the applicable monthly servicing fee payable to the underlying master servicer with respect the related underlying mortgage loans, (ii) any reinvestment income realized by the underlying servicer, relating to prepayments in full on the underlying mortgage loans received during the period from the 15th day of the month preceding the month in which the related Pooled Security Distribution Date occurs through the 14th day of the month in which such Pooled Security Distribution Date occurs and (iii) interest payments on such prepayments in full received during the period from the first day through the 14th day of the month of such Pooled Security Distribution Date (such prepayments to be distributed to underlying certificateholders in the month of receipt). Appendix I attached to this prospectus supplement lists the underlying series for which the related underlying servicer is not obligated to pay Compensating Interest and any maximum limitations on required compensating interest payments. Accordingly, to the extent interest shortfalls on the underlying mortgage loans are not covered by payments by the related underlying servicer or any available underlying credit support or otherwise, there will be reductions in interest distributions on the Pooled Securities on a Pooled Security Distribution Date. Any such reductions will reduce the interest entitlement of each class of the certificates on the related distribution date, pro rata, based on the amount of accrued and unpaid interest due on such class.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Trustee will issue the certificates pursuant to a Pooling Agreement to be dated as of the Pooled Security Information Date between ABN AMRO Mortgage Corporation, as Depositor, and The First National Bank of Chicago, as Trustee, a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the certificates. It is a condition to the issuance of the certificates that they receive the ratings from Duff & Phelps Credit Rating Co. indicated under 'Certificate Ratings' in this prospectus supplement. As of the date of their issuance, the certificates will not qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

     The certificates, other than the Class R certificate, will evidence all the beneficial ownership in a trust called Series 1999-RS1 Trust established by the Depositor to hold the regular interests of REMIC I into which the Pooled Securities will be deposited.

     The class principal balance for any class of certificates or component principal balance for any component of the Class A certificates, other than Component A-3-C of the Class A certificates, will equal the aggregate amount of principal to which such class or component is entitled, after giving effect to prior (1) distributions of principal to such class or component and
(2) allocations of losses required to be borne by such class or component. As used in this prospectus supplement, the principal balance of a class means the class principal balance thereof and the component principal balance of a component means the component principal balance thereof.

     The certificate principal balance for any certificate will be the portion of the corresponding class principal balance represented by such certificate. The aggregate initial certificate principal balance will be approximately equal to the aggregate principal balance of the Pooled Securities as of the Pooled Security Distribution Date for July 1999, after giving effect to distributions thereon on such date. We expect the actual balance of the Certificates to be less than the principal balances shown on page ii of this prospectus supplement as a result of distributions made on the Pooled Securities on the Pooled Security Distribution Date for July 1999 which will not be distributed to the Trust. The certificates (other than the Class B-2 and Class B-3 certificates and the Class R certificate) are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof. The Class B-2 and Class B-3 certificates are offered in minimum denominations equivalent to at least $1,000 initial certificate principal balance each and multiples of $1,000 in excess thereof. The Class R certificate will be offered in registered, certificated form in a single denomination of a 100% percentage interest. Holders of the Class A certificates may not transfer the components thereof separately.

BOOK-ENTRY REGISTRATION

     A global certificate registered in the name of the nominee of DTC will initially represent each class of Book-Entry certificates. DTC has advised the Depositor that DTC's nominee will be Cede & Co. ('CEDE'). Accordingly, Cede is expected to be the holder of record of the Book-Entry certificates. No Book-Entry Certificateholder will be entitled to receive a certificate representing such person's interest in such certificate. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described in this prospectus supplement, all references in this prospectus supplement to actions by Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below). Further, all references in this prospectus supplement to distributions, notices, reports, and statements to Book-Entry Certificateholders shall refer to distributions, notices, reports, and statements to Cede, as the registered holder of such certificates, for distribution to Book-Entry Certificateholders in accordance with DTC procedures.

     Certificateholders may hold their Book-Entry certificates through DTC, if they are DTC Participants (as defined below), or indirectly through organizations which are DTC Participants.

Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Cede, as nominee of DTC, will hold the global certificates for the Book-Entry certificates.

     DTC has advised the Depositor that it is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ('DTC PARTICIPANTS') deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include the Underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to other entities, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ('INDIRECT DTC PARTICIPANTS').

     Certificateholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in Book-Entry certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, unless Definitive Certificates are issued, certificateholders will receive all distributions of principal and interest on the Book-Entry certificates through DTC Participants. Under a book-entry format, certificateholders will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such distribution date, DTC will forward such payments to DTC Participants which thereafter will be required to forward them to Indirect DTC Participants or certificateholders. It is anticipated that the sole 'Certificateholder' (as such term is used in the Pooling Agreement) for each class of Book-Entry certificates will be Cede, as nominee of DTC, and that Book-Entry Certificateholders will not be recognized by the Trustee as certificateholders under the Pooling Agreement. Book-Entry Certificateholders will be permitted to exercise the rights of certificateholders under the Pooling Agreement only indirectly through DTC Participants, who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'RULES'), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry certificates and is required to receive and transmit payments of principal and interest, if any, on such Book-Entry certificates. DTC Participants and Indirect DTC Participants with whom Book-Entry Certificateholders have accounts with respect to the Book-Entry certificates are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Certificateholders. Accordingly, although owners of Book-Entry certificates will not possess Definitive Certificates, the Rules provide a mechanism by which owners of the Book-Entry certificates through their DTC Participants will receive payments and will be able to transfer their interest.

     DTC management is aware that some computer applications, systems, and the like for processing data (the 'DTC SYSTEMS') that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter 'Year 2000 problems.' DTC has informed its Participants and other members of the financial community (the 'INDUSTRY') that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Book-Entry Certificateholder to pledge Book-Entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry certificates, may be limited due to the lack of a physical certificate for such Book-Entry certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Book-Entry Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC the certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to a Book-Entry certificate only at the direction of and on behalf of the DTC Participant whose holdings include that certificate. DTC may take conflicting actions with respect to other Book-Entry certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such Book-Entry certificates.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of Book-Entry certificates among DTC Participants, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Trustee will issue the Book-Entry certificates in fully registered, certificated form to certificateholders or their nominees ('DEFINITIVE CERTIFICATES'), rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry certificates and the Trustee or the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC or (3) Book-Entry Certificateholders evidencing not less than 66% of the aggregate outstanding certificate principal balance advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the certificateholders.

     Upon notice of the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates and receipt from DTC of instructions for re-registration, the Trustee will issue the Book-Entry certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

     The Trustee (or its duly appointed paying agent, if any) will distribute principal and interest on the Definitive Certificates, as well as the other classes of certificates, directly to holders of such certificates in accordance with the procedures set forth in this prospectus supplement and in the Pooling Agreement. The Trustee will distribute principal and interest on each distribution date to holders in whose names such certificates were registered at the close of business on the last business day of the month preceding the month of such distribution date. The Trustee will make distributions by wire transfer in immediately available funds for the account of each such holder or, if a holder has not provided wire instructions, by check mailed to the address of such holder as it appears on the register maintained by the Certificate Registrar. The Trustee will make the final payment on any certificate (whether a Definitive Certificate or the global certificates registered in the name of
Cede) only upon presentation and surrender of such certificate at its offices or its agent's office or such office or agency as is specified in the notice of final distribution to holders of certificates being retired. The Trustee will provide such notice to registered certificateholders not later than the fifteenth day of the month in which all remaining outstanding certificates will be retired.

     Definitive Certificates, as well as the Class R certificate, will be transferable and exchangeable at the offices of the Trustee or its agent. The Trustee may impose a reasonable service charge for any registration of transfer or exchange, and the Trustee or such agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

TRANSFER RESTRICTIONS

     The certificates are subject to transfer restrictions described in this prospectus supplement under 'ERISA Considerations'. The Class R certificate is subject to further transfer restrictions described in the prospectus under 'Certain Federal Income Tax Consequences -- REMIC -- Taxation of Owners of Residual Certificates'.

AVAILABLE FUNDS

     On each distribution date, the Available Funds for any distribution date will be distributed by or on behalf of the Trustee to the certificateholders, as specified in this prospectus supplement.

     The 'AVAILABLE FUNDS' for any distribution date, as more fully described in the Pooling Agreement, will equal the aggregate amount on deposit in the certificate account for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee as of the immediately prior Pooled Security Distribution Date.

DEFINITIONS RELATING TO THE PRIORITY OF DISTRIBUTIONS

     Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below and highlighted within the various definitions:

'CLASS B-2 ROUNDING ACCOUNT' is an account that Donaldson, Lufkin & Jenrette Securities Corporation will establish on the Closing Date with a deposit of $999.99 so that amounts distributed to the Class B-2 certificates may be rounded upward to the next higher integral multiple of the Redemption Lot Amount (as defined herein).

'CLASS B-3 ROUNDING ACCOUNT' is an account that Donaldson, Lufkin & Jenrette Securities Corporation will establish on the Closing Date with a deposit of $999.99 so that amounts distributed to the Class B-3 certificates may be rounded upward to the next higher integral multiple of the Redemption Lot Amount.

'COMPONENT A-3-C NOTIONAL AMOUNT' will initially be approximately $228,999 and with respect to any distribution date will be equal to the sum of:

  (a) with respect to the Premium Pooled Security:

   (Pass-Through Rate of the
 Premium Pooled Security minus         x        (the current principal balance
             8.00%)                            of the Premium Pooled Security)
-------------------------------------------------------------------------------
                                     8.00%

                                      plus

  (b) with respect to DLJ 1998-2:

 (the current Pass-Through Rate        x        (the current principal balance
   of DLJ 1998-2 minus 6.80%)                           of DLJ 1998-2)
-------------------------------------------------------------------------------
                                     8.00%

                                      plus

  (c) with respect to PNC 1998-14:

 (the current Pass-Through Rate        x        (the current principal balance
  of PNC 1998-14 minus 6.50%)                          of PNC 1998-14)
-------------------------------------------------------------------------------
                                     8.00%

                                      plus

  (d) with respect to PNC 1998-6:

 (the current Pass-Through Rate        x        (the current principal balance
   of PNC 1998-6 minus 6.50%)                           of PNC 1998-6)
-------------------------------------------------------------------------------
                                     8.00%

'CREDIT SUPPORT DEPLETION DATE' is the first distribution date on which the aggregate class principal balance of the Subordinate certificates has been or will be reduced to zero.

'DISCOUNT FRACTIONAL PRINCIPAL AMOUNT' for any distribution date will be equal to the sum of:

          (1) with respect to each Discount Pooled Security, the DISCOUNT POOLED SECURITY DISCOUNT FRACTION of the amount of principal received as of the immediately prior Pooled Security Distribution Date in respect of such DISCOUNT POOLED SECURITY;

          (2) with respect to DLJ 1998-2, the DLJ 1998-2 DISCOUNT FRACTION of the amount of principal received as of the immediately prior Pooled Security Distribution Date in respect of DLJ 1998-2;

          (3) with respect to PNC 1998-6, the PNC 1998-6 DISCOUNT FRACTION of the amount of principal received as of the immediately prior Pooled Security Distribution Date in respect of PNC 1998-6; and

          (4) with respect to PNC 1998-14, the PNC 1998-14 DISCOUNT FRACTION of the amount of principal received as of the immediately prior Pooled Security Distribution Date in respect of PNC 1998-14.

'DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL' means, for any distribution date, an amount generally equal to:

          (1)   the sum of the following amounts for such distribution date:

                (A) with respect to each Discount Pooled Security, the DISCOUNT POOLED SECURITY DISCOUNT FRACTION of any principal loss allocated to such DISCOUNT POOLED SECURITY on such date;

                (B) with respect to DLJ 1998-2, the DLJ 1998-2 DISCOUNT FRACTION of any principal loss allocated to DLJ 1998-2 on such date;

                (C) with respect to PNC 1998-6, the PNC 1998-6 DISCOUNT FRACTION of any principal loss allocated to PNC 1998-6 on such date; and

                (D) with respect to PNC 1998-14, the PNC 1998-14 DISCOUNT FRACTION of any principal loss allocated to PNC 1998-14 on such date;

                and

          (2) the amount, if any, by which the foregoing amount on each prior distribution date exceeded the amount actually distributed in respect thereof on such prior distribution dates and not subsequently distributed; provided, however, that such payments in respect of losses shall not cause a further reduction of the outstanding Component A-2-C component principal balance.

'DISCOUNT POOLED SECURITY' means any Pooled Security, other than DLJ 1998-2, PNC 1998-6 and PNC 1998-14, with a PASS-THROUGH RATE of less than 8.00% per annum.

'DISCOUNT POOLED SECURITY DISCOUNT FRACTION' with respect to a DISCOUNT POOLED SECURITY, means the following fraction:

       8.00% minus the PASS-THROUGH RATE on such DISCOUNT POOLED SECURITY
       ------------------------------------------------------------------
                                     8.00%.

'DLJ 1998-2 DISCOUNT FRACTION' with respect to a DLJ 1998-2, means 15.625%.

'PASS-THROUGH RATE' for each Pooled Security is equal to the interest rate thereon less 0.05% (which is the rate at which the related trustee fee is calculated).

'PNC 1998-6 DISCOUNT FRACTION' with respect to a PNC 1998-6, means 19.375%

'PNC 1998-14 DISCOUNT FRACTION' with respect to a PNC 1998-14, means 19.375%.

'PREMIUM POOLED SECURITY' means any Pooled Security with a PASS-THROUGH RATE in excess of 8.00% per annum.

'PRINCIPAL PAYMENT AMOUNT' is the sum, for any distribution date of:

          (1) principal payments on the Pooled Securities received on the immediately preceding Pooled Security Distribution Date for which the related Pooled Security Distribution Date Information has been received by the Trustee as of the immediately prior Pooled Security Distribution Date; and

          (2) any other payments of principal which were received on the Pooled Securities since the second preceding Pooled Security Distribution Date.

'SENIOR PERCENTAGE' as of the Closing Date will be approximately 38.4446555775% and for any distribution date will equal the sum of the component principal balance of Component A-1-C and the class principal balance of the Class R certificate immediately preceding such distribution date divided by the aggregate class principal balance of all the certificates (other than Component A-2-C of the Class A certificates), in each case immediately prior to the distribution date.

'SENIOR PRINCIPAL AMOUNT' for any distribution date will equal the SENIOR PERCENTAGE of the PRINCIPAL PAYMENT AMOUNT (exclusive of the portion thereof attributable to the DISCOUNT FRACTIONAL PRINCIPAL AMOUNT).

'SUBORDINATE PERCENTAGE' is equal to 100% minus the SENIOR PERCENTAGE. Initially, the SUBORDINATE PERCENTAGE will be approximately 61.5553444225%.

'SUBORDINATE PRINCIPAL AMOUNT' for any distribution date will equal the SUBORDINATE PERCENTAGE of the PRINCIPAL PAYMENT AMOUNT (exclusive of the portion thereof attributable to the DISCOUNT FRACTIONAL PRINCIPAL AMOUNT); provided, however, that the SUBORDINATE PRINCIPAL AMOUNT shall be reduced by the amounts required to be distributed to Component A-2-C of the Class A certificates with respect to the DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL on such distribution date.

PRIORITY OF DISTRIBUTIONS

     Commencing in August 1999, the Trustee will make distributions to certificateholders on each distribution date. The Trustee will make such distributions to certificateholders in the following order and priority:

          (1) first, the Discount Fractional Principal Amount to Component A-2-C of the Class A certificates;

          (2) second, interest to the Senior certificates and components then entitled to receive accrued and unpaid interest;

          (3) third, to the Subordinate certificates, accrued and unpaid interest, pro rata, based on such accrued and unpaid interest amounts;

          (4) fourth, to the Class R certificate and Component A-1-C of the Class A certificates an amount, up to the Senior Principal Amount for such distribution date, as follows:

                (a) first, to the Class R certificate, until the class principal balance thereof has been reduced to zero; and

                (b) second, to Component A-1-C of the Class A certificates until the component principal balance thereof has been reduced to zero, the remaining Senior Principal Amount;

          (5) fifth, on each distribution date before the Credit Support Depletion Date, the Discount Fractional Principal Shortfall, to Component A-2-C of the Class A certificates, but not more than an amount equal to the Subordinate Principal Amount;

          (6) sixth, sequentially, to the Class B-1, Class B-2 and Class B-3 certificates, in that order, an amount up to the Subordinate Principal Amount for such distribution date, until their respective class principal balances have been reduced to zero; and

          (7) seventh, to the Senior certificates, the amount of any unreimbursed losses previously allocated to such certificates;

          (8) eighth, to the Subordinate certificates, the amount of any unreimbursed losses previously allocated to such certificates, pro rata, based on the amount of such previously allocated losses; and

          (9) ninth, to the Class R certificate, the remainder, which is expected to be zero, of the Available Funds.

     With respect to each class of certificates or components of the Class A certificates (except for Component A-2-C of the Class A certificates), interest will be passed through monthly on each distribution date, commencing in August 1999. With respect to each distribution date, interest will accrue in an amount determined by the following formula:

    1/12th of the applicable                   the related principal balance or
   interest rate for each class        x        notional amount for each class
         (or component)                                 (or component)

     For purposes of this formula, the notional amount on any distribution date for Component A-3-C of the Class A certificates will be equal to the Component A-3-C Notional Amount.

     The interest rates for the certificates and components are fixed as set forth on page ii of this prospectus supplement.

     Interest accrued on any class of certificates or interest bearing component of the Class A certificates will be reduced by the pro rata share, according to the amount of interest to which such class or component would otherwise be entitled to receive, of all interest shortfalls on the underlying mortgage loans resulting from partial prepayments and prepayments in full on the underlying mortgage loans (to the extent not covered by Compensating Interest), that were allocated to the Pooled Securities on the related Pooled Securities Distribution Date.

     Any portion of accrued interest remaining unpaid on any distribution date with respect to any class of certificates or components of the Class A certificates (except for Component A-2-C of the Class A certificates) other than any prepayment interest shortfalls allocable to such class or component on such distribution date will be paid on the following distribution date in accordance with the priority of distributions set forth above. No additional interest will accrue on unpaid interest amounts.

DISTRIBUTIONS TO CLASS B-2 AND CLASS B-3 CERTIFICATES

     All distributions of principal to the Class B-2 and Class B-3 certificates are subject to the following limitations:

          (1) distributions will only be made in lots equal to $1,000 of initial principal balance or, in the event that any losses realized with respect to Pooled Securities have been allocated to the Class B-2 or Class B-3 certificates, as described in ' -- Subordination and Allocation of Losses' in this prospectus supplement, in lots equal to $1,000 reduced by the amount of such loss allocated to each $1,000 of certificate balance (the 'REDEMPTION LOT AMOUNT'); and

          (2) the total amount distributed on the Class B-2 or Class B-3 certificates will not exceed the portion of the Available Funds allocable to such class of certificates on any distribution date plus amounts available from the Class B-2 Rounding Account or the Class B-3 Rounding Account, as applicable.

     On each distribution date on which amounts are available for distributions of principal on either the Class B-2 or Class B-3 certificates, the amounts the Trustee will distribute to the Class B-2 and Class B-3 certificateholders will be rounded upward, to an amount equal to an integral multiple of the Redemption Lot Amount. On each following distribution date on which distributions of principal on either the Class B-2 or Class B-3 certificates are to be made, the aggregate amount allocable to such class of certificates will first be applied to replenish any funds withdrawn from the related Rounding Account, and then the remaining amount will be rounded upward through a withdrawal from the related Rounding Account. This process will continue on each distribution date until the principal balance of each of the Class B-2 and Class B-3 certificates has been reduced to zero.

     On each distribution date on which amounts are available for distributions of principal on either the Class B-2 or Class B-3 certificates, the Trustee will distribute principal to the holders of such certificates in accordance with the then-applicable established random lot procedures of DTC. Beneficial owners may receive such payments in accordance with the then-applicable established procedures of the DTC Participants and Indirect DTC Participants through which their certificates are held, which may or may not be by random lot. Investors may ask DTC Participants or Indirect DTC Participants which allocation procedures they use. DTC Participants and Indirect DTC Participants holding Class B-2 or B-3 certificates selected for mandatory distributions of principal are required to provide notice to the affected beneficial owners.

SUBORDINATION AND ALLOCATION OF LOSSES

     The Subordinate certificates will be subordinate in right of payment to and provide credit support to the Senior certificates. The support provided by the Subordinate certificates is intended to enhance the likelihood of regular receipt by the Senior certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford those certificates protection against certain losses. The protection afforded to the Senior certificates by the Subordinate certificates will be accomplished by the preferential right on each distribution date of the Senior certificates to receive distributions of interest prior to making distributions of interest to the Subordinate certificates. Similarly, after the certificates have received distributions of interest, the protection afforded to the Senior certificates by the Subordinate certificates will be accomplished by the preferential right on each distribution date of the Senior certificates to receive distributions of principal and reimbursement of certain losses previously allocated to Component A-2-C of the Class A certificates prior to making distributions of principal to the Subordinate Certificates.

     For purposes of this section, 'PRO RATA ALLOCATION' means allocating the principal portion of losses relating to a Pooled Security to the Senior certificates (other than the Principal Only component and Interest Only component) or to the Subordinate certificates, as applicable, pro rata according to their outstanding class principal balances or component principal balances (except if the loss is recognized with respect to DLJ 1998-2, PNC 1998-6, PNC 1998-14 or a Discount Pooled Security, in which event the related Discount Fraction of such loss will first be allocated to the Principal Only component and the remainder of such loss will be allocated to the other Senior certificates (other than the Interest Only component) or to the Subordinate certificates as described above in this definition without regard to this parenthetical) in reduction thereof.

     Any loss realized with respect to a Pooled Security will be allocated among the certificates, as follows:

           first, to the Subordinate certificates, by Pro Rata Allocation until the aggregate class principal balance thereof has been reduced to zero; and

           second, to the Senior certificates or components (other than the Interest Only component and the Principal Only component), by Pro Rata Allocation, until the aggregate class principal balance thereof has been reduced to zero.

     On each distribution date, if the aggregate class principal balance of all outstanding classes of certificates exceeds the aggregate principal balance of the Pooled Securities (after giving effect to distributions of principal and the allocation of all losses on the classes of certificates), such excess will be deemed a principal loss and will be allocated to the most subordinate class of certificates then outstanding as set forth above.

     Holders of the Class B-3 certificates will be entitled to receive distributions of interest on each distribution date as described in 'Description of the Certificates -- Priority of Distributions.' However, unless the aggregate principal balance of the Class B-1 and Class B-2 certificates has been reduced to zero, holders of each of these certificates will not be entitled to any distributions of principal. The tables included in Appendix V indicate the dates on which distributions of principal to these certificates are expected to commence, and the dates on which such distributions are expected to end, based on various assumptions regarding the prepayment experience of the underlying mortgage loans. However, there can be no assurance that these underlying mortgage loans will perform according to such assumptions. Because the Class B-3 certificates will be outstanding for a relatively long period of time, they are more likely to suffer losses on the Pooled Securities.

THE CLASS R CERTIFICATE

     The Class R certificate will be comprised of two Components: Component R-1 and Component R-2. Component R-1 represents the residual interest in REMIC I and Component R-2 represents the residual interest in REMIC II.

     On each distribution date, in addition to payments of interest and principal to the Class R certificate described in this prospectus supplement, the Trustee will distribute any amounts remaining (which are expected to be zero) in the certificate account from the Available Funds after distributions of interest and principal on the certificates and payment of expenses, if any, of REMIC II to the Class R certificateholder. Distributions of such remaining amounts to the Class R certificateholder will be subordinate to all payments required to be made with respect to the other certificates on any distribution date.

     Any amounts remaining in the certificate account upon reduction of the aggregate class principal balance of the certificates to zero, payment of any outstanding expenses and termination of REMIC II, will be distributable to the Class R certificateholder. Such remaining assets are expected to be minimal. See ' -- Optional Termination'.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date for the certificates is the distribution date in March 2029, which is the distribution date occurring on the 2nd business day after the latest scheduled distribution date for the Pooled Securities.

     The actual last distribution date on any class of certificates will depend on the rate of payments of principal on the Pooled Securities, which in turn depends on the rate of payments of principal on the underlying mortgage loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience with respect to the underlying mortgage loans.

OPTIONAL TERMINATION

     On any distribution date after the first date on which the aggregate outstanding principal balance of the Pooled Securities is less than 5% of the aggregate principal balance of the Pooled Securities as of the Pooled Security Information Date, the Depositor may repurchase the Pooled Securities remaining in REMIC I, and thereby, effect the termination of REMIC I and REMIC II and the retirement of the certificates. The repurchase price will equal 100% of the aggregate outstanding principal balance of such Pooled Securities, plus accrued interest thereon at the applicable interest rates through the last day of the month of such repurchase. The Trustee will treat the proceeds of such repurchase as a prepayment of the Pooled Securities for purposes of distributions to certificateholders. Accordingly, an optional termination of REMIC II will cause the outstanding principal balance of the certificates to be paid in full through the distribution of such proceeds and the allocation of the associated losses, if any, on each Pooled Security remaining in REMIC I. Upon payment in full of the certificates, the Trustee will terminate REMIC I and REMIC II. In no event will either REMIC I or REMIC II continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling Agreement. See 'Description of Certificates -- Termination' in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the Trustee will prepare, and will forward by mail, a statement to each certificateholder stating:

          (i)   the Available Funds for such distribution date;

          (ii) the amount of interest being distributed on each class of certificates for such distribution date;

          (iii) the amount of principal being distributed on each class of certificates for such distribution date;

          (iv) the losses allocated to the most junior class or classes of certificates on such distribution date and since the Closing Date;

          (v) the class principal balances for each class of certificates before and after applying payments and allocating the losses on such distribution date;

          (vi) the aggregate Pooled Security principal balance immediately following the second preceding Pooled Security Distribution Date; and

          (vii) the aggregate Pooled Security principal balance immediately following the immediately preceding Pooled Security Distribution Date.

In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per $1,000 Certificate.

     In addition, the Trustee promptly will furnish, upon request, to each certificateholder, at the expense of such certificateholder, copies of any notices, statements, reports or other information, including, without limitation, the Pooled Security Distribution Date Statements received by the Trustee in its capacity as the holder of the Pooled Securities.

     On or before March 31st of each calendar year, commencing in 2000, the Trustee will prepare and deliver by first class mail to each person who at any time during the prior calendar year was a certificateholder of record a statement containing the information required to be contained in the regular monthly report to certificateholders, as set forth in clauses (ii) and (iii) above aggregated for such prior calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code, and regulations thereunder as from time to time are in force.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The yield to maturity and weighted average life of each class of certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the underlying mortgage loans and the Pooled Securities, the rate and timing of principal and interest payments (including principal prepayments) on the underlying mortgage loans and the Pooled Securities and the rate of liquidations on the underlying mortgage loans. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of such certificates, because principal and interest distributions will not be payable to such certificateholders until the 2nd business day after the 25th day of the month, or if the 25th day is not a business day, then the next business day, following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

THE SUBORDINATE CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinate certificates will be sensitive to the rate and timing of losses on the Pooled Securities. If the actual rate and severity of losses on the Pooled Securities is higher than those assumed by a holder of a Subordinate certificate, the actual yield to maturity of such certificates may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Pooled Securities will also affect an investor's actual yield to maturity, even if the rate and severity of losses over the life of the Pooled Securities are consistent with such investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the Pooled Securities will reduce the class principal balance of the Subordinate certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See 'Description of the Certificates -- Subordination and Allocation of Losses'. As a result of such reductions, less interest will accrue on such classes of Subordinate certificates than otherwise would be the case. See 'Description of the Certificates -- Subordination and Allocation of Losses'.

RATE OF PAYMENTS

     The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the Pooled Securities. The rate of principal payments on the Pooled Securities is directly related to the rate of principal payments on the underlying mortgage loans. Thus, the rate of principal payments on the certificates entitled to receive principal generally is related to the rate of principal payments on the underlying mortgage loans, which may be in the form of scheduled payments or principal prepayments. See 'Risk Factors' in this prospectus supplement and 'Prepayment and Yield Considerations' in the prospectus. Mortgagors may prepay the underlying mortgage loans at any time without penalty, except for the underlying mortgage loans relating to Headlands 1998-3, which by their terms impose penalties on mortgagors who prepay their mortgage loans early. The underlying mortgage loans relating to Headlands 1998-3 are subject to prepayment penalties during the first five years after the origination of such mortgage loans, if the mortgagor makes prepayments in any twelve month period which in the aggregate exceed 20% of the original principal balance of the related mortgage loan (other than as a result of the sale of the related mortgaged property). The penalty will generally equal six months interest at the related mortgage interest rate on the aggregate amount of such prepayments. A higher-than-anticipated rate of principal prepayments on the underlying mortgage loans would reduce the aggregate principal balance of the underlying mortgage loans more quickly than expected. As a consequence, aggregate interest payments with respect to the underlying mortgage loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on the Senior certificates and any class of Subordinate certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower-than-anticipated rate of principal prepayments on the underlying mortgage loans would reduce the return to investors on the Senior certificates and any class of Subordinate certificates purchased at a discount, in that principal payments with respect to the underlying mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the applicable interest rate. Investors should fully consider all of the associated risks.

SPECIAL SENSITIVITIES

     The yield to maturity on the Class A certificates to the extent of the Interest Only component will be extremely sensitive to the level of principal prepayments on the Premium Pooled Security, DLJ 1998-2, PNC 1998-6 and
PNC 1998-14. The interest payable to the Interest Only component is primarily based on the Premium Pooled Security, DLJ 1998-2, PNC 1998-6 and PNC 1998-14.

Therefore, the yield to maturity on the Class A certificates to the extent of the Interest Only component will be adversely affected as a result of faster-than-expected principal prepayments on the Premium Pooled Security, DLJ 1998-2, PNC 1998-6 and PNC 1998-14. Prospective investors should fully consider the risks associated with an investment in the Class A certificates, including the possibility that if the rate of principal prepayments on the Premium Pooled Security, DLJ 1998-2, PNC 1998-6 and PNC 1998-14 is rapid, such investors may not fully recoup their initial investments to the extent of the Interest Only Component.

     The yield to maturity on the Class A certificates to the extent of the Principal Only component will be extremely sensitive to the level of principal prepayments on the Discount Pooled Securities, DLJ 1998-2, PNC 1998-6 and PNC 1998-14. The principal payable to the Principal Only component is derived primarily from the Discount Pooled Securities, DLJ 1998-2, PNC 1998-6 and PNC 1998-14. Therefore, the yield to maturity on the Class A certificates will be adversely affected by slower-than-expected prepayments of the Discount Pooled Securities, DLJ 1998-2, PNC 1998-6 and PNC 1998-14.

     Because the interest payable on the Interest Only component and the principal distributable to the Principal Only component are derived from different groups of Pooled Securities within the Pool, it is possible that faster-than-expected principal prepayments on the Premium Pooled Security may occur at the same time as slower-than-expected principal prepayments on the Discount Pooled Securities, which would adversely impact the yield on the Class A certificates.

PREPAYMENT SPEED ASSUMPTION AND MODELING ASSUMPTIONS

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the 'PREPAYMENT SPEED ASSUMPTION' or 'PSA') assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called '100% PSA'). For example, at 100% PSA, mortgage loans with a loan age of three months (i.e. mortgage loans in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. '0% PSA' assumes no prepayments; '50% PSA' assumes prepayment rates equal to one-half times 100% PSA; '200% PSA' assumes prepayment rates equal to two times 100% PSA; and so forth. PSA is not a description of historical prepayment experiences or a prediction of the underlying mortgage loans' rate of prepayment.

     PSA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the underlying mortgage pools related to the Pooled Securities, and there is no assurance that the underlying mortgage loans will prepay at any given percentage of PSA. The actual rate of principal prepayments on the underlying mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the underlying mortgage loans, the underlying mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the underlying mortgage loans. Conversely, if interest rates rise above the interest rates on the underlying mortgage loans, the rate of prepayment would be expected to decrease. A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the underlying mortgage loans and an earlier-than-expected retirement of the certificates.

     The Depositor makes no representation as to the specific factors that will affect the prepayment of the underlying mortgage loans or the relative importance of such factors. Factors not identified by the Depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the underlying mortgage loans. In particular, the Depositor makes no representation as to the percentage of the principal amount of the underlying mortgage loans that will be paid as of any date or as to the overall rate of prepayment.

     The tables set forth in Appendix IV have been prepared assuming, among other things, the following modeling assumptions (collectively, the 'MODELING ASSUMPTIONS'):

      scheduled payments on all underlying mortgage loans are received on the first day of each month beginning July 1, 1999,

      any prepayments in full on the underlying mortgage loans are received on the last day of each month, beginning on June 30, 1999 and include a full month's interest thereon,

      there are no defaults or delinquencies on the underlying mortgage loans,

      optional termination of the REMICs does not occur,

      there are no partial prepayments on the underlying mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day,

      the underlying mortgage loans prepay at the indicated constant percentages of PSA,

      the date of issuance for the certificates is June 30, 1999 and the certificates are entitled to distributions on the Pooled Securities in July 1999,

      cash distributions are received by the certificateholders on the 2nd day after the 25th day of each month when due,

      the scheduled monthly payments for each underlying mortgage loan are
      (i) computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the underlying mortgage loan will fully amortize on its maturity date or (ii) equal to the given stated monthly payment set forth in Appendix IV to this prospectus supplement, the underlying mortgage loans were aggregated into assumed underlying mortgage loans having the characteristics set forth in Appendix IV to this prospectus supplement, and the Pooled Securities receive principal and interest distributions in accordance with their payment terms, as described in the related underlying prospectuses.

     Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding class principal balances and the weighted average lives shown in the tables in Appendix IV. Such variations may occur even if the average prepayment experience of all the underlying mortgage loans equals the indicated percentage of the Prepayment Speed Assumption. There is no assurance, however, that prepayment of the underlying mortgage loans will conform to any given percentage of the Prepayment Speed Assumption. The Depositor makes no representation that the actual rates of prepayments on the underlying mortgage loans will in any way correspond to any of the assumptions made in this prospectus supplement.

     Based on the foregoing assumptions, the tables in Appendix V indicate the weighted average lives of the certificates and set forth the percentages of the initial class principal balances of each such class of certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the Prepayment Speed Assumption.

YIELD CONSIDERATIONS OF THE CLASS A CERTIFICATES

     The yield to maturity on the Class A certificates to the extent of the Interest Only component and Principal Only component will be extremely sensitive to the level of principal prepayments on certain of the Pooled Securities as described in 'Prepayment and Yield Considerations -- Special Sensitivities'.

     To illustrate the significance of different rates of prepayment on the distributions to the Class A certificates, the following table indicates the approximate pre-tax yield to maturity (on a corporate bond equivalent basis) under the different constant percentages of PSA indicated. Because the rate of distribution of interest on the Interest Only component, and the rate of distribution of principal on the Principal Only component will be related to the actual amortization (including principal prepayments) of the underlying mortgage loans, which will include underlying mortgage loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the pre-tax yields to maturity on the Class A certificates are likely to differ from those shown in the following table even if all the underlying mortgage loans prepay at the indicated constant percentages of PSA. Any differences between such assumptions and the actual characteristics and performance of the underlying mortgage loans and of the certificates may result in yields to maturity being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the underlying mortgage loans will prepay at a constant level of PSA until maturity or that all of such underlying mortgage loans will prepay at the same rate. The timing of changes to the rate of principal prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal of the underlying mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     In addition, the yield to maturity on the Class A certificates to the extent of the Interest Only component may be adversely affected if an optional termination of REMIC II occurs.

     The sensitivity table for the Class A certificates set forth below is based on the Modeling Assumptions and assumes further that the certificates are purchased at prices equal to that set forth in the table plus accrued interest, if any. There can be no assurance that the underlying mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in this prospectus supplement, or that the purchase price of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in this prospectus supplement. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of certificates.

     The pre-tax yields for the Class A certificates could differ significantly from those shown in the table below if the underlying mortgage loans were to prepay at a different rate than shown.

    SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE CLASS A CERTIFICATES TO
          PRINCIPAL PREPAYMENTS AT AN ASSUMED PURCHASE PRICE OF 86.00%

                                                   PERCENTAGE OF PSA
                                     ----------------------------------------------
                                      0%       100%      275%      350%       500%
                                      --       ----      ----      ----       ----
Yield..............................  7.04%     7.36%     7.80%     7.94%     8.19%

     The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates (whether positive or negative) which, when applied to the assumed streams of cash flows to be paid on the Class A certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price, including accrued interest. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and thus do not reflect the return on any investment in the Class A certificates when any reinvestment rates other than the discount rates are considered.

     There are no historical prepayment data available for the underlying mortgage pool, and comparable data are not available because the underlying mortgage loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by GNMA, FNMA and FHLMC may not be comparable to prepayments expected to be experienced by the underlying mortgage pool because the underlying mortgage loans may have characteristics which differ from the mortgage loans underlying certificates issued by GNMA, FNMA and FHLMC.

     The Depositor makes no representation that the underlying mortgage loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates. Since the rate of principal payments (including principal prepayments) with respect to, and repurchases of, the underlying mortgage loans will significantly affect the yields to maturity on the certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including principal prepayments) on the underlying mortgage loans and the suitability of the certificates to their investment objectives.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATE

     Holders of interests in the Class R certificate may have tax liabilities with respect to their certificates during the early years of the REMICs' term that substantially exceed any distributions payable thereon during any such period. In addition, holders of interests in the Class R certificate may have tax liabilities with respect to their certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R certificate may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Pool.

     The Class R certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the acquisition of interests in the Class R certificate on after-tax rates of return on the Class R certificate. See 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

     The Depositor intends to file with the Securities and Exchange Commission certain additional yield tables and other computational materials with respect to one or more classes of the certificates on a Current Report on Form 8-K. Donaldson, Lufkin & Jenrette Securities Corporation prepared such tables and materials at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and materials are preliminary in nature, and the information contained therein is subject to, and superseded by, the information in this prospectus supplement.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the advice of Mayer, Brown & Platt, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the 'REMIC REGULATIONS') and original issue discount regulations promulgated by the Treasury Department (the 'OID REGULATIONS'), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary is directed solely to certificateholders who hold certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the 'CODE') and does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

     The Depositor will cause an election to be made to treat each of REMIC I and REMIC II as a REMIC for federal income tax purposes. The certificates issued by REMIC II, other than the Class R certificate, will be designated as REMIC regular interests. As REMIC regular interests, such certificates will generally be treated as debt of REMIC II for federal income tax purposes. Certificateholders will be required to include in income all interest and original issue discount ('OID') on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes, the Class R certificate will represent beneficial ownership of two residual interests, each of which will constitute the sole class of residual interests in each of REMIC I and REMIC II.

     Upon the issuance of the certificates, Mayer, Brown & Platt will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement,

      REMIC I and REMIC II each will be treated as a REMIC within the meaning of the REMIC provisions of the Internal Revenue Code,

      the certificates (other than the Class R certificate) will represent regular interests in REMIC II, and

      Component R-1 of the Class R certificate will be the sole class of residual interests in REMIC I and Component R-2 of the Class R certificate will be the sole class of residual interests in REMIC II.

     The Class A certificates will (and certain other certificate classes may) be issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID, and market discount or premium, if any, for federal income tax purposes is 275% of PSA, as described in this prospectus supplement under 'Prepayment and Yield Considerations'. No representation is made that the underlying mortgage loans, and hence, the Pooled Securities will prepay at any given percentage of PSA.

     The OID Regulations do not adequately address how income should be accrued with respect to the Interest Only component of the Class A certificates, the payments on which consist solely (or partially) of interest on notional principal amounts. In the absence of definitive guidance, the most reasonable interpretation would be to treat all of the income attributable to such payments as constituting OID, and this is the position which will be taken by REMIC II. Among other possibilities, the IRS could assert that the Interest Only component of the Class A certificates should instead be taxable under certain regulation provisions governing debt issued with contingent payments.

     The Internal Revenue Service (the 'IRS') has issued regulations OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations suggest that original issue discount with respect to securities such as the Class A certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class A certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

     Interest on the Subordinate certificates will be reported as qualified stated interest and the initial interest rate on such certificates will be treated as reflecting the index that is deemed to be in effect throughout the life of such certificates. Thus, stated interest on such certificates will not be treated as includible in the stated redemption price at maturity of such certificates in determining whether such certificates are issued with OID. The OID Regulations do not, however, fully address the treatment of REMIC regular interests having payment characteristics similar to the Subordinate certificates, and the IRS could challenge this reporting position (although it appears that in any event such certificates should not be subject to the rules applicable to debt obligations providing for contingent payments). Any such challenge, if sustained, could affect the timing and character of income accruals on such certificates.

     If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain certificates might produce a negative number for certain accrual periods. In such event, certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

     Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Holders should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See 'Certain Federal Income Tax Consequences -- REMIC -- Taxation of Owners of Regular Certificates' in the prospectus.

     The certificates will generally be treated as 'qualifying real property loans' for mutual savings banks and domestic building and loan associations, 'loans secured by an interest in real property' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts ('REITS') in the same proportion that the assets in the REMICs would be so treated. In addition, interest on the certificates will generally be treated as 'interest on obligations secured by mortgages on real property' for REITs to the extent that such offered certificates are treated as 'real estate assets'. See 'Certain Federal Income Tax Consequences -- REMIC -- Characterization of Investments in Certificates' in the prospectus.

NEW WITHHOLDING REGULATIONS

     The Treasury Department has issued new regulations (the 'NEW REGULATIONS') which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATE

     The REMIC Regulations (as defined in 'Certain Federal Income Tax Consequences' in the prospectus) impose restrictions on the transfer or acquisition of certain residual interests, including the Class R certificate. In addition, the REMIC Regulations contain restrictions that apply to the transfer of 'noneconomic' residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R certificate may not be transferred to non-United States persons.

     The Small Business Job Protection Act of 1996 provides three rules for determining the effect of 'excess inclusions' attributable to a REMIC residual interest on the alternative minimum taxable income of the holder of the interest. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The REMIC Regulations provide that a transfer to a United States person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax'. The Class R certificate will likely constitute noneconomic residual interests during all of its term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection tax, transfers of interests in the Class R certificate will likely be disregarded and purported transferors will likely remain liable for any taxes due with respect to the income on the Class R certificate. All transfers of interests in the Class R certificate will be subject to certain restrictions under the terms of the Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. See 'Certain Federal Income Tax Consequences -- REMIC -- Taxation of Owners of Residual Certificates' in the prospectus.

     The Class R certificateholder may be required to report an amount of taxable income with respect to the early accrual periods that significantly exceeds the amount of cash distributions received by such Class R certificateholder with respect to such periods. Consequently, the Class R certificateholder should have other sources of funds sufficient to pay any federal income taxes due in the early years as a result of their ownership of interests in such Class R certificate or unrelated deductions against which income may be offset. In addition, the required inclusion of this amount of taxable income during the early accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of interests in the Class R certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Code) may cause the Class R certificateholder's after-tax rate of return to be zero or negative even if the

Class R certificateholder's pre-tax rate of return is positive. That is, on a present value basis, the Class R certificateholder's resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R certificate over its life.

     As discussed above and in the prospectus, the rules for accrual of original issue discount with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because original issue discount on certain certificates will be deducted in determining REMIC taxable income, any changes required by the IRS in the application of those rules to such certificates may significantly affect the timing of the REMIC's original issue discount deductions and therefore the amount of taxable income allocable to holders of interests in the Class R certificate.

     Purchasers of interests in the Class R certificate are strongly advised to consult their own tax advisors as to the economic and tax consequences of an investment in such certificate.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in the Class R certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R certificate. See 'Certain Federal Income Tax Consequences -- REMIC -- Taxation of Owners of Residual Certificates and Pass-Through of Miscellaneous Itemized Deductions' in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Class R certificate, see 'Prepayment and Yield
Considerations -- Additional Yield Considerations Applicable Solely to the
Class R Certificate' in this prospectus supplement and 'Certain Federal Income Tax Consequences -- REMIC -- Taxation of Owners of Residual Certificates' in the prospectus.

                               YEAR 2000 PROJECT

STATE OF READINESS

     The Depositor is part of ABN AMRO Bank N.V.'s U.S. operations, which are managed by ABN AMRO North America, Inc. ('AANA'). AANA began addressing the year 2000 problem in 1996 by assembling a corporate project team to develop a year 2000 readiness program for ABN AMRO entities within North America. The project team is comprised of AANA business leaders and representatives from the Information Technology division and is assisted by outside consulting firms and contract personnel who are experts in the area of year 2000 readiness.

     The project team's efforts are generally divided into four phases: awareness, assessment, renovation and validation. The project team has completed the initial awareness phase. At present, all AANA staff are aware of the year 2000 problem and its potential impact to their business units and the organization as a whole. The effort to improve management and staff understanding of the problem will continue throughout the life of the project. In addition, the project team has initiated efforts to continue to improve awareness of the year 2000 problem among all of AANA's customers and business partners by coordinating mass mailings and responding to customer requests for information.

     The assessment phase of the year 2000 project is complete. The project team has surveyed and documented its year 2000 readiness requirements, and has prepared a project plan that addresses remediation, renovation, replacement, upgrade or obsolescence of current systems. At present, the project team has estimated and scheduled all efforts of renovation, testing, certification and implementation.

     The renovation phase of the year 2000 project is substantially complete. All internal 'mission critical' systems and applications are in place and have been fully tested.

     The project team has launched the validation phase of the year 2000 project. It developed a comprehensive plan to validate the readiness of all of the systems utilized by ABN AMRO entities in North America for the year 2000.

     In addition, to address potential disruptions in business due to year 2000 issues, AANA has developed a general year 2000 business continuity planning process for all ABN AMRO entities in North America. The project team will complete specific business unit year 2000 contingency plans for all ABN AMRO entities in North America by December 31, 1999.

     The Trustee, which is not an ABN AMRO affiliate and therefore not subject to ABN AMRO's year 2000 project, has advised the Depositor that it is committed to either implementing modifications to its existing systems to the extent required to cause them to be year 2000 ready, or acquiring computer systems that are year 2000 ready, in each case prior to January 1, 2000.

However, the Depositor has not made any independent investigation of the computer systems of the Trustee.

RISKS

     Although the project team for the ABN AMRO entities in North America expects its year 2000 remediation efforts to be fully completed, validated and implemented well before the year 2000, there can be no assurance that these efforts will be completed on time, or that they will fully remediate all problems associated with the year 2000. In addition, there can be no assurance that the Trustee, or unaffiliated businesses and entities who provide services to the Depositor or the Trustee, will adequately address year 2000 issues.

     If the Trustee or any of its vendors or third party service providers are not year 2000 ready, the ability of the Trustee to make timely distributions and required reports to Certificateholders may be materially and adversely affected.

     Some of the statements made in this section regarding the likelihood of the Depositor and the Trustee successfully addressing problems associated with the year 2000 constitute forward-looking statements as defined in Section 27A(i)(1) of the Securities Act. Generally, all statements in this section that are not statements of historical fact are forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements. These factors include the ability of the Depositor and the Trustee to successfully identify systems and components that may pose year 2000 issues, the nature and the amount of programming required to correct these systems and components, the ability of third party consultants and service providers to timely complete portions of the Depositor's and the Trustee's year 2000 remediation plans, and the ability of the business partners of the Trustee and the Depositor to successfully address their year 2000 issues.

                            LEGAL INVESTMENT ASPECTS

     As of the date of their issuance, the certificates will not constitute 'mortgage-related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Accordingly, many institutions with legal authority to invest in comparably rated securities secured by first lien mortgage loans may not be legally authorized to invest in the certificates.

     Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision ('OTS') and the National Credit Union Administration ('NCUA') have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates.

     For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the '1998 POLICY STATEMENT') applicable to all depository institutions, setting forth guidelines for investments in 'high-risk mortgage securities.' The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     On January 1, 1999, OTS Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities'
('TB 13A'), which is applicable to thrift institutions regulated by the OTS became effective. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative. For the purposes of TB 13a, a 'complex security' includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any 'plain vanilla' mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the certificates would likely be viewed as 'complex securities'. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party so long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may by viewed by OTS examiners as an unsafe and unsound practice.

     In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of certificates.

     In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the certificates, including such securities previously purchased. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the certificates or to purchase the certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit plan or other benefit plan or arrangement which is subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Code (each, a 'PLAN'), or other person that proposes to use 'plan assets' of any Plan to acquire any certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of such certificates by, on behalf of, or with 'plan assets' of any Plan. See 'ERISA Considerations' in the prospectus.

     Under current law, the purchase and holding of the certificates by or on behalf of any Plan subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code may result in non-exempt prohibited transactions under ERISA and Section 4975 of the Code. As a result, purchases of the certificates by, on behalf of or with 'plan assets' of any Plan are prohibited and will not be registered unless the purchaser represents that it is not a Plan and is not using the assets of a Plan to purchase the certificates, and any subsequent transfer of a certificate shall not be registered unless the transferee represents that it is not a Plan and is not using the assets of a Plan to purchase the certificate. In addition, so long as the certificates are book-entry certificates, any purchaser who acquires the certificates shall be deemed to represent that it is not a Plan and is not using the assets of a Plan to purchase the certificates. Any transfer of a certificate to a Plan or an entity holding the assets of a Plan shall be void.

     The sale of any certificate to a Plan is in no respect a representation by the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, all of the certificates. The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor (which are estimated to be $575,000), will be approximately 91.41% of the initial aggregate certificate principal balance of the certificates. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of such certificates, if any are taken. Distribution of such certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the certificates paid to the Depositor and the proceeds from the sale of such certificates realized by the Underwriters will constitute underwriting discounts and commissions. The Underwriters may effect such transactions by selling the certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act.

     The Depositor has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Act, or to contribute to payments the Underwriters may be obligated to make in respect thereof.

     ABN AMRO Incorporated is an affiliate of the Depositor.

     The Underwriters intend to make a market for the purchase and sale of the certificates after their initial issuance but have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Kirk Flores, Counsel of the Depositor and by Mayer, Brown & Platt, New York, New York. Mayer, Brown & Platt will also pass upon certain legal matters for ABN AMRO Incorporated. Brown & Wood LLP, New York, New York, will pass upon certain legal matters on behalf of Donaldson, Lufkin & Jenrette Securities Corporation.

                              CERTIFICATE RATINGS

     It is a condition to the issuance of the certificates that the Class B-1, Class B-2 and Class B-3 certificates each be rated 'BBB' by Duff & Phelps Credit Rating Co. ('DCR'), and that the Class A certificates and Class R certificate be rated not less than 'A-' by DCR.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

     THE RATINGS BY DCR ASSIGNED TO THIS ISSUE DO NOT CONSTITUTE A RECOMMENDATION TO PURCHASE OR SELL THESE SECURITIES. RATHER THEY ARE AN INDICATION OF THE LIKELIHOOD OF THE PAYMENT OF PRINCIPAL AND INTEREST AS SET FORTH IN THE TRANSACTION DOCUMENTATION. THE RATING ON THE CLASS R CERTIFICATE ADDRESSES ONLY THE RETURN OF THE CERTIFICATE PRINCIPAL BALANCE AND INTEREST THEREON AT THE STATED RATE.

     The ratings on the certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Pooled Securities to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See 'Risk Factors' and 'Prepayment and Yield Considerations'.

     The Depositor has not requested a rating on the certificates by any rating agency other than DCR. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the certificates by DCR.

                        INDEX OF SIGNIFICANT DEFINITIONS

     Set forth below is a list of certain of the more significant terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

100% PSA..........................        S-34
1998 Policy Statement.............        S-41
AANA..............................        S-40
Advances..........................        S-21
Aggregate Collateral Report.......        S-17
Available Funds...................   S-3, S-26
Cede..............................        S-23
Class B-2 Rounding Account........        S-26
Class B-3 Rounding Account........        S-26
Code..............................        S-36
Compensation Interest.............        S-22
Component A-3 Notional Amount.....        S-26
Credit Support Depletion Date.....        S-27
DCR...............................        S-43
Definitive Certificates...........        S-25
Discount Fractional Principal
  Amount..........................        S-27
Discount Fractional Principal
  Shortfall.......................        S-27
Discount Pooled Security..........   S-4, S-27
Discount Pooled Security Discount
  Fraction........................        S-28
DLJ 1998-2 Discount Fraction......        S-28
DTC Participants..................        S-24
DTC Systems.......................        S-24
ERISA.............................        S-42
Fraud Losses......................        S-16
GWAC..............................        S-19
Indirect DTC Participants.........        S-24
Industry..........................        S-24
Interest Only.....................         S-4
IRS...............................        S-38
Liquidated Mortgage Loan..........        S-15
Liquidation Proceeds..............        S-15
Lock Out Period...................        S-14
Mezzanine Securities..............        S-13
Modeling Assumptions..............        S-35
Mortgage Loan Information Date....        S-18
Mortgagor Bankruptcy Losses.......        S-16
NCUA..............................        S-41
Net Liquidation Proceeds..........        S-15
New Regulations...................        S-39
NWAC..............................        S-19
OID...............................        S-37
OID Regulations...................        S-37
Original Loan-to-Value Ratios.....        S-19
Other Information.................        S-17
OTS...............................        S-41
P&I Advance.......................        S-21
Pass-Through Rate.................        S-28
Pass-Through Rates................         S-4
Plan..............................        S-42
PNC 1998-6 Discount Fraction......        S-28
PNC 1998-14 Discount Fraction.....        S-28
Pool..............................        S-12
Pooled Securities.................        S-12
Pooled Security Credit Support....        S-16
Pooled Security Distribution
  Date............................        S-13
Pooled Security Distribution Date
  Information.....................        S-17
Pooled Security Distribution Date
  Statement.......................        S-16
Pooling Agreement.................        S-12
Premium Pooled Security...........   S-4, S-28
Prepayment Speed Assumption.......        S-34
Principal Only....................         S-4
Principal Payment Amount..........        S-28
Pro Rata Allocation...............        S-30
PSA...............................        S-34
Purchase Price....................        S-12
Redemption Lot Amount.............        S-29
REITs.............................        S-39
REO...............................        S-16
REMIC Regulations.................        S-37
Rules.............................        S-24
Senior Percentage.................        S-28
Senior Prepayment Percentage......        S-14
Senior Principal Amount...........        S-28
Senior Securities.................        S-13
Servicing Advances................        S-21
Servicing Fee.....................        S-20
SMMEA.............................        S-41
Special Hazard Losses.............        S-16
Special Loss Limit................        S-16
Special Loss Occurrences..........        S-16
Standard Hazard Insurance
  Policies........................        S-20
Subordinate Percentage............        S-28
Subordinate Principal Amount......        S-28
Subordinate Securities............        S-13
Subordination Level...............        S-16
TB 13a............................        S-42

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                                                                      APPENDIX I

                                POOL INFORMATION

     A key to the abbreviations used for each underlying series and class designation for the Pooled Securities is contained in Appendix II hereto.

     The following is a description of each item reported in the following tables. Where a dash '-' is shown, the relevant information is contained in the box directly above such dash. Where 'n/a' is shown, the relevant information is not available. THE TABLES SHOULD BE READ IN CONJUNCTION WITH THESE DESCRIPTIONS AND THE ENDNOTES THAT FOLLOW EACH TABLE.


1.   POOLED SECURITIES. EACH POOLED SECURITY IS NUMBERED IN THE COLUMN TITLED 'POOLED SEC.'

2.   SHELF, SERIES AND DES. These three columns indicate, collectively, the abbreviated
     'shelf' name and series designation of each underlying series and the abbreviated designation of the Pooled Security for such underlying series. For the full name of each Pooled Security referenced by the applicable abbreviation, see Appendix II hereto.

3.   ISSUE DATE. This column indicates the date each Pooled Security was issued. Each entry is listed by year/month. For example, an entry of 1994/02 would mean an Issue Date of
     February 1994.

4.   COUPON. This column indicates the approximate interest rate for each Pooled Security as of the Pooled Security Information Date.

5.   COUPON TYPE. This column indicates whether the interest rate on each Pooled Security is fixed at the percentage shown under the column entitled 'Coupon,' in which case the code 'FIX' is inserted, or is based on the weighted average of the interest rate assigned to each loan group within a single mortgage pool, in which case the code 'WAC'
     is inserted.

6.   REG/EXE. This column indicates whether the Pooled Security was initially offered publicly pursuant to an effective registration statement under the Act, in which case the code 'REG' is inserted, or publicly pursuant to an exemption from registration under the Act, in which case the code 'EXE' is inserted.

7.   GROSS ORIGINAL BALANCE. This column indicates the approximate principal balance of each class of Pooled Securities of which the Pooled Security constitutes a part or the whole, as of the related Issue Date, as shown in the Issue Date column.

8.   GROSS CURRENT BALANCE. This column indicates the approximate principal balance of each class of Pooled Securities of which the Pooled Security constitutes a part or the whole, as of the Pooled Security Information Date.

9.   POOLED SEC. PRINCIPAL BALANCE. This column indicates the approximate principal balance of each Pooled Security as of the Pooled Security Information Date.

10.  % OF COLL. This column indicates, for each Pooled Security as of the Pooled Security
     Information Date, a fraction, expressed as a percentage the numerator of which is the principal balance of such Pooled Security, and the denominator of which is the principal balance of all related underlying mortgage loans in the related underlying trust as of the Mortgage Loan Information Date, or in some cases, the principal balance of all related underlying securities (including the applicable Pooled Security), in general other than principal only securities as of the Pooled Security Information
     Date.

11.  COLLATERAL BALANCE. This column indicates the aggregate scheduled principal balance of the underlying mortgage loans with respect to each Pooled Security as of the Mortgage
     Loan Information Date.

12.  CREDIT ENHANC. This column indicates the percentage that the Pooled Security Credit
     Support represents, if any, of the aggregate scheduled principal balance of the underlying mortgage loans with respect to each Pooled Security as of the Mortgage Loan
     Information Date.

13.  CUM. REALIZED LOSSES. The column indicates the cumulative dollar amount of realized losses on the underlying mortgage loans allocated to any of the securities issued by the related underlying trust since the Issue Date, as shown in the Issue Date column.

14.  MAY 99 REALIZED LOSSES. The column lists the dollar amount of realized losses on the underlying mortgage loans related to each Pooled Security during May 1999 allocated to any of the securities in the related underlying series on the June 1999 distribution date.

15.  CURRENT UNDER TRUSTEE. This column indicates the current underlying trustee with respect to each Pooled Security. Listed below is the abbreviation used with respect to each underlying trustee:

            ABBREVIATION                        FULL NAME OF UNDERLYING TRUSTEE
--------------------------------------------------------------------------------------------
            BNY                                 The Bank of New York
            BKTRU                               Bankers Trust Company of California, N.A.
            CHASE                               Chase Manhattan Bank
            FNMA                                Federal National Mortgage Association
            FCHIC                               The First National Bank of Chicago
            NORWB                               Norwest Bank Minnesota, National Association
            STATE                               State Street Bank and Trust Company
            USBNK                               U.S. Bank National Association

16. CURRENT UNDER SERVICER. This column indicates the current underlying master servicer with respect to each Pooled Security. Listed below is the abbreviation used with respect to each underlying master servicer:

            ABBREVIATION                        FULL NAME OF UNDERLYING SERVICER
--------------------------------------------------------------------------------------------
            Cendant                             Cendant Mortgage Corporation
            Countrywide                         Countrywide Home Loans, Inc.
            First Nationwide                    First Nationwide Mortgage Corporation
            Franklin                            Franklin Mortgage Capital Corporation
            Headlands Mortgage                  Headlands Mortgage Company
            IndyMac                             IndyMac, Inc.
            Liberty                             Liberty Lending Services Inc.
            Norwest Bank                        Norwest Bank Minnesota, National Association
            PNC Mortgage                        PNC Mortgage Securities Corp.
            RFC                                 Residential Funding Corporation


17.  LATEST RATINGS. THIS COLUMN INDICATES THE LATEST RATING BY FITCH IBCA, INC. ('FT'), DUFF &
     Phelps Credit Rating Co. ('DCR') or Standard & Poor's Ratings Services ('SP'), as
     applicable, if such rating agency rated such Pooled Security on the related Issue Date.

18.  ORIGINAL RATING. This column shows the original rating by FT, DCR or SP, as applicable.

19.  PAYMENT DATE. This column indicates the Pooled Security Distribution Date for each Pooled
     Security. The code '25th' means the 25th day of each month (or, if such date is not a business day, as defined in the related underlying agreement, the following business day).

20.  WIRE. This column indicates whether the underlying agreements allow the holder of such
     Pooled Security to receive distributions thereon by wire transfer.

21.  DTC/PHYSICAL. This column shows whether beneficial ownership of the Pooled Security is held through the book-entry system with DTC or that the Pooled Security is a physical certificate. The code 'DTC' means through book-entry and the code 'Physical' means through physical certificates.

22.  COMP. INTEREST. This column indicates whether payments of compensating interest are required to be made on each Pooled Security. The Code 'Serv. Fee' means that Compensating
     Interest payments are required to be made up to the related master servicing or servicing fee, as applicable, as shown in the Servicing Fee column; and where a % is indicated, means
     Compensating Interest payments are required to be made up to the indicated percent of the related master servicing or servicing fee, as applicable.

23.  CLEAN UP %. This column indicates whether each Pooled Security is subject to an optional termination at the option of the entity listed under the Column 'Call By,' at the time that the principal balance of the underlying mortgage loans of the related underlying trust as a percentage of the original principal balance of the underlying mortgage loans or on the related Issue Date, as shown in the Issue Date column, falls below the indicated
     percentage. The Code 'None' means that the Pooled Security is not subject to a clean up call.

24.  CALL BY. This column indicates the entity, if any, that has the clean-up call described above under Clean-Up %. The Codes 'Serv', 'Dep' and 'Sell' mean the underlying servicer, depositor and the seller of the underlying mortgage loans to the related underlying trust, as applicable.

25.  REMAIN SPECIAL HAZARD. This column indicates the Special Hazard Loss carve-out remaining as of the Mortgage Loan Information Date with respect to each underlying series, if any, and if such amount is unavailable, the original special hazard carve-out on the date of issuance of the underlying series.

26.  REMAIN FRAUD. This column indicates the Fraud Loss carve-out remaining as of the Mortgage
     Loan Information Date with respect to each underlying series, if any, and if such amount is unavailable, the original fraud loss carve-out on the date of issuance of the underlying series.

27.  REMAIN BANKRUPTCY. This column indicates the Mortgagor Bankruptcy Loss carve-out remaining as of the Mortgage Loan Information Date with respect to each underlying series, if any, and if such amount is unavailable, the original bankruptcy loss carve-out on the date of issuance of the underlying series.

28.  TOTAL DELINQ. Under the next group of columns are supplied the percentages of the underlying mortgage loans underlying each Pooled Security (a) for which the related monthly payments as of the Mortgage Loan Information Date are 30 to 59 days delinquent (under the
     '30+ Pct' column), (b) for which the related monthly payments as of the Mortgage Loan
     Information Date are 60 to 89 days delinquent (under the '60+ Pct' column) and (c) the sum of the percentages of the underlying mortgage loans (i) for which the related monthly payments as of the Mortgage Loan Information Date are 90 or more days delinquent, (ii)
     which are currently the subject of foreclosure or other similar proceedings against the related borrower and (iii) the mortgaged properties which are currently held by the related underlying trust as real estate owned (under the '90+ Pct' column), and (d) the sum of the percentages under the foregoing columns (which may not total due to rounding) (under the 'Total Delinq' column).

29.  GWAC. This column indicates the approximate weighted average of the per annum interest rates borne by the related underlying mortgage loans underlying each Pooled Security as of the Mortgage Loan Information Date.

30.  SERVICING FEE. This column indicates the aggregate servicing fee or range of servicing fees, expressed as a per annum percentage, payable to the underlying servicer(s) and master servicer, if applicable, with respect to each Pooled Security. The servicing fee for each underlying servicer equals an amount equal to the product of the outstanding principal balance of the related underlying mortgage loans and the servicing fee percentage.

31.  NWAC. This column indicates the approximate weighted average of the net mortgage rates on the related underlying mortgage loans underlying each Pooled Security as of the Mortgage
     Loan Information Date.

32.  WAM. This column indicates the approximate weighted average of the remaining terms to maturity of the related underlying mortgage loans underlying each Pooled Security as of the
     Mortgage Loan Information Date (in months).

33.  AGE. This column indicates the approximate weighted average months since origination for the related underlying mortgage loans underlying each Pooled Security as of the Mortgage
     Loan Information Date.

34.  NUMBER OF MTG. LOANS. This column indicates the approximate number of related underlying mortgage loans underlying each Pooled Security as of the Mortgage Loan Information Date.

35.  AVERAGE LOAN BALANCE. This column indicates the approximate average principal balance of the related underlying mortgage loans underlying each Pooled Security as of the Mortgage
     Loan Information Date.

36.  % CA. This column indicates the approximate percentage of underlying mortgage loans underlying each Pooled Security with respect to which the related mortgaged properties are located in the State of California as of the Mortgage Loan Information Date.

37.  WA ORIG. LTV. This column indicates the weighted average (based on balances as of the
     Mortgage Loan Information Date) of the original loan-to-value ratios of the underlying mortgage loans underlying each Pooled Security. Generally, the 'original loan-to-value ratio' of a mortgage loan is the ratio, expressed as a percentage, obtained by dividing the original principal balance of such mortgage loan by the lesser of the sales price or appraised value of the underlying mortgaged property as of the date of origination of such mortgage loan. None of the Seller, the Depositor, the Trust or the Underwriters have any information about the current loan-to-value ratios of the underlying mortgage loans.

38.  % COLL BAL RE. This column indicates, for each Pooled Security as of the Pooled Security
     Information Date, a fraction, expressed as a percentage the numerator of which is the aggregate scheduled principal balance of the underlying mortgage loans with respect to each
     Pooled Security as of the Mortgage Loan Information Date, and the denomination of which is the aggregate scheduled principal balance of the underlying mortgage loans with respect to such Pooled Security as of the Issue Date of the related underlying series.

                                   APPENDIX I
                                POOL INFORMATION
                                 (PAGE 1 OF 2)

POOLED                                         ISSUE
SEC.        ABBREVIATION  SERIES    DES.       DATE      COUPON
---------------------------------------------------------------
    1         BSMSI     1996-5       B-3      1996/09     8.125
    2         BSMSI     1998-1       B-3      1998/02     6.750
    3          DLJ      1994-3       B-2      1994/03     6.500
    4          DLJ      1998-2      C-B-3     1998/05     6.835
    5          FNW      1998-W7      B-2      1998/09     7.085
    6         HMSI      1998-3       B-3      1998/12     6.650
    7          PNC      1998-14     D-B-3     1998/12     6.764
    8          PNC      1998-2      C-B-3     1998/02     7.000
    9          PNC      1998-7     II-B-3     1998/08     7.000
   10          PNC      1999-1      I-B-3     1999/01     6.250
   11          PNC      1998-6      C-B-3     1998/07     6.671
   12         RALI     1997-QS4      M-3      1997/05     7.750
   13         RAST      1997-A1      B-3      1997/01     7.375
   14         RAST      1998-A6      B-3      1998/05     6.750
   15         RAST     1998-A15      B-3      1998/11     6.850
   16         RAST      1999-A1      B-3      1999/01     6.716
   17         SAMI      1998-10      B-3      1998/11     6.900
   18         SAMI      1998-12      B-3      1998/12     6.750
   19         SAMI      1998-11      B-3      1998/11     6.750
   20         SAMI      1998-8      4-B-3     1998/06     6.750



                                                     POOLED
                                GROSS      GROSS      SEC.
POOLED     COUPON    REG/     ORIGINAL    CURRENT   PRINCIPAL
SEC.        TYPE     EXE.      BALANCE    BALANCE    BALANCE
--------------------------------------------------------------
    1       FIX       Reg     $2,370,244 $2,280,345 $2,280,345
    2       FIX       Reg     $3,572,600 $3,525,356 $2,001,182
    3       FIX       Reg     $4,033,964 $3,750,508 $3,750,508
    4       WAC       Reg     $2,295,948 $2,264,554 $2,264,554
    5       FIX       Exe     $2,248,574 $2,232,606 $2,232,606
    6       FIX       Reg     $1,366,900 $1,359,756 $1,359,756
    7       WAC       Reg     $4,260,274 $4,238,803 $4,238,803
    8       FIX       Reg     $2,098,478 $2,071,867 $2,071,867
    9       FIX       Reg     $3,364,662 $3,341,287 $3,341,287
   10       FIX       Reg     $3,756,138 $3,740,291 $3,740,291
   11       WAC       Reg     $2,743,972 $2,716,902 $2,716,902
   12       FIX       Reg     $3,316,900 $3,249,852 $2,282,901
   13       FIX       Reg     $1,731,000 $1,691,226 $1,691,226
   14       FIX       Reg     $3,375,684 $3,344,555 $3,344,555
   15       FIX       Reg     $2,073,300 $2,062,588 $2,062,588
   16       FIX       Reg     $1,995,888 $1,989,198 $1,989,198
   17       FIX       Reg     $2,285,600 $2,272,695 $2,272,695
   18       FIX       Reg     $1,114,000 $1,108,252 $1,108,252
   19       FIX       Reg     $1,485,500 $1,476,993 $1,476,993
   20       FIX       Reg     $1,540,000 $1,526,535 $1,526,535





                                            CUM          MAY 99     CURRENT
POOLED      % OF   COLLATERAL  CREDIT    REALIZED       REALIZED     UNDER
SEC.       COLL.    BALANCE    ENHANC.    LOSSES         LOSSES     TRUSTEE
---------------------------------------------------------------------------
    1       4.91   $46,486,606    4.73 $166,421.99       $0.00       BNY
    2       0.64   $553,830,290   1.2      $0.00         $0.00      CHASE
    3       1.61   $233,606,999   1.33 $  1,638,826.73    N/A       CHASE
    4       1.28   $177,235,299   1.73     $0.00         $0.00       BNY
    5       0.80   $278,325,911   1.60     $0.00          N/A       FNMA
    6       0.60   $224,944,481   1.01     $0.00         $0.00       BNY
    7       0.92   $458,484,541   1.58     $0.00          N/A       STATE
    8       1.25   $165,821,720   2.08     $0.00          N/A       USBNK
    9       1.20   $278,052,002   1.50     $0.00          N/A       STATE
   10       0.41   $908,481,001   0.87     $0.00          N/A       STATE
   11       0.98   $277,613,193   1.63     $0.00          N/A       USBNK
   12       2.93   $111,007,815   2.41 $  1,711.00        N/A       FCHIC
   13       1.89   $89,530,701   2.65      $0.00         $0.00       BNY
   14       0.96   $348,808,394   1.53     $0.00         $0.00       BNY
   15       0.88   $234,679,872   1.37     $0.00         $0.00       BNY
   16       0.90   $220,964,350   1.58     $0.00         $0.00       BNY
   17       1.20   $189,698,907   1.80     $0.00          N/A       BKTRU
   18       0.41   $272,472,588   0.76     $0.00         $0.00      NORWB
   19       0.65   $228,634,367   1.02     $0.00         $0.00      FCHIC
   20       1.32   $115,599,625   1.55     $0.00         $0.00      FCHIC


           CURRENT
POOLED     UNDER        LATEST    ORIGINAL    PAYMENT     WIRE/      DTC/
SEC.       SERVICER    RATINGS     RATING      DATE       CHECK    PHYSICAL
---------------------------------------------------------------------------
    1      Headlands     BBB        BBB       25th        Yes        DTC
           Mortgage
    2      Norwest       BBB        BBB       25th        Yes        DTC
            Bank
    3      Franklin      BBB        BBB       25th        Yes       PHYS
    4       PNC          BBB        BBB       25th        Yes        DTC
           Mortgage
    5      Countrywide   BBB        BBB       25th        Yes        DTC
    6      Headlands     BBB        BBB       25th        Yes        DTC
           Mortgage
    7       PNC          BBB        BBB       25th        Yes       PHYS
           Mortgage
    8       PNC          BBB        BBB       25th        Yes       PHYS
           Mortgage
    9       PNC          BBB        BBB       25th        Yes       PHYS
           Mortgage
   10       PNC          BBB        BBB       25th        Yes       PHYS
           Mortgage
   11       PNC          BBB        BBB       25th        Yes       PHYS
           Mortgage
   12       RFC          BBB        BBB       25th        Yes       PHYS
   13      IndyMac       BBB        BBB       25th        Yes        DTC
   14      IndyMac       BBB        BBB       25th        Yes        DTC
   15      IndyMac       BBB        BBB       25th        Yes        DTC
   16       PNC          BBB        BBB       25th        Yes        DTC
           Mortgage
   17      Liberty       BBB        BBB       25th        Yes        DTC
   18      Cendant       BBB        BBB       25th        Yes        DTC
   19      Norwest       BBB        BBB       25th        Yes        DTC
            Bank
   20      Norwest       BBB        BBB       25th        Yes        DTC
            Bank

                                   APPENDIX I
                                POOL INFORMATION
                                 (PAGE 2 OF 2)


POOLED                                  COMP.    CLEAN
SEC.        ABBREVIATION SERIES   DES  INTEREST  UP %
------------------------------------------------------
    1        BSMSI   1996-5     B-3      (1)      10%
    2        BSMSI   1998-1     B-3      (2)      5%
    3         DLJ    1994-3     B-2      (3)      5%
    4         DLJ    1998-2    C-B-3     (4)      5%
    5         FNW    1998-W7    B-2     Serv.     (7)
                                         Fee
    6        HMSI    1998-3     B-3    0.125%     10%
    7         PNC    1998-14   D-B-3     (5)      5%
    8         PNC    1998-2    C-B-3     (5)      10%
    9         PNC    1998-7   II-B-3     (5)      5%
   10         PNC    1999-1    I-B-3     (5)      5%
   11         PNC    1998-6    C-B-3     (5)      5%
   12        RALI    1997-QS4   M-3      (6)      10%
   13        RAST    1997-A1    B-3     Serv.     10%
                                         Fee
   14        RAST    1998-A6    B-3     Serv.     7%
                                         Fee
    15        RAST    1998-A15   B-3     Serv.     10%
                                         Fee
    16        RAST    1999-A1    B-3     Serv.     10%
                                         Fee
    17        SAMI    1998-10    B-3    0.375%     10%
    18        SAMI    1998-12    B-3     0.20      10%
    19        SAMI    1998-11    B-3      (6)      10%
    20        SAMI    1998-8    4-B-3     (2)      10%




                   REMAIN
POOLED      CALL   SPECIAL         REMAIN       REMAIN     30+    60+      90+     TOTAL           SERVICING
SEC.         BY    HAZARD          FRAUD       BANKRUPTCY  PCT    PCT      PCT    DELINQ.   GWAC     FEE     NWAC
-------------------------------------------------------------------------------------------------------------------
    1       Serv    1,130,493          0           0       0.00    0.00     2.18   2.18    9.0286   0.250%   8.7686
    2       Dep    18,242,622*    11,547,844*      N/A     0.56    0.11     0.05   0.73    7.5366   0.250-   7.2866
                                                                                           0.500%
    3       Serv    5,216,573      8,067,929     132,117   0.00    0.18     0.53   0.71    7.3951   0.2925%  7.1021
    4       Sell   15,657,993*     5,402,232*    100,000*  2.30    0.22     0.66   3.18    7.8998   0.290-   7.2523
                                                                                           0.500%
    5       Serv,   2,998,099      5,996,199     108,748   8.53    0.26     0.22   9.02    7.5773   0.250%   7.3273
            Sell
    6       Serv    3,901,411*     2,278,164*       0      0.17    0.00     0.00   0.17    7.1553   0.250%   6.9053
    7       Serv    5,021,088     10,024,175     181,895   2.79    0.74     0.41   3.94    7.9869   0.240-   7.2263
                                                                                           2.550
    8       Serv    2,797,971*     5,595,944*    100,589*  2.27    0.12     0.13   2.52    8.2983   0.290-   8.0074
                                                                                           0.300%
    9       Serv    3,364,662      6,729,325     124,954   1.65    0.29     0.35   2.29    8.0934   0.265-   7.4080
                                                                                           2.025%
   10       Serv   10,407,852     20,815,705     256,213   1.03    0.08     0.00   1.12    7.0817   0.240-   6.4235
                                                                                           1.880%
   11       Serv    3,658,630      7,317,260     133,374   1.28    0.00     0.00   1.28    8.0131   0.265-   7.3127
                                                                                           1.995%
   12      Serv,    1,380,465        112,437     123,032   1.90    0.21     0.64   2.75    8.8121   0.310-   8.4834
            Sell                                                                           1.290%
   13       Serv    1,515,079        0              0      2.32    0.62     1.60   4.54    8.6476   0.375-   8.2580
                                                                                           1.485%
   14       Serv    7,164,076      4,500,914        0      0.93    0.46     0.27   1.66    7.9549   0.375-   7.5708
                                                                                           0.500%
   15       Serv    2,832,345      5,183,305        0      1.05    0.19     0.22   1.46    7.7584   0.375-   7.3740
                                                                                           0.625%
   16       Serv    4,248,642      4,996,827        0      3.86    0.00     0.13   4.00    7.9697   0.280-   7.3342
                                                                                           0.661%
   17       Sell    1,523,917      4,571,132     100,000   0.41    0.05     0.75   1.21    8.1327   0.375-   7.7306
                                                                                           1.275%
   18       Sell    1,964,103      5,569,941      50,000   1.04    0.00     0.00   1.04    7.0769   0.200-   6.8733
                                                                                           1.075%
   19       (8)     4,223,271      2,475,790     100,000   0.00    0.00     0.20   0.20    7.2620   0.200-   6.9533
                                                                                           0.325%
   20       (9)     6,306,143*     9,029,120*    100,000*  1.27    0.12     0.52   1.91    7.9772   0.250-   7.7218
                                                                                           1.250%






                            NUMBER
                              OF     AVERAGE             WA
POOLED                       MTG.     LOAN              ORIG.   % COLL
SEC.        WAM      AGE     LOANS   BALANCE   % CA      LTV    BAL RE
----------------------------------------------------------------------
    1       311      34       395    $117,688  55.70    72.50    26.48
    2       336      18      1,738   $318,660  50.25    72.30    69.76
    3       295      65       835    $279,769  45.64    74.20    57.91
    4       336      13       702    $252,472  73.00    70.50    65.62
    5       348      10      2,561   $108,679  22.00    76.20    92.83
    6       349       7       840    $267,791  83.31    73.05    98.74
    7       336       7      2,602   $176,205  45.02    76.91    91.48
    8       334      18      1,412   $117,437  46.80    75.18    59.26
    9       347      12      2,427   $114,566  42.78    76.00    82.64
   10       350       7      2,514   $361,369  55.03    71.50    96.75
   11       331      12      1,817   $152,787  53.96    75.34    75.88
   12       326      26      1,166   $95,204   15.32    77.62    50.20
   13       323      30       702    $127,537  30.44    71.85    43.96
   14       343      14      2,281   $152,919  46.29    71.63    77.50
   15       348       9       665    $352,902  67.71    72.12    90.55
   16       354       6       591    $373,882  58.93    73.18    88.57
   17       336      13      1,215   $156,131  57.83    75.95    83.00
   18       348       7       869    $313,547  38.96    76.80    97.84
   19       349       7       734    $311,491  89.50     N/A     92.35
   20       332      14      1,014   $114,004  40.93    76.43    86.31

                              APPENDIX 1 FOOTNOTES


1.   Compensating Interest will be paid by the master servicer in an amount equal to the lesser of (a) the lesser of (i) 1/12 of 0.125% of the aggregate scheduled principal balance of the underlying mortgage loans for the current distribution date and (ii) the master servicing fee for the current distribution date, and (b) the shortfall in interest collections received during the prior month due to prepayments in full (received from the 16th day of the prior month to the last day of the prior month) and prepayments in part (received from the 1st day of the prior month to the last day of the prior month).

2.   Compensating Interest is limited to the subservicing fee.

3.   Compensating Interest is limited to the master servicing compensation. Master servicing compensation includes servicing compensation and additional compensation from reconveyance fees and any other income earned on funds.

4.   Shortfalls in interest collections due to the timing of prepayments on the related underlying mortgage loans will be paid by PNC, as servicer of such mortgage loans, in an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of prepayments in full on such mortgage loans made from the 15th day of the calendar month preceding the distribution date to the last day of such month and (b) the sum of (i) the applicable monthly master servicing fee payable to PNC in respect of the related loan group, (ii) any reinvestment income realized by PNC, as servicer, relating to prepayments in full on the related underlying mortgage loans, as applicable, received during the period from the 15th day of the month preceding the month in which such related distribution date occurs through the 14th day of the month in which such distribution date occurs and (iii) interest payments on such prepayments in full in respect of the related loan group received during the period from the second day through the 14th day of the month of such distribution date.

5.   The limit on compensating interest with respect to PNC 1998-2, PNC 1998-6, PNC 1998-7, PNC 1998-14 and PNC 1999-1 is based on a formula, which is described in the prospectus supplement under 'Description of the Pool -- Description of the
     Underlying Mortgage Loans -- Compensating Interest'. A component of this formula is the master servicing fee, which ranges from 0.015% to 0.100%.

6.   With respect to any distribution date, any shortfalls in interest collections resulting from prepayments in full during the preceding calendar month will be offset by the master servicer, but only to the extent such shortfall does not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the related underlying mortgage loans immediately preceding such distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to such distribution date. Shortfalls in interest collections resulting from partial prepayments will not be offset by the master servicer from master servicing compensation or otherwise.

7.   The clean up % is 1% if exercised by FNMA; 10% if exercised by the servicer; however, if the exercise of the call option by the servicer would result in payment by FNMA of its guarantee, the servicer can only exercise such option with the consent of FNMA.

8.   If the Clean Up Call is exercised by the underlying depositor, the Clean Up % is 10%; however, if the Clean Up Call is exercised by the underlying servicer, the Clean Up % is 5%.

9.   If the Clean Up Call is exercised by the underlying depositor, the Clean Up % is 10%; however, if the Clean Up Call is exercised by the underlying servicer, the Clean Up % is 2.5%.

* Indicates original balance as of the Issue Date of the underlying series.

                 (This page has been left blank intentionally.)

                                                                     APPENDIX II

                        POOLED SECURITIES ABBREVIATIONS

       POOLED
      SECURITY                                FULL NAME OF SERIES                                ABBREVIATION
-------------------------------------------------------------------------------------------------------------
         1.           Bear Stearns Mortgage Securities Inc.,                                BSMSI 1996-5
                      Mortgage Pass-Through Certificates,
                      Series 1996-5, Class B-3

         2.           Bear Stearns Mortgage Securities Inc.,                                BSMSI 1998-1
                      Mortgage Pass-Through Certificates,
                      Series 1998-1, Class B-3

         3.           DLJ Mortgage Acceptance Corp.,                                        DLJ 1994-3
                      Mortgage Pass-Through Certificates,
                      Series 1994-3, Class B-2

         4.           DLJ Mortgage Acceptance Corp.,                                        DLJ 1998-2
                      Mortgage Pass-Through Certificates,
                      Series 1998-2, Class C-B-3

         5.           Fannie Mae REMIC Trust,                                               FNW 1998-W7
                      REMIC Pass-Through Certificates,
                      Series 1998-W7, Class B-2

         6.           Headlands Mortgage Securities Inc.,                                   HMSI 1998-3
                      Mortgage Pass-Through Certificates,
                      Series 1998-3, Class B-3

         7.           PNC Mortgage Securities Corp.,                                        PNC 1998-14
                      Mortgage Pass-Through Certificates,
                      Series 1998-14, Class D-B-3

         8.           PNC Mortgage Securities Corp.,                                        PNC 1998-2
                      Mortgage Pass-Through Certificates,
                      Series 1998-2, Class C-B-3

         9.           PNC Mortgage Securities Corp.,                                        PNC 1998-7
                      Mortgage Pass-Through Certificates,
                      Series 1998-7, Class II-B-3

       POOLED
      SECURITY                                 FULL NAME OF SERIES                               ABBREVIATION
-------------------------------------------------------------------------------------------------------------
        10.           PNC Mortgage Securities Corp.,                                         PNC 1999-1
                      Mortgage Pass-Through Certificates,
                      Series 1999-1, Class I-B-3

        11.           PNC Mortgage Securities Corp.,                                         PNC 1998-6
                      Mortgage Pass-Through Certificates,
                      Series 1998-6, Class C-B-3

        12.           Residential Accredit Loans, Inc.,                                      RALI 1997-QS4
                      Mortgage Asset-Backed Pass-Through Certificates,
                      Series 1997-QS4, Class M-3

        13.           CWMBS, Inc.,                                                           RAST 1997-A1
                      Residential Asset Securitization Trust 1997-A1,
                      Mortgage Pass-Through Certificates,
                      Series 1997-A, Class B-3

        14.           CWMBS, Inc.,                                                           RAST 1998-A6
                      Residential Asset Securitization Trust 1998-A6,
                      Mortgage Pass-Through Certificates,
                      Series 1998-F, Class B-3

        15.           CWMBS, Inc.,                                                           RAST 1998-A15
                      Residential Asset Securitization Trust 1998-A15,
                      Mortgage Pass-Through Certificates,
                      Series 1998-O, Class B-3

        16.           CWMBS, Inc.,                                                           RAST 1999-A1
                      Residential Asset Securitization Trust 1999-A1,
                      Mortgage Pass-Through Certificates
                      Series 1999-A, Class B-3

        17.           Structured Asset Mortgage Investments Inc.,                            SAMI 1998-10
                      Mortgage Pass-Through Certificates,
                      Series 1998-10, Class B-3

        18.           Structured Asset Mortgage Investments Inc.,                            SAMI 1998-12
                      Mortgage Pass-Through Certificates,
                      Series 1998-12, Class B-3

        19.           Structured Assets Mortgage Investments Inc.,                           SAMI 1998-11
                      Mortgage Pass-Through Certificates,
                      Series 1998-11, Class B-3

        20.           Structured Assets Mortgage Investments Inc.,                           SAMI 1998-8
                      Mortgage Pass-Through Certificates,
                      Series 1998-8, Class 4-B-3

                                                                    APPENDIX III

                        UNDERLYING SERVICER INFORMATION


                        SERVICER                                         RECENT PUBLIC TRANSACTION
--------------------------------------------------------------------------------------------------
 PNC Mortgage Securities Corp.                            PNC Mortgage Securities Corp.
                                                          Mortgage Pass-Through Certificates
                                                          Series 1999-6
                                                          Prospectus Supplement dated June 25, 1999

 IndyMac, Inc.                                            CWMBS, Inc.
                                                          Residential Asset Securitization Trust 1999-A1
                                                          Mortgage Pass-Through Certificates
                                                          Series 1999-A
                                                          Prospectus Supplement dated January 26, 1999

 Norwest Bank Minnesota, National Association             Norwest Asset Securities Corporation 1999-4 Trust
                                                          Mortgage Pass-Through Certificates
                                                          Series 1999-4
                                                          Prospectus Supplement dated February 19, 1999

                                     III-1

                 (This page has been left blank intentionally.)

                                                                     APPENDIX IV

                        ASSUMED LOAN CHARACTERISTICS FOR
                         THE UNDERLYING MORTGAGE LOANS

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO BSMSI 1996-5

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................     2,956,667.68         8.25881%        0.26000%        357           322           322           0.00
2....................       191,804.77         8.13725%        0.26000%        180           147           147           0.00
3....................    41,783,986.37         9.09307%        0.26000%        352           318           318           0.00
4....................     1,554,147.50         8.86891%        0.26000%        176           142           142           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO BSMSI 1998-1

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY       STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................     7,249,408.44         6.79819%        0.25000%        359           341           341            0.00
2....................       364,177.40         6.50000%        0.25000%        300           282           282        2,522.57
3....................   539,836,514.85         7.54694%        0.25000%        355           337           337            0.00
4....................     1,894,236.77         7.62713%        0.29000%        300           282           282            0.00
5....................     2,788,495.89         7.54384%        0.25000%        238           221           221            0.00
6....................     1,697,456.35         7.50853%        0.25000%        178           160           160            0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO DLJ 1994-3

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................     7,352,093.77         6.61488%        0.29250%        360           295           295           0.00
2....................   226,254,905.88         7.41773%        0.29250%        360           295           295           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO DLJ 1998-2, GROUP 2

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................    20,107,281.30         8.09255%        0.80595%        360           347           167           0.00
2....................   113,351,991.78         7.90396%        0.60261%        360           347           347           0.00
3....................     2,415,238.98         7.47111%        0.67511%        360           347           167           0.00
4....................     8,878,316.11         7.37114%        0.58508%        360           347           347           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO DLJ 1998-2, GROUP 3

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................    16,806,933.91         8.23891%        0.81954%        360           347           167           0.00
2....................     4,444,615.84         8.02893%        0.79400%        180           167           167           0.00
3....................     5,067,504.81         7.63084%        0.63484%        360           347           167           0.00
4....................     6,163,416.17         7.32627%        0.46935%        180           167           167           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO FNW 1998-W7

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   188,255,625.34         7.79359%        0.27316%        357           348           348           0.00
2....................    90,070,285.67         7.15111%        0.31198%        356           346           346           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO HMSI 1998-3

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   161,479,658.84         7.28408%        0.25850%        360           353           353           0.00
2....................     4,355,716.98         7.20547%        0.25850%        180           173           173           0.00
3....................    58,112,022.20         6.79533%        0.25850%        360           353           353           0.00
4....................       997,082.23         6.86137%        0.25850%        180           173           173           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-2, GROUP 1

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   131,310,895.26         8.30984%        0.29117%        356           338           338           0.00
2....................       726,588.28         7.18239%        0.29584%        351           300           300           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-2, GROUP 2

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................    30,047,884.98         8.30967%        0.29000%        357           339           162           0.00
2....................     3,625,948.33         8.04626%        0.29000%        178           160           160           0.00
3....................       110,402.95         7.12500%        0.29000%        361           344           163         754.56

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-6, GROUP 2

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY       STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   160,678,016.22         8.03151%        0.66916%        358           346           346            0.00
2....................       146,439.06         8.37500%        0.99000%        241           228           227        1,289.89

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-6, GROUP 3

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................    46,429,751.90         8.08419%        0.77009%        358           346           168           0.00
2....................    10,518,182.40         8.12539%        0.64826%        177           161           161           0.00
3....................    11,823,884.44         7.53645%        0.57195%        179           167           167           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-6, GROUP 4

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1                        48,016,919.17         7.97452%        0.77979%        358           347           169           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-7

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   264,333,665.76         8.12691%        0.69422%        359           347           347           0.00
2....................        82,595.56         7.87500%        0.29000%        360           347           347         704.38
3....................    13,635,740.47         7.44418%        0.51660%        357           346           346           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-14, GROUP 3

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY       STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   159,105,282.70         8.06268%        0.77991%        359           352           352            0.00
2....................       314,189.31         7.00000%        0.29000%        300           287           287        2,258.16
3....................       854,220.49         8.06568%        0.80291%        241           231           231            0.00
4....................     9,727,088.80         7.12261%        0.65621%        360           351           351            0.00
5....................       238,016.96         7.37500%        0.87500%        240           231           231        1,933.08

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-14, GROUP 4

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   195,141,118.91         8.21828%        0.82561%        359           352           352           0.00
2....................        58,567.93         7.50000%        0.30000%        300           294           294         436.00
3....................     2,216,969.30         8.10384%        0.80148%        240           233           233           0.00
4....................    52,316,213.87         7.32383%        0.56173%        360           353           353           0.00
5....................       897,330.22         7.71270%        0.72110%        240           233           233           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1998-14, GROUP 5

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................    28,326,957.22         7.81740%        0.68025%        180           171           171           0.00
2....................     9,288,585.74         7.02865%        0.54609%        179           168           168           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO PNC 1999-1

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   295,336,627.99         7.33172%        0.53976%        358           350           350           0.00
2....................     3,473,291.65         7.31875%        0.29099%        298           290           290           0.00
3....................     2,991,511.97         7.32695%        0.35703%        237           227           227           0.00
4....................   603,775,630.40         6.95774%        0.71980%        359           352           352           0.00
5....................       707,386.66         6.72770%        0.49948%        300           292           292           0.00
6....................     2,196,552.69         6.95483%        0.71586%        240           233           233           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO RALI 1997-QS4

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................     6,247,516.69         7.90057%        0.30016%        354           326           326           0.00
2....................   104,434,696.52         8.86719%        0.33036%        353           327           327           0.00
3....................       102,300.79         8.37500%        0.33000%        290           262           262         852.60
4....................       223,300.64         8.75149%        0.33000%        240           214           214           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO RAST 1997-A1

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................    85,597,917.52         8.69606%        0.38987%        353           323           323           0.00
2....................     3,932,783.94         7.59268%        0.38400%        354           324           324           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO RAST 1998-A15

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   220,637,077.74         7.79004%        0.38437%        358           349           349           0.00
2....................     3,863,853.62         7.68804%        0.38400%        240           231           231           0.00
3....................    10,178,940.95         7.09871%        0.38400%        359           351           351           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO RAST 1998-A6, GROUP 1

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   221,074,231.30         7.95061%        0.38400%        357           343           343           0.00
2....................     5,650,293.41         7.04077%        0.38400%        358           343           343           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO RAST 1998-A6, GROUP 2

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   122,083,868.90         8.00495%        0.38417%        357           343           343           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO RAST 1999-A1

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY       STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   211,425,294.45         8.01654%        0.65057%        360           354           354            0.00
2....................       299,625.51         7.62500%        0.67000%        240           227           227        2,496.69
3....................     9,239,430.36         6.90787%        0.28900%        360           354           354            0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO SAMI 1998-8

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................     8,542,333.46         8.12253%        0.27743%        357           343           166           0.00
2....................   105,395,975.92         7.96978%        0.25371%        358           344           344           0.00
3....................       502,317.18         7.72025%        0.25000%        299           285           285           0.00
4....................       823,481.86         8.07918%        0.25000%        239           226           226           0.00
5....................       335,517.05         6.75000%        0.25000%        360           347           347           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO SAMI 1998-10

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................    45,617,990.38         8.18040%        0.41684%        358           346           166           0.00
2....................       167,066.62         7.87500%        0.38750%        360           345           165           0.00
3....................   138,577,892.53         8.16477%        0.39920%        351           338           338           0.00
4....................     5,335,957.16         7.17782%        0.38750%        296           283           283           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO SAMI 1998-11

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   206,132,691.85         7.30361%        0.31855%        358           351           351           0.00
2....................     1,383,077.58         7.31902%        0.31924%        181           173           173           0.00
3....................    20,107,929.62         6.85593%        0.21250%        359           352           352           0.00
4....................     1,010,668.28         6.78216%        0.21250%        179           171           171           0.00

ASSUMED LOAN CHARACTERISTICS FOR THE UNDERLYING MORTGAGE LOANS WITH RESPECT TO SAMI 1998-12

                                                                                          REMAINING
                                                                          ORIGINAL TERM    TERM TO    FINAL TERM TO
LOAN                                       CURRENT MORTGAGE   SERVICING    TO MATURITY    MATURITY      MATURITY      STATED
NUMBER                 PRINCIPAL BALANCE    INTEREST RATE        FEE        (MONTHS)      (MONTHS)      (MONTHS)      PAYMENT
------                 -----------------    -------------        ---        --------      --------      --------      -------
1....................   164,184,749.65         7.29736%        0.20378%        359           352           352           0.00
2....................     4,644,911.78         7.23164%        0.20000%        240           233           233           0.00
3....................    99,532,487.37         6.72027%        0.20378%        360           353           353           0.00
4....................     4,110,438.84         6.73297%        0.20000%        239           233           233           0.00

                                                                      APPENDIX V

                            DECLINING BALANCE TABLES

                                CLASS A                      CLASS B-1
DISTRIBUTION         ----------------------------- -----------------------------
DATE                  0%   100%  275%  350%  500%   0%   100%  275%  350%  500%
----                  --   ----  ----  ----  ----   --   ----  ----  ----  ----
Initial.............   100   100   100   100   100   100   100   100   100   100
June, 2000..........    99    99    98    98    98    98    97    97    96    96
June, 2001..........    98    97    97    96    96    95    94    93    92    91
June, 2002..........    97    96    94    94    93    92    90    88    86    84
June, 2003..........    95    94    91    91    89    89    86    81    78    74
June, 2004..........    94    91    85    83    79    86    79    67    62    52
June, 2005..........    92    87    78    74    67    82    69    49    40    23
June, 2006..........    90    82    68    63    53    78    58    27    15     0
June, 2007..........    89    76    58    52    40    74    46     4     0     0
June, 2008..........    87    70    48    40    28    69    32     0     0     0
June, 2009..........    84    64    39    31    19    65    19     0     0     0
June, 2010..........    82    59    32    24    13    59     6     0     0     0
June, 2011..........    79    54    26    18     9    53     0     0     0     0
June, 2012..........    77    49    21    14     6    47     0     0     0     0
June, 2013..........    70    42    16    10     4    33     0     0     0     0
June, 2014..........    67    37    13     8     2    25     0     0     0     0
June, 2015..........    64    34    10     6     2    18     0     0     0     0
June, 2016..........    60    30     8     4     1    10     0     0     0     0
June, 2017..........    57    27     6     3     1     2     0     0     0     0
June, 2018..........    53    23     5     2     *     0     0     0     0     0
June, 2019..........    49    20     4     2     *     0     0     0     0     0
June, 2020..........    44    17     3     1     *     0     0     0     0     0
June, 2021..........    40    15     2     1     *     0     0     0     0     0
June, 2022..........    34    12     2     1     *     0     0     0     0     0
June, 2023..........    29     9     1     *     *     0     0     0     0     0
June, 2024..........    23     7     1     *     *     0     0     0     0     0
June, 2025..........    17     5     *     *     *     0     0     0     0     0
June, 2026..........    11     3     *     *     *     0     0     0     0     0
June, 2027..........     6     1     *     *     *     0     0     0     0     0
June, 2028..........     1     *     *     *     *     0     0     0     0     0
June, 2029..........     *     *     *     *     *     0     0     0     0     0
June, 2030..........     *     *     *     *     *     0     0     0     0     0
Weighted Average
  Life (Years)(1)... 18.42 13.53  9.60  8.71  7.54 11.30  7.29  5.58  5.23  4.74

                                CLASS B-2
DISTRIBUTION          ------------------------------
DATE                    0%   100%  275%  350%  500%
----                    --   ----  ----  ----  ----
Initial.............     100   100   100   100   100
June, 2000..........     100   100   100   100   100
June, 2001..........     100   100   100   100   100
June, 2002..........     100   100   100   100   100
June, 2003..........     100   100   100   100   100
June, 2004..........     100   100   100   100   100
June, 2005..........     100   100   100   100   100
June, 2006..........     100   100   100   100    90
June, 2007..........     100   100   100    85    49
June, 2008..........     100   100    74    51    13
June, 2009..........     100   100    48    23     0
June, 2010..........     100   100    25     2     0
June, 2011..........     100    92     7     0     0
June, 2012..........     100    77     0     0     0
June, 2013..........     100    57     0     0     0
June, 2014..........     100    43     0     0     0
June, 2015..........     100    32     0     0     0
June, 2016..........     100    21     0     0     0
June, 2017..........     100    10     0     0     0
June, 2018..........      91     *     0     0     0
June, 2019..........      79     0     0     0     0
June, 2020..........      65     0     0     0     0
June, 2021..........      50     0     0     0     0
June, 2022..........      34     0     0     0     0
June, 2023..........      17     0     0     0     0
June, 2024..........       0     0     0     0     0
June, 2025..........       0     0     0     0     0
June, 2026..........       0     0     0     0     0
June, 2027..........       0     0     0     0     0
June, 2028..........       0     0     0     0     0
June, 2029..........       0     0     0     0     0
June, 2030..........       0     0     0     0     0
Weighted Average
  Life (Years)(1)...   21.91 14.89 10.07  9.17  8.04

------------

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by
    (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of the certificate to the related distribution date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                            DECLINING BALANCE TABLES

                               CLASS B-3                      CLASS R
                     ----------------------------- -----------------------------
DISTRIBUTION DATE     0%   100%  275%  350%  500%   0%   100%  275%  350%  500%
-----------------     --   ----  ----  ----  ----   --   ----  ----  ----  ----
Initial.............   100   100   100   100   100   100   100   100   100   100
June, 2000..........   100   100   100   100   100     0     0     0     0     0
June, 2001..........   100   100   100   100   100     0     0     0     0     0
June, 2002..........   100   100   100   100   100     0     0     0     0     0
June, 2003..........   100   100   100   100   100     0     0     0     0     0
June, 2004..........   100   100   100   100   100     0     0     0     0     0
June, 2005..........   100   100   100   100   100     0     0     0     0     0
June, 2006..........   100   100   100   100   100     0     0     0     0     0
June, 2007..........   100   100   100   100   100     0     0     0     0     0
June, 2008..........   100   100   100   100   100     0     0     0     0     0
June, 2009..........   100   100   100   100    81     0     0     0     0     0
June, 2010..........   100   100   100   100    55     0     0     0     0     0
June, 2011..........   100   100   100    78    37     0     0     0     0     0
June, 2012..........   100   100    89    60    25     0     0     0     0     0
June, 2013..........   100   100    68    43    16     0     0     0     0     0
June, 2014..........   100   100    54    32    11     0     0     0     0     0
June, 2015..........   100   100    43    24     7     0     0     0     0     0
June, 2016..........   100   100    34    18     5     0     0     0     0     0
June, 2017..........   100   100    27    14     3     0     0     0     0     0
June, 2018..........   100   100    21    10     2     0     0     0     0     0
June, 2019..........   100    87    16     7     1     0     0     0     0     0
June, 2020..........   100    75    12     5     1     0     0     0     0     0
June, 2021..........   100    63     9     4     1     0     0     0     0     0
June, 2022..........   100    51     7     3     *     0     0     0     0     0
June, 2023..........   100    40     5     2     *     0     0     0     0     0
June, 2024..........    99    30     3     1     *     0     0     0     0     0
June, 2025..........    73    21     2     1     *     0     0     0     0     0
June, 2026..........    47    13     1     *     *     0     0     0     0     0
June, 2027..........    23     6     *     *     *     0     0     0     0     0
June, 2028..........     3     1     *     *     *     0     0     0     0     0
June, 2029..........     0     0     0     0     0     0     0     0     0     0
June, 2030..........     0     0     0     0     0     0     0     0     0     0
Weighted Average
  Life (Years)(1)... 26.98 23.40 16.46 14.55 12.00  0.08  0.08  0.08  0.08  0.08

------------

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by
    (i) multiplying the assumed net reduction, if any, in the principal amount on each distribution date on such class of certificates by the number of years from the date of issuance of the certificate to the related distribution date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                         ABN AMRO MORTGAGE CORPORATION
                                  (DEPOSITOR)

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)

     ABN AMRO Mortgage Corporation (the 'Depositor') may sell, from time to time on terms to be determined at the time of sale, one or more series (each a 'Series') of Mortgage Pass-Through Certificates (the 'Certificates') evidencing beneficial ownership interests in assets deposited into a trust (a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement (the 'Agreement') executed by the Depositor, the Trustee and the Master Servicer for each Series. Each Trust Fund will consist of separate pools (the 'Pools') of mortgage assets ('Mortgage Assets'), which may include adjustable or fixed rate, conventional, one- to four-unit residential first mortgage loans, including loans secured by shares in cooperative corporations ('Mortgage Loans'), certificates backed by mortgage loans ('Mortgage Certificates') or any combination of the foregoing, including any principal and/or interest payments relating thereto. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Mortgage Loans will have been originated or purchased by one or more qualified mortgage lenders as described herein (a 'Qualified Lender') and sold to the Depositor by such Qualified Lender or another seller (in such capacity, a 'Mortgage Asset Seller'). The Qualified Lenders and Mortgage Asset Sellers may include affiliates of the Depositor. The Prospectus Supplement for a Series will name the entity or entities, which may include an affiliate of the Depositor, which will act directly or through one or more other qualified mortgage loan servicers, as master servicer (individually and collectively, the 'Master Servicer') of the Mortgage Loans for such Series. The Pass-Through Rate or Rates with respect to each Series of Certificates and specific information regarding the Mortgage Assets comprising each Pool will be set forth in the related Prospectus Supplement.

     Each Series of Certificates will consist of one or more classes of Certificates (each a 'Class'), which may include one or more senior Classes of Certificates and one or more subordinate Classes of Certificates (respectively, the 'Senior Certificates' and the 'Subordinate Certificates'). A Class of Certificates of a Series may be divided into two or more Classes representing interests in specified percentages of principal or interest, or both, in the Mortgage Assets comprising the related Pool, as set forth in the related Prospectus Supplement. Certain Series or Classes of Certificates may be covered by one or more forms of credit enhancement, in each case as described in the related Prospectus Supplement.
                                                        (Continued on next page)

                            ------------------------

SEE 'RISK FACTORS' BEGINNING ON PAGE 13 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE PURCHASING CERTIFICATES OF ANY SERIES.

                            ------------------------

     THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    THE DATE OF THIS PROSPECTUS IS JULY 27, 1999

(Continued from previous page)

     The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations, supervision of other Servicers, if any, and the obligation, if the amount available for distribution to holders of Certificates evidencing interests in the related Pool on any Distribution Date is less than the amount due them, to advance cash to such Certificateholders to the extent the Master Servicer determines such advances are recoverable from future payments and collections on the Mortgage Assets or otherwise. See 'Description of the Certificates -- Advances and Limitations Thereon' herein.

     The Trust Fund relating to a Series of Certificates may elect to be treated as one or more, 'real estate mortgage investment conduits' (each, a 'REMIC') for Federal income tax purposes. See 'Certain Federal Income Tax Consequences' herein.

     Prior to issuance there will have been no market for the Certificates and there can be no assurance that a secondary market for the Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement. Certificates may be offered through one or more different plans of distribution, including offerings through underwriters. See 'Plan of Distribution' herein. Affiliates of the Depositors may from time to time act as agents or underwriters in connection with the sale of the Certificates.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT................      1
REPORTS TO CERTIFICATEHOLDERS........      1
INCORPORATION OF CERTAIN INFORMATION
  BY REFERENCE........................     1
ADDITIONAL INFORMATION................     1
SUMMARY...............................     3
RISK FACTORS..........................    13
THE POOLS.............................    16
  General.............................    16
  The Mortgage Loans..................    16
     General..........................    16
     General Characteristics of the
       Mortgage Loans.................    17
     Description of ARMs..............    17
     Description of the Fixed-Rate
       Mortgage Loans.................    19
     Assumption.......................    19
     Description of Qualified
       Lenders........................    19
     Payment Provisions of the
       Mortgage Loans.................    19
     Underwriting Policies............    20
  Mortgage Certificates...............    21
     General..........................    21
     GNMA, FHLMC and FNMA
       Certificates...................    21
     Private Certificates.............    24
THE DEPOSITOR.........................    25
USE OF PROCEEDS.......................    25
PREPAYMENT AND YIELD CONSIDERATIONS...    26
  General.............................    26
     Determination of Mortgage
       Pass-Through Rates.............    26
     Determination of Certificate
       Pass-Through Rate..............    26
  Yield...............................    26
     Price............................    26
     Effective Pass-Through Rate......    27
     Other Yield Considerations.......    27
  Maximum and Minimum Rates, Maximum
     Adjustment, Payment Caps and
     Deferred Interest................    28
     Distribution Shortfalls..........    28
     Classes of Certificates..........    28
MATURITY CONSIDERATIONS...............    28
  General.............................    28
  Maturity............................    29
  Prepayment Considerations...........    29
DESCRIPTION OF THE CERTIFICATES.......    31
  General.............................    31
  Assignment of Mortgage Loans........    33
     General..........................    33
  Representations and Warranties......    34


                                        PAGE
                                        ----
  Forward Commitments: Pre-Funding
     Account..........................    36
  Payments on Mortgage Loans..........    37
  Distributions on the Certificates...    38
  Advances and Limitations Thereon....    41
  Adjustment to Master Servicing Fees
     in Connection with Prepayment
     Interest Shortfall...............    41
  Example of Distribution.............    42
  Registration of Certificates........    43
  Global Clearance, Settlement and Tax
     Documentation Procedures.........    45
     Initial Settlement...............    46
     Secondary Market Trading.........    46
     Certain U.S. Federal Income Tax
       Documentation Requirements.....    47
  Reports to Certificateholders.......    48
  Reports to the Trustee..............    49
  Collection and Other Servicing
     Procedures.......................    49
  Hazard Insurance....................    50
  Realization Upon Defaulted Mortgage
     Loans............................    51
  Administration Fees, Compensation
     and Payment of Expenses..........    52
  Evidence as to Compliance...........    52
  Certain Matters Regarding the Master
     Servicer.........................    52
  Back-Up Master Servicer.............    53
  Special Servicing Agreements........    53
  Events of Default...................    53
  Rights Upon Default.................    54
  Amendment...........................    54
  Termination.........................    55
CREDIT ENHANCEMENTS...................    55
  General.............................    55
  Subordination.......................    56
  Shifting Interest Credit
     Enhancement......................    56
  Overcollateralization...............    56
  Reserve Fund........................    56
  Letter of Credit....................    57
  Surety Bond.........................    57
  Special Hazard Insurance Policy.....    57
  Bankruptcy Bond.....................    57
  Cross-Support Features..............    58
  Other Arrangements for Credit
     Enhancements.....................    58
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
  LOANS...............................    59
  General.............................    59
  Foreclosure.........................    59
  Rights of Redemption................    60
  Anti-Deficiency Legislation and
     Other Limitations on Lenders.....    60

                                        PAGE
                                        ----
  Junior Liens; Rights of Senior
     Lienholders......................    61
  'Due-on-Sale' Clauses...............    62
  Environmental Legislation...........    63
  Subordinate Financing...............    63
  Applicability of Usury Laws.........    64
  Enforceability of Certain
     Provisions.......................    64
  Co-op Loans.........................    64
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES........................    66
  General.............................    66
  REMIC...............................    66
     Classification of REMICS.........    66
  Qualification as a REMIC............    66
     Characterization of Investments
       in Certificates................    68
     Taxation of Owners of Regular
       Certificates...................    68
     Constant Yield Election..........    70
     Effects of Defaults and
       Delinquencies..................    71
     Taxation of Owners of Residual
       Certificates...................    71
     Pass-Through of Miscellaneous
       Itemized Deductions............    73
     Sales of Certificates............    74
     Prohibited Transactions and Other
       REMIC-Level Taxes..............    74
     Tax on Transfers of Residual
       Certificates to Certain
       Organizations..................    75
     Disregard of Certain Transfers...    75
     Termination......................    76

                                        PAGE
                                        ----
     Reporting and Other
       Administrative Matters.........    76
     Backup Withholding...............    77
     Foreign Investors................    77
     Purchase of Both Regular and
       Residual Certificates..........    78
  Investment in Certificates Not
     Representing Interests in
     a REMIC..........................    78
     Classification of Trust Fund and
       Characterization of Investment
       in Certificates................    78
     Taxation of Owners of P&I
       Certificates...................    78
     Taxation of Owners of IO
       Certificates...................    81
     Administration Fee, Voluntary
       Advances and Subordinated
       Amount.........................    82
     Sales of Certificates............    83
     Reporting........................    83
     Backup Withholding...............    84
     Foreign Investors................    84
STATE TAX CONSIDERATIONS..............    84
ERISA CONSIDERATIONS..................    84
PLAN OF DISTRIBUTION..................    87
LEGAL INVESTMENT......................    88
LEGAL MATTERS.........................    89
RATING................................    89
INDEX OF SIGNIFICANT
  DEFINITIONS.........................    90

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates to be offered hereunder will set forth with respect to such Series of Certificates, among other things, (i) the aggregate principal balance of the Mortgage Loans, Notional Amount, if any, Pass-Through Rate or Rates (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates; (ii) certain information concerning the Mortgage Assets comprising the Pool, including the type and characteristics of the Mortgage Assets included in each such Pool on the date of issue and insurance policies or other forms of credit enhancement relating to such Mortgage Assets; (iii) the order of the application of payments to each Class of Certificates and the specified aggregate original percentage interest of each such Class in the Mortgage Assets comprising the Pool; (iv) the identity of each Class of Subordinate Certificates included in such Series of Certificates, if any;
(v) information regarding any Subordinated Amount, Shifting Interest Credit Enhancement and Reserve Fund; (vi) the Installment Due Dates, Determination Dates and Distribution Dates; (vii) additional information regarding yield considerations, maturity considerations and prepayment considerations, if applicable; (viii) whether the Trust Fund will elect to be treated as one or more REMICs; (ix) additional information with respect to the plan of distribution of such Certificates; and (x) certain risk factors that should be considered by investors in connection with the purchase of the Certificates of such Series. If specific information respecting any Series of Certificates is not known to the Depositor at the time a Series of Certificates is initially offered, general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K which will be available to investors in such Series of Certificates at or before the initial issuance thereof and will be filed with the Commission within 15 days after such initial issuance.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Replacement Certificates (as defined herein) are issued, the related Trust Fund will provide to CEDE & Co., as nominee of The Depository Trust Company ('DTC') and registered holder of the Certificates and, upon request, to DTC Participants (as defined herein), periodic and annual reports concerning the related Trust Fund. Such reports may be made available to the beneficial owners of the certificates (the 'Certificate Owners') upon request to their DTC Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Such reports will not be examined and reported on by an independent public accountant. See 'Description of the Certificates -- Reports to Certificateholders' herein.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     All documents filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Securities and Exchange Commission (the 'Commission') pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), on or after the date of such Prospectus Supplement and prior to the termination of any offering of the Certificates issued by such Trust Fund ('Subsequent Documents') shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such Subsequent Documents. To the extent that statements contained in Subsequent Documents modify or supersede statements contained in the Prospectus, the statements contained in the Subsequent Documents shall be deemed to modify and supersede statements contained in this Prospectus.

     The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, Attention: Maria
Fregosi -- Director - ABN AMRO Mortgage Operations.

                             ADDITIONAL INFORMATION

    In connection with the issuance of each Series of Certificates registered pursuant to the Registration Statement of which this Prospectus and the related Prospectus Supplement are a part, the Depositor will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will, if required by law, periodically file reports and other information with the Commission. Such reports and other information filed can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's website on the Internet at www.gov.sec.

    This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Commission, Washington, D.C., under the Securities Act of 1933, as amended (the 'Securities Act'). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Copies of the Pooling and Servicing Agreement will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to: ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, Attention: Maria Fregosi -- Director - ABN AMRO Mortgage Operations. (Telephone: 312-904-8507).

    Copies of the most recent Prospectus for certificates issued by FNMA and FNMA's annual report and other quarterly financial statements as well as other financial information may be obtained from FNMA by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016, telephone 1-800-BEST-MBS or 202-752-6547. Neither the Depositor nor any of the underwriters which might be designated to offer the Certificates participated in the preparation of any such documents, and no such entity has conducted any independent inquiry to verify the accuracy or completeness of the information set forth in FNMA's Prospectus, annual report or other reports or statements.

    Copies of the most recent Offering Circular for certificates issued by FHLMC as well as FHLMC's most recent Information Statement and Information Statement Supplement can be obtained by writing or calling the Investor Inquiry Department of FHLMC at 8200 Jones Branch Drive, McLean, Virginia 22102 (telephone 1-800-336-FMPC). Neither the Depositor nor any of the underwriters which might be designated to offer the Certificates participated in the preparation of any of such documents, and no such entity has conducted any independent inquiry so verify the accuracy or completeness of the information set forth in FHLMC's Offering Circular, Information Statement or Information Statement Supplement.

    UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES OF CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Certificates. THE SUPPLEMENT FOR EACH SERIES WILL SPECIFY THE EXTENT (IF ANY) TO WHICH THE TERMS OF SUCH SERIES OR THE RELATED MORTGAGE ASSETS VARY FROM THE DESCRIPTION OF CERTIFICATES AND MORTGAGE ASSETS IN GENERAL WHICH IS CONTAINED IN THIS PROSPECTUS. All capitalized terms used in this Prospectus but not defined herein shall have the meanings given them in the Agreement.

SECURITIES OFFERED........................  Mortgage Pass-Through Certificates (Issuable in Series).

ISSUER....................................  With respect to each Series of Certificates, a trust will be formed by the Depositor pursuant to a Pooling
                                            and Servicing Agreement between the Depositor, the
                                            Master Servicer and the Trustee.

DEPOSITOR.................................  ABN AMRO Mortgage Corporation (the 'Depositor') is a
                                            limited purpose, wholly owned indirect subsidiary of ABN
                                            AMRO Bank N.V. The Depositor will acquire Mortgage Loans
                                            and/or Mortgage Certificates from Mortgage Asset Sellers
                                            or Qualified Lenders, and will deposit such Mortgage
                                            Assets with the Trustee to form the Pool underlying the
                                            Certificates.

MASTER SERVICER...........................  One or more entities, which may include an affiliate of the Depositor, will be named in the related Prospectus
                                            Supplement as the Master Servicer for a Series of
                                            Certificates. The Master Servicer will be responsible
                                            for the servicing and administration of the Mortgage
                                            Assets as set forth in the related Prospectus
                                            Supplement. Any Master Servicer or any successor Master
                                            Servicer may contract with Servicers, who also may be
                                            Qualified Lenders or Mortgage Asset Sellers, to perform
                                            all or a portion of the servicing functions on behalf of
                                            such Master Servicer. See 'Description of the
                                            Certificates.'

BACK-UP MASTER SERVICER...................  ABN AMRO Bank N.V., or another back-up master servicer appointed pursuant to the Agreement.

TRUSTEE...................................  The Trustee with respect to a Series, which may be an affiliate of the Depositor, will be specified in the
                                            related Prospectus Supplement. See 'Description of the
                                            Certificates' herein for a description of the Trustee's
                                            rights and obligations.

THE POOLS.................................  Each Pool will consist of Mortgage Loans, Mortgage
                                            Certificates, or any combination of the foregoing
                                            ('Mortgage Assets'), together with certain accounts,
                                            reserve funds, insurance policies, letters of credit and
                                            related agreements specified in the related Prospectus
                                            Supplement. If so specified in the related Prospectus
                                            Supplement, the Mortgage Assets may be divided into
                                            asset groups (each an 'Asset Group') and the
                                            Certificates of separate Classes will evidence ownership
                                            interests of a corresponding Asset Group. The Pool for a
                                            Series will also include the Certificate Account and may
                                            include certain policies of insurance relating to the
                                            Mortgage Assets and various credit enhancements, all as
                                            specified in the related Prospectus Supplement. See 'The
                                            Pools' and 'Description of the Certificates' herein.

                                            (1) THE MORTGAGE LOANS

                                            Each Mortgage Loan included in a Pool will be originated
                                            or purchased by a Qualified Lender and will be acquired
                                            by the

                                            Depositor from a Qualified Lender or a Mortgage Asset
                                            Seller. Qualified Lenders and Mortgage Asset Sellers may
                                            be affiliates of the Depositor. The Mortgage Loans
                                            relating to any Series of Certificates may, as set forth
                                            in the related Prospectus Supplement, be adjustable or
                                            fixed rate conventional one- to four-unit residential
                                            first Mortgage Loans. Adjustable Rate Mortgage Loans
                                            ('ARMs') will, as described herein and in the related
                                            Prospectus Supplement, permit or require periodic
                                            changes in the interest rates borne by such Mortgage
                                            Loans (the 'Mortgage Interest Rates'), and in the
                                            scheduled monthly payments of principal and interest
                                            (the 'Monthly Payments') made on such Mortgage Loans.
                                            See 'The Pools -- The Mortgage Loans' herein.

                                            The Mortgage Loans will be evidenced by notes or other
                                            evidence of indebtedness (the 'Mortgage Notes') secured
                                            by one- to four-unit residential properties or by shares
                                            in cooperative corporations. The residential properties
                                            or cooperative corporations relating to the Mortgage
                                            Loans shall be located in any jurisdiction within the
                                            United States of America ('USA'), as specified in the
                                            related Prospectus Supplement. See 'The Mortgage Pool'
                                            in the related Prospectus Supplement. Unless otherwise
                                            specified in the related Prospectus Supplement, each
                                            Mortgage Loan will have a 5- to 40-year term to maturity
                                            at origination and a principal balance at origination of
                                            not more than $2,000,000. The related Prospectus
                                            Supplement will specify whether any of the Mortgage
                                            Loans will be covered by primary mortgage guaranty
                                            insurance.

                                            In addition, to the extent set forth in the related
                                            Prospectus Supplement, the beneficial interests in the
                                            Mortgage Loans relating to a Series of Certificates may
                                            be in the form of participation interests therein which
                                            will represent REMIC 'regular interests' in a Trust Fund
                                            which contains the Mortgage Loans relating to such
                                            Series.

                                            (2) THE MORTGAGE CERTIFICATES

                                            A Pool may include certain assets (the 'Mortgage
                                            Certificates') which may consist of GNMA Certificates,
                                            FHLMC Certificates, FNMA Certificates, Private
                                            Certificates or any combination thereof. Private
                                            Certificates, as used herein, may evidence beneficial
                                            interests in mortgage loans or mortgage-backed
                                            securities including pass-through certificates
                                            representing beneficial interests in certain securities
                                            consisting in whole or in part of interests in
                                            governmental certificates (e.g., GNMA Certificates,
                                            FHLMC Certificates and FNMA Certificates), or any
                                            combination thereof. Any GNMA Certificates included in a
                                            Pool will be guaranteed as to full and timely payment of
                                            principal and interest by GNMA, which guaranty is backed
                                            by the full faith and credit of the United States. Any
                                            FHLMC Certificates included in the Pool will be
                                            guaranteed as to the timely payment of interest and
                                            ultimate collection (and if so specified in the related
                                            Prospectus Supplement timely payment of principal) by
                                            FHLMC. Any FNMA Certificates included in a Pool will be
                                            guaranteed as to timely payment of scheduled payments of
                                            principal and interest by FNMA.

                                            Each Mortgage Certificate will evidence an interest in a
                                            pool of mortgage loans and/or in principal distributions
                                            and interest distributions thereon. Such loans may have
                                            been originated or purchased by affiliates of the
                                            Depositor. The Prospectus Supplement for each Series
                                            will specify the aggregate approximate principal balance
                                            of GNMA, FHLMC and FNMA Certificates and of Private
                                            Certificates included in a Pool and will describe the
                                            principal characteristics of the underlying mortgage
                                            loans or cooperative loans and any insurance, guaranty
                                            or other credit support applicable to such loans, the
                                            Mortgage Certificates or both. In addition, the related
                                            Prospectus Supplement will describe the terms upon which
                                            distributions will be made to the Trustee as the holder
                                            of the Mortgage Certificates. The Mortgage Certificates
                                            included in any Pool will be registered in the name of
                                            the Trustee or its nominee or in the case of book-entry
                                            Mortgage Certificates in the name of a financial
                                            intermediary with a Federal Reserve Bank or a clearing
                                            corporation and will be held by the Trustee only for the
                                            benefit of the related Series of Certificates. See 'The
                                            Pools -- Mortgage Certificates -- Additional
                                            Information.'

AGREEMENT.................................  The Certificates of each Series offered by this
                                            Prospectus and the related Prospectus Supplement will be
                                            issued pursuant to a separate Pooling and Servicing
                                            Agreement (the 'Agreement') among the Depositor and the
                                            Master Servicer and the Trustee specified in such
                                            Prospectus Supplement. See 'Description of the
                                            Certificates.'

FORWARD COMMITMENTS; PRE-FUNDING
  ACCOUNT.................................  If specified in the related Prospectus Supplement relating to any Series, the Trustee or the Master
                                            Servicer may, on behalf of the related Trust Fund, enter
                                            into an agreement (each, a 'Forward Purchase Agreement')
                                            with the Depositor whereby the Depositor will agree to
                                            transfer additional Mortgage Loans to such Trust Fund
                                            following the date on which such Trust Fund is
                                            established and the related Certificates are issued. Any
                                            Forward Purchase Agreement will require that any
                                            Mortgage Loans so transferred to a Trust Fund conform to
                                            the requirements specified in such Forward Purchase
                                            Agreement. If a Forward Purchase Agreement is to be
                                            utilized, and unless otherwise specified in the related
                                            Prospectus Supplement, the Trustee will be required to
                                            deposit in a segregated account (each, a 'Pre-Funding
                                            Account') all or a portion of the proceeds received by
                                            the Trustee in connection with the sale of one or more
                                            classes of Certificates of the related Series;
                                            subsequently, the additional Mortgage Loans will be
                                            transferred to the related Trust Fund in exchange for
                                            money released to the Depositor from the related Pre-
                                            Funding Account in one or more transfers. Each Forward
                                            Purchase Agreement will set a specified period during
                                            which any such transfers must occur. The Forward
                                            Purchase Agreement or the related Agreement will require
                                            that, if all moneys originally deposited to such
                                            Pre-Funding Account are not so used by the end of such
                                            specified period, then any remaining moneys will be
                                            applied as a mandatory prepayment of the related class
                                            or classes of Certificates as specified in the related
                                            Prospectus Supplement. Unless otherwise specified in the
                                            related Prospectus Supplement, the specified period for
                                            the acquisition by a Trust Fund of additional

                                            Mortgage Loans will not exceed three months from the
                                            date such Trust Fund is established.

DESCRIPTION OF THE CERTIFICATES...........  Each Class of Certificates within a Series will evidence the interest specified in the related Prospectus
                                            Supplement in the Pool established for such Series
                                            together with amounts held in a trust account
                                            established and maintained by the Master Servicer or the
                                            Trustee under the Agreement (the 'Certificate Account')
                                            and certain other property held in trust for the benefit
                                            of the Certificateholders (collectively, the 'Trust
                                            Fund'). Each Series of Certificates may consist of one
                                            or more subclasses of Certificates of equivalent
                                            priority or may consist of one or more Classes of senior
                                            Certificates (the 'Senior Certificates') and one or more
                                            Classes of subordinate Certificates (the 'Subordinate
                                            Certificates' and, together with the Senior
                                            Certificates, the 'Certificates'). The Subordinate
                                            Certificates of a Series will be subordinated in certain
                                            respects described in the related Prospectus Supplement
                                            to the Senior Certificates of the same Series. A Series
                                            may also contain one or more classes of Compounding
                                            Certificates, Stripped Certificates, Prepayment
                                            Certificates, Non-Accelerated Certificates and other
                                            types of Certificates or a combination thereof, all as
                                            set forth in the related Prospectus Supplement. Each
                                            Class of a Series may bear interest at a different
                                            Pass-Through Rate and may evidence the right to receive
                                            a specified portion of each distribution of principal or
                                            interest or both, in the order specified in the related
                                            Prospectus Supplement. The Certificates will be issuable
                                            in most instances in book-entry form in the authorized
                                            denominations specified in the related Prospectus
                                            Supplement. See 'Description of the Certificates'
                                            herein.

                                            Any Class of Certificates of a Series offered hereby and
                                            by the related Prospectus Supplement will be rated by at
                                            least one nationally recognized statistical rating
                                            agency or organization that initially rates the Series
                                            at the request of the Depositor and is identified in the
                                            related Prospectus Supplement ('Rating Agency') in one
                                            of such Rating Agency's four highest rating categories
                                            ('Investment Grade'). A rating is not a recommendation
                                            to buy, sell or hold securities and may be subject to
                                            revision or withdrawal at any time by the assigning
                                            Rating Agency. Further, such ratings do not address the
                                            effects of prepayments on the yield anticipated by an
                                            investor.

                                            Certain Series or Classes of Certificates may be
                                            enhanced by certain forms of credit enhancement, in each
                                            case as described in the related Prospectus Supplement.
                                            The Certificates will not be guaranteed or insured by
                                            any government agency or other insurer and, except as
                                            described below and in the related Prospectus
                                            Supplement, the Mortgage Assets comprising the Pool
                                            relating to a Series of Certificates will not be
                                            guaranteed or insured by any government agency or other
                                            insurer. See 'Credit Enhancements' herein.

REGISTRATION OF CERTIFICATES..............  Unless otherwise specified in the related Prospectus
                                            Supplement, Certificateholders may elect to hold their
                                            Certificate interests through DTC, in the United States,
                                            or Centrale de Livraison de

                                            Valeurs Mobilieres S.A. ('CEDEL') or the Euroclear
                                            System ('Euroclear'), in Europe. Transfers within DTC,
                                            CEDEL or Euroclear, as the case may be, will be in
                                            accordance with the usual rules and operating procedures
                                            of the relevant system. Cross-market transfers between
                                            persons holding directly or indirectly through DTC, on
                                            the one hand, and counterparties holding directly or
                                            indirectly through CEDEL or Euroclear, on the other,
                                            will be effected in DTC through Citibank, N.A.
                                            ('Citibank') or Morgan Guaranty Trust Company of New
                                            York ('Morgan'), the relevant depositaries
                                            (collectively, the 'Depositaries') of CEDEL or
                                            Euroclear, respectively, and each participating member
                                            of DTC. The Certificates will initially be registered in
                                            the name of CEDE & Co., the nominee of DTC. The
                                            interests of the Certificateholders will be represented
                                            by book-entries on the records of DTC and participating
                                            members thereof. Certificates will be available in
                                            definitive form only under the limited circumstances
                                            described herein. See 'Risk Factors' and 'Description of
                                            the Certificates -- Registration of Certificates'
                                            herein.

INTEREST..................................  Each class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable
                                            Pass-Through Rate set forth (or determined as set forth)
                                            in the related Prospectus Supplement, except for any
                                            class of Certificates which are entitled to receive
                                            distributions of principal on Mortgage Loans and/or
                                            Mortgage Certificates, but not to receive distributions
                                            of interest thereon ('PO Certificates').

                                            Accrued interest will be distributed (to the extent of
                                            available funds and subject to negative amortization, if
                                            any, on the underlying Mortgage Loans) at the times and
                                            in the manner specified in such Prospectus Supplement.
                                            Distributions of interest on any class of Compounding
                                            Certificates will commence at the time specified in such
                                            Prospectus Supplement; until then, interest on the
                                            Compounding Certificates will be added to the
                                            Certificate Balance thereof and will thereafter accrue
                                            interest.

                                            Interest on each Mortgage Loan that does not provide for
                                            negative amortization will be passed through to the
                                            Certificateholders monthly at the Mortgage Pass-Through
                                            Rate for that Mortgage Loan from the date identified in
                                            the related Prospectus Supplement. Interest on Mortgage
                                            Loans that provide for negative amortization will accrue
                                            on the Principal Balance thereof at the Mortgage
                                            Interest Rates identified in the related Prospectus
                                            Supplement. In the event the amount of interest paid by
                                            an obligor on a Mortgage Note (a 'Mortgagor') on such a
                                            Mortgage Loan in any month is less than the amount of
                                            interest accrued on the Principal Balance thereof, such
                                            excess interest ('Deferred Interest') will be added to
                                            the Principal Balance of such negatively amortizing
                                            Mortgage Loan. The amount of interest that will be
                                            deposited into the Certificate Account with respect to
                                            each Mortgage Loan in any month will equal the amount of
                                            interest paid by a Mortgagor less a fee for the
                                            servicing of the Mortgage Loan and related expenses
                                            payable to the Master Servicer specified in the related
                                            Prospectus Supplement (the 'Administration Fee'). The
                                            Administration Fee may be fixed or may adjust as
                                            specified in the related Prospectus Supplement. See

                                            'Prepayment and Yield Considerations' and 'Description
                                            of the Certificates' herein.

                                            In the event a Mortgagor prepays all or part of the
                                            principal balance of a Mortgage Loan, such Mortgagor
                                            will only pay interest on the amount prepaid to the date
                                            of prepayment. Unless otherwise specified in the related
                                            Prospectus Supplement, in order to minimize any
                                            resulting shortfall in interest for the corresponding
                                            month in which the prepayment was made (such shortfall,
                                            a 'Prepayment Interest Shortfall'), the Master Servicer
                                            will adjust or forego a portion of the current
                                            Administration Fees due to the Master Servicer, to the
                                            extent available, so that up to a full month's interest
                                            payment on such Mortgage Loans will be passed through to
                                            the Certificateholders at the applicable Mortgage
                                            Pass-Through Rate. See 'Description of the
                                            Certificates -- Adjustment to Master Servicing Fees in
                                            Connection with Prepayment Interest Shortfall' herein.

PRINCIPAL (INCLUDING PREPAYMENTS).........  Each class of Certificates of a Series (except for
                                            Certificates entitled to receive distributions of
                                            interest only on the Mortgage Loans and/or Mortgage
                                            Certificates, but not distributions of principal thereon
                                            and are denominated in Notional Balances (the 'IO
                                            Certificates')) will (to the extent of available funds)
                                            receive distributions of principal in the amounts, at
                                            the times and in the manner specified in the related
                                            Prospectus Supplement until its initial aggregate
                                            Certificate Balance has been fully amortized. The
                                            aggregate amount distributed as principal for a Series
                                            will generally be equal to (or determined pursuant to a
                                            formula based on) the amount of principal received on
                                            the related Pool during the period specified in the
                                            related Prospectus Supplement. Allocations of
                                            distributions of principal will be made to the
                                            Certificates of each class in the proportions, during
                                            the periods and in the order specified in the related
                                            Prospectus Supplement. The Certificate Balance of a
                                            class or classes of Certificates may increase in
                                            accordance with any negative amortization experienced by
                                            Mortgage Loans and Mortgage Certificates in the related
                                            Pool. Distributions will be made pro rata among the
                                            Certificates of each class then entitled to receive such
                                            distributions. See 'Maturity Considerations' and
                                            'Description of the Certificates' herein.

CREDIT ENHANCEMENT........................  Credit enhancement in the form of reserve funds, subordination, insurance policies, letters of credit or
                                            other types of credit enhancement may be provided with
                                            respect to the Mortgage Assets or with respect to one or
                                            more Classes of Certificates of a Series. If Mortgage
                                            Assets are divided into separate Asset Groups, the
                                            beneficial ownership of which is evidenced by a separate
                                            Class or Classes of a Series, credit enhancement may be
                                            provided by a cross-support feature which requires that
                                            distributions be made with respect to Certificates
                                            evidencing beneficial ownership of one Asset Group prior
                                            to distributions to Subordinate Certificates evidencing
                                            beneficial ownership in another Asset Group within the
                                            Trust Fund.

                                            The type, characteristics and amount of credit
                                            enhancement will be determined based upon the
                                            characteristics of the Mortgage Assets and other factors
                                            and will be established on the basis of

                                            requirements of each Rating Agency rating the
                                            Certificates of such Series to enable the Certificates
                                            of such Series to receive a rating from a Rating Agency
                                            set forth below. See 'Credit Enhancements' and 'Rating'
                                            herein. The protection against losses provided by such
                                            credit enhancement will be limited. See 'Description of
                                            the Certificates' and 'Credit Enhancements.'

                                            A. SUBORDINATE CERTIFICATES; SHIFTING INTEREST; RESERVE
                                            FUND

                                            One or more Classes of any Series may be Subordinate
                                            Certificates, as specified in the related Prospectus
                                            Supplement. The rights of the Subordinate
                                            Certificateholders to receive any or a specified portion
                                            of distributions with respect to the Mortgage Loans will
                                            be subordinated to the rights of the Senior
                                            Certificateholders to the extent specified in the
                                            related Prospectus Supplement (the 'Subordinated
                                            Amount').

                                            If so specified in the related Prospectus Supplement,
                                            the subordination feature may be enhanced by
                                            distributing to the Senior Certificateholders on certain
                                            Distribution Dates, as payment of principal, a certain
                                            percentage of all Principal Prepayments received during
                                            the prior Prepayment Period ('Shifting Interest Credit
                                            Enhancement'). This will have the effect of accelerating
                                            the amortization of the Senior Certificates while
                                            increasing the respective interest in the Trust Fund
                                            evidenced by the Subordinate Certificates. Increasing
                                            the respective interest of the Subordinate Certificates
                                            relative to that of the Senior Certificates is intended
                                            to preserve the availability of the subordination
                                            provided by the Subordinate Certificates. See 'Credit
                                            Enhancements -- Subordination' and ' -- Shifting
                                            Interest Credit Enhancement' herein.

                                            In addition to the preferential right of the Senior
                                            Certificateholders to receive current distributions from
                                            the Pool, to the extent specified in the related
                                            Prospectus Supplement, a reserve fund may be established
                                            relating to such Series of Certificates (the 'Reserve
                                            Fund'). The related Prospectus Supplement will specify
                                            whether or not the Reserve Fund is part of the Trust
                                            Fund. Unless otherwise specified in the related
                                            Prospectus Supplement, the Reserve Fund, if any, will be
                                            created with an initial cash deposit by the Depositor
                                            (the 'Initial Deposit') in an amount specified in the
                                            related Prospectus Supplement and augmented by the
                                            retention of distributions otherwise available to the
                                            Subordinate Certificateholders until the Reserve Fund
                                            reaches an amount (the 'Specified Reserve Fund Balance')
                                            specified in the related Prospectus Supplement. See
                                            'Credit Enhancements -- Reserve Fund' herein.

                                            The subordination feature will enhance the likelihood of
                                            timely receipt by Senior Certificateholders of the full
                                            amount of scheduled monthly payments of principal and
                                            interest due them and will protect the Senior
                                            Certificateholders against certain losses; however, in
                                            certain circumstances the Reserve Fund, if any, could be
                                            depleted and temporary shortfalls could result. If on
                                            any Distribution Date, after taking into account the
                                            aggregate amount of payments received from the Mortgage
                                            Loans, any Advances (as described below) and

                                            amounts available in the Reserve Fund, if any, as
                                            specified in the related Prospectus Supplement, do not
                                            provide sufficient funds to make full disbursements to
                                            the Senior Certificateholders of such Series, unless
                                            otherwise specified in the related Prospectus
                                            Supplement, the amount of such shortfall (the
                                            'Shortfall'), plus interest at the applicable
                                            Pass-Through Rate or Rates, will be added to the amount
                                            the Senior Certificateholders are entitled to receive on
                                            the next Distribution Date in the order and the
                                            proportions as specified in the related Prospectus
                                            Supplement. In the event the Reserve Fund, if any, is
                                            depleted before the Subordinated Amount is reduced to
                                            zero, such Senior Certificateholders will nevertheless
                                            have a preferential right to receive current
                                            distributions from the Pool to the extent of the then
                                            outstanding Subordinated Amount. Unless otherwise
                                            specified in the related Prospectus Supplement, until
                                            the Subordinated Amount is reduced to zero, on any
                                            Distribution Date any amounts otherwise distributable to
                                            the Subordinate Certificates or, to the extent specified
                                            in the Agreement, in the Reserve Fund, if any, shall
                                            generally be used to offset the amount of any losses
                                            realized ('Realized Losses') with respect to the
                                            Mortgage Loans. Realized Losses remaining after
                                            application of such amounts shall generally be applied
                                            to reduce the ownership interest of the Subordinate
                                            Certificates in the Pool. If the Certificate Balance of
                                            the Subordinate Certificates has been reduced to zero,
                                            the Senior Certificates will bear all Realized Losses
                                            whether or not there is any remaining Subordinated
                                            Amount.

                                            B. ALTERNATIVE CREDIT ENHANCEMENT INCLUDING INSURANCE,
                                            LETTERS OF CREDIT AND SURETY BONDS

                                            As an alternative, or in addition to the credit
                                            enhancement afforded by the Subordinate Certificates,
                                            credit enhancement with respect to a Series of
                                            Certificates may be provided by mortgage insurance,
                                            hazard insurance, by the deposit of cash, certificates
                                            of deposit, letters of credit, surety bonds, a separate
                                            pool of mortgage loans or mortgage certificates, a
                                            limited guaranty insurance policy issued by one or more
                                            insurance companies, or by such other methods as may be
                                            set forth in the Prospectus Supplement for such Series.
                                            To the extent described in the related Prospectus
                                            Supplement and to the extent it will not result in the
                                            downgrading of any rating on the related Certificates by
                                            the Rating Agency rating such Certificates, certain
                                            insurance policies (or deposits in lieu thereof) may
                                            cover more than one Series of Certificates.

ADVANCES..................................  Unless otherwise specified in the related Prospectus
                                            Supplement, in the event of delinquencies in payments on
                                            the Mortgage Loans, the Master Servicer will make
                                            advances of cash ('Advances') to the holders of each
                                            Class of Certificates, but only to the extent that it
                                            determines such Advances will be recoverable from future
                                            payments and collections on the Mortgage Loans or
                                            otherwise. Any such Advances will be recoverable to the
                                            Master Servicer as described herein or in the applicable
                                            Prospectus Supplement. See 'Description of the
                                            Certificates -- Advances and Limitations Thereon.'

OPTIONAL TERMINATION......................  Unless otherwise specified in the related Prospectus
                                            Supplement, the Depositor may, at its option with
                                            respect to any Series of Certificates, repurchase all
                                            Mortgage Assets remaining outstanding at such time as
                                            the aggregate outstanding Principal Balance of such
                                            Mortgage Assets is less than 10% of the aggregate
                                            outstanding principal balance of the Mortgage Assets as
                                            of the first day of the month of issuance of the related
                                            Series or such other date as is specified in the related
                                            Prospectus Supplement (the 'Cut-Off Date'). Unless
                                            otherwise provided in the related Prospectus Supplement,
                                            and if the Trust Fund issuing a particular Series of
                                            Certificates elects real estate mortgage investment
                                            conduit ('REMIC') status under the Internal Revenue Code
                                            of 1986, as amended (the 'Code'), the repurchase price
                                            will equal the sum of (a) the principal balance of each
                                            such Mortgage Asset, plus accrued interest thereon at
                                            the applicable Mortgage Pass-Through Rate or Mortgage
                                            Certificate interest rate to the date specified in the
                                            related Prospectus Supplement, less any unreimbursed
                                            Advances made with respect to any such Mortgage Asset
                                            and (b) the fair market value of all acquired property
                                            in respect of any Mortgage Asset, less any unreimbursed
                                            Advances made with respect to any such Mortgage Asset.
                                            See 'Description of the Certificates -- Termination'
                                            herein.

FEDERAL INCOME TAX CONSIDERATIONS.........  The Federal income tax consequences to
                                            Certificateholders will vary depending on the
                                            characteristics of a Trust Fund and whether the Trust
                                            Fund issuing a particular Series of Certificates elects
                                            REMIC status under the Code. See 'Certain Federal Income
                                            Tax Consequences' herein. Generally, if a Trust Fund
                                            elects REMIC status, one or more classes of Certificates
                                            will be treated as REMIC 'regular interests' (the
                                            'Regular Certificates'). For Federal income tax
                                            purposes, a Regular Certificate will be treated as a
                                            debt instrument issued by the REMIC. The amounts
                                            includible in the income of a Regular Certificate holder
                                            will be determined under the accrual method of
                                            accounting. One or more Series of Regular Certificates
                                            may be issued with 'original issue discount' that is not
                                            de minimis. Holders of any such Series of Regular
                                            Certificates will be required to include such original
                                            issue discount in gross income for Federal income tax
                                            purposes as it is deemed to accrue, in advance of the
                                            receipt of the cash attributable to such income. If a
                                            Regular Certificate is issued at a premium, the holder
                                            will be entitled to make an election to amortize such
                                            premium on a constant yield method as an offset to the
                                            interest income on such Certificate.

                                            If no REMIC election is made, the Trust Fund will be
                                            treated as a grantor trust and not as an association
                                            taxable as a corporation. The treatment of a particular
                                            Series of Certificates will depend on the
                                            characteristics of such Series. The holders of
                                            Certificates will either be treated as holders of
                                            undivided pro rata interests in the underlying Mortgage
                                            Loans or as owners of stripped bonds or stripped
                                            coupons. If the stripped bond rules do not apply with
                                            respect to a particular Series, the holders of such
                                            Series must include in income their allocable share of
                                            interest income of the Trust Fund and may, subject to
                                            applicable limitations, deduct their allocable share of
                                            the expenses of the Trust Fund. If the stripped

                                            bond rules do apply with respect to a particular Series,
                                            the income with respect to such Series generally will be
                                            accounted for under the original issue discount rules
                                            under a constant yield to maturity method, which may
                                            require inclusion prior to the receipt of the cash
                                            associated with such income.

ERISA.....................................  A fiduciary of any employee benefit plan subject to the
                                            Employee Retirement Income Security Act of 1974, as
                                            amended ('ERISA'), or the Code should carefully review
                                            with its own legal advisors whether the purchase or
                                            holding of Certificates could give rise to a transaction
                                            prohibited or otherwise impermissible under ERISA or the
                                            Code. See 'ERISA Considerations' herein and in the
                                            related Prospectus Supplement.

LEGAL INVESTMENT..........................  The Certificates offered hereby and by the related
                                            Prospectus Supplement will generally constitute
                                            'mortgage-related securities' under the Secondary
                                            Mortgage Market Enhancement Act of 1984 ('SMMEA') so
                                            long as they are rated by a Rating Agency in one of its
                                            two highest rating categories. Any such Certificates
                                            would be 'legal investments' for certain types of
                                            institutional investors to the extent provided in SMMEA,
                                            subject to state laws overriding SMMEA. A number of
                                            states have enacted legislation overriding the legal
                                            investment provisions of SMMEA. Certificates that do not
                                            constitute 'mortgage-related securities' under SMMEA
                                            will require registration, qualification or an exemption
                                            under applicable state securities laws and may not be
                                            'legal investments' to the same extent as
                                            'mortgage-related securities.' See 'Legal Investment'
                                            herein.

RATING....................................  Each Class of Certificates offered by means of this
                                            Prospectus and the related Prospectus Supplement will be
                                            rated in an Investment Grade rating category by the
                                            Rating Agency or Agencies identified in such Prospectus
                                            Supplement. A rating is not a recommendation to buy,
                                            sell or hold securities and may be subject to revision
                                            or withdrawal at any time by the assigning Rating
                                            Agency. Further, such ratings do not address the effects
                                            of prepayments on the yield anticipated by an investor.

RISK FACTORS..............................  In considering an investment in any Series of the
                                            Certificates, investors should recognize that there are
                                            risk factors associated with such an investment. See
                                            'Risk Factors' herein and in the related Prospectus
                                            Supplement.

                                  RISK FACTORS

     Prospective Certificateholders should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

     1. Limited Obligations and Assets of the Depositor. The Certificates will not represent an interest in or obligation of the Depositor or any of its affiliates. The Certificates will not be insured or guaranteed by any government agency or instrumentality, nor, unless expressly provided in the related Prospectus Supplement, by the Depositor or any of its affiliates, any Servicer or the Master Servicer. Unless otherwise set forth in the Prospectus Supplement for a Series, the Trust Fund for a Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. See 'Description of the Certificates -- Representations and Warranties.' The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Asset, the Mortgage Asset Seller, the Servicer or the Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See 'The Depositor.'

     2. Average Life of Certificates Affecting Yield to Certificateholders:
Prepayment Considerations. Prepayments on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more Classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each Class of related Certificates. Prepayments also may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any Class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more Classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more Classes offered at a significant premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a Class is disproportionately high as compared to the amount of principal, as with certain Classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more Classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Compounding Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Certificates relating to the timing of distributions of interest thereon and (b) if such Compounding Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. In addition, the Depositor may, solely at its option and subject to the terms of the applicable Pooling and Servicing Agreement, purchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is imminent from the Trust Fund. See 'Prepayment and Yield Considerations' and 'Maturity Considerations' herein.

     3. Limitations of Subordinated Amounts. With respect to Certificates of a Series having a Class of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Senior Certificateholders, the Subordinated Amount may be limited, as specified in the Prospectus Supplement, the Subordinated Amount, if any, could be depleted in certain circumstances, and payments applied to the Senior Certificates which are otherwise due to the Subordinated Certificates may be less than losses. See 'Credit Enhancements -- Subordination' herein and 'Description of the Certificates' in the related Prospectus Supplement.

     4. Limitations of Insurance and Credit Enhancements. If insurance policies or other credit enhancement are provided with respect to a Series of Certificates, the insurance policies or credit enhancement on the Mortgage Assets, the Pools or all or any part of a Trust Fund will not cover all contingencies and will cover certain contingencies only to a limited extent. See 'Credit Enhancements.'

     5. Limited Liquidity of the Certificates. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of Certificates of such Series with liquidity of investment or that it will remain for the term of such Series of Certificates. Although the Certificateholders of each Series will receive monthly statements containing certain statistical information with respect to the related Pool, initially the Depositor does not intend to publish information relating to the Certificates of any Series or any Pool. The limited availability of any such published information may affect the liquidity of the Certificates. In addition, the issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'Description of the Certificates -- Registration of Certificates' herein.

     6. Certain Federal Tax Considerations Regarding REMIC Residual Certificates. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in 'Certain Federal Income Tax
Consequences -- Qualification as a REMIC -- Taxation of Owners of Residual Certificates.' Accordingly, under certain circumstances, holders of Residual Certificates might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Certificateholder's share of the REMIC taxable income may be treated as 'excess inclusion' income to such holder which
(i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See 'Certain Federal Income Tax Consequences' herein.

     7. General Risk Factors Affecting Mortgage Loans. An investment in Certificates may be affected, among other things, by a decline in real estate value or changes in mortgage market interest rates. If the residential real estate market in the locale of properties securing the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) should experience an overall decline in property values such that the outstanding balances of such loans, and any secondary financing on the Mortgaged Properties underlying a particular Pool, become equal to or greater than the value of Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any applicable insurance policies or other credit enhancement, holders of the Certificates of a Series evidencing interests in such Pool will bear all risk of loss resulting from default by mortgagors and will depend primarily upon the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted loans. See 'The Pools -- The Mortgage Loans.'

     8. Limited Nature of Ratings. Any rating assigned by a Rating Agency to a Class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such Class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. See 'Rating' herein.

     9. ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series. See 'ERISA Considerations.'

     10. Difficulty in Pledging. Since most transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See 'Description of the Certificates -- Registration of Certificates' herein.

     11. Potential Delays in Receipt of Distributions. Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its DTC Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'Description of the Certificates -- Registration of Certificates' herein.

                                   THE POOLS*

GENERAL

     Unless otherwise specified in the Prospectus Supplement for a Series, the Pool evidenced by the Certificates of that Series will have the general characteristics set forth below.

     For each Series, the Depositor will convey a Trust Fund to the trustee identified in the related Prospectus Supplement (the 'Trustee') for the benefit of the Certificateholders consisting of a pool of assets ('Pool'). Each Pool will consist of (i) Mortgage Assets, (ii) amounts held from time to time in the Certificate Account and the Pre-Funding Account, if any, (iii) the lender's interest in any Insurance Policies relating to a Mortgage Loan, (iv) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure and (v) rights under any form of credit enhancement as may be specified in the Prospectus Supplement. Each Certificate will represent an undivided ownership interest in the Trust Fund established for that Series of Certificates as described in the related Prospectus Supplement. See 'Description of the Certificates -- Assignment of Mortgage Loans' herein. If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence ownership interests of a corresponding Asset Group.

     Mortgage Assets in the Pool may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement, Mortgage Loans or participation interests therein which will represent REMIC 'regular interests' in a Trust Fund which contains the Mortgage Loans relating to such Series, and Mortgage Certificates.

     The Depositor will make certain representations and warranties regarding certain characteristics of the Mortgage Assets comprising a Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Assets. Upon a breach of any representation or warranty that materially and adversely affects the interests of the related Certificateholders in Mortgage Assets, the Depositor will be obligated either to cure the breach in all material respects, to purchase the Mortgage Assets or, if the related Agreement so provides, to substitute in its place a comparable qualifying mortgage asset pursuant to the conditions set forth therein. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of any such representation or warranty by the Depositor. The Depositor will not advance any of its own funds to the Trust Fund or to the Certificateholders, except to the limited extent set forth under 'Description of the Certificates -- Advances and Limitations Thereon.'

THE MORTGAGE LOANS

     General

     The Prospectus Supplement for each Series will specify for each Pool, among other things, the years of origination of the Mortgage Loans; the original Loan-to-Value Ratios; the range of aggregate principal balances of the Mortgage Loans at origination and the aggregate outstanding principal balance thereof as of the Cut-off Date; the original maturities of the Mortgage Loans and the last maturity date of any Mortgage Loan; insurance policies, letters of credit or other forms of credit enhancement, if any, applicable to any Mortgage Loan; and the Mortgage Interest Rates. A Pool may be comprised of fully or negatively amortizing adjustable rate Mortgage Loans ('ARMs') with Mortgage Interest Rates adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum of a fixed margin and an index, subject to applicable minimum and maximum rates and maximum adjustments for any period. In such case the Prospectus Supplement will specify the initial Mortgage Interest Rates, the index or formula, if any, used to determine the adjustable Mortgage Interest Rate (the 'Index'), the weighted average Minimum Rate (if any), the weighted average Maximum Rate, the Maximum Adjustment, if applicable, and the then-current Mortgage Interest Rate. The Prospectus Supplement will also specify whether ARMs included in a Pool provide for adjustments to the

------------
* Whenever in this Prospectus terms such as 'Pool,' 'Trust Fund,' 'Agreement' or 'Pass-Through Rate' are used, those terms respectively apply, unless the context otherwise indicates, to one specific Pool, Trust Fund, Pooling and Servicing Agreement and the Pass-Through Rate or Rates applicable to the related Series of Certificates.

Mortgage Interest Rates more frequent than changes to the scheduled monthly payments of principal and interest (the 'Monthly Payments') made on such ARMs, which together could result in negative amortization. See 'Description of ARMs' below. The Prospectus Supplement will also describe any other special payment features of the Mortgage Loans included in a Pool. If specific information respecting the Mortgage Loans is not known to the Depositor at the time a Series of Certificates is initially offered, general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K which will be available to investors in such Series of Certificates at or before the initial issuance thereof and will be filed with the Commission within 15 days after such initial issuance.

     The entity or entities named as Master Servicer in the related Prospectus Supplement will service the Mortgage Loans, and will receive a fee for such services, pursuant to the related Agreement. See 'Description of the Certificates -- Administration Fees, Compensation and Payment of Expenses.' With respect to those Mortgage Loans serviced through a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the applicable agreement between such Servicer and the Master Servicer (a 'Servicing Agreement') and will receive the fee for such services specified in such Servicing Agreement; however, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     General Characteristics of the Mortgage Loans

     Both ARMs and fixed-rate Mortgage Loans are eligible for inclusion in Pools. Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Pool will (i) have individual principal balances at origination of not more than $2,000,000, (ii) have monthly payments due on the first day of each month (each, an 'Installment Due Date'), (iii) have a 5- to 40-year term at origination, (iv) have an adjustable or fixed rate of interest,
(v) have level or variable monthly payments over the term of the Mortgage Loan, and (vi) be secured by a lien on the underlying Mortgaged Property or by a leasehold interest therein.

     Unless otherwise specified in a Prospectus Supplement, the Mortgage Loans will be secured by Mortgages on Mortgaged Properties that may be located in any jurisdiction within the USA. The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement.

     The applicable Prospectus Supplement will also set forth the number and aggregate unpaid principal balances of the Mortgage Loans in each Pool that are secured by one- to four-unit residential properties, condominium units, townhouses and units located within planned unit developments ('PUDs') and that are secured by shares of cooperative corporations ('Co-op Loans'). For condominiums, townhouses and PUDs, the Depositor has developed project approval guidelines which substantially conform to the FNMA and/or the FHLMC project approval guidelines.

     A Pool may contain certain Mortgage Loans ('Buydown Loans') which include provisions whereby the originator or a third party partially subsidizes the monthly payments of the Mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a 'Buydown Fund') contributed by the originator or third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Description of ARMs

     General. Unless otherwise specified in the related Prospectus Supplement, ARMs eligible for inclusion in a Pool provide for a fixed Initial Mortgage Interest Rate for an initial period of time ranging from one month to 120 months. Thereafter, the interest rates (the 'Mortgage Interest Rates') are subject to periodic adjustment based, subject to the applicable limitations discussed below, on changes in the applicable Index to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM at the time of its origination (the 'Gross Margin'). Certain ARMs can be converted into fixed-rate mortgage loans at the option of the Mortgagor upon the fulfillment of certain conditions set forth in the related Mortgage Note within a set period after origination of the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Depositor.

     Adjustable interest rates can cause payment increases that some Mortgagors may find difficult to make. However, many ARMs provide that no Mortgage Interest Rate may be adjusted to a rate above the applicable lifetime Maximum Rate or below the applicable lifetime Minimum Rate for such ARMs. In addition, certain ARMs provide for limitations on the maximum amount by which Mortgage Interest Rates may adjust for any single adjustment period (the 'Maximum Adjustment').

     Certain ARMs are payable in self amortizing payments of principal and interest. Other ARMs ('Negatively Amortizing ARMs') provide instead for limitations on changes in the Monthly Payment on such ARMs ('Payment Caps'). As discussed below, limitations on Monthly Payments can result in Monthly Payments which are greater or less than the amount to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a Monthly Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest ('Deferred Interest') is added to the Principal Balance of such Mortgage Loans, causing negative amortization thereof, and will be repaid through future Monthly Payments. In the event that a Monthly Payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or 'accelerated amortization') reduces the principal balance of the ARM. See 'Maturity Considerations -- Prepayment Considerations.' Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. See 'Initial Mortgage Interest Rate and Interest Rate Changes' below. All of the limitations on periodic increases in interest rates and on changes in Monthly Payments protect borrowers from unlimited interest rate and payment increases. With respect to any Pool consisting of ARMs, the related Prospectus Supplement will specify whether the Pool includes Negatively Amortizing ARMs.

     The Index. The Index applicable to any ARMs comprising a Pool will be specified in the Prospectus Supplement for the related Series.

     Initial Mortgage Interest Rate and Interest Rate Changes. During the initial period following origination, generally ranging from one month to 120 months, ARMs bear interest at the initial Mortgage Interest Rate that may be set by the lender independently of the Index otherwise applicable at the time of origination. The initial Mortgage Interest Rate is based on competitive factors and on other various factors including the lender's (i) lending policy at the time of origination; (ii) availability of funds for lending purposes;
(iii) rate of return obtainable on other investments; and (iv) cost of doing business. The initial Mortgage Interest Rate may be higher for mortgage loans with a relatively higher Loan-to-Value Ratio. After the initial period, the Mortgage Interest Rate will be set periodically in accordance with the applicable Index and the Gross Margin that is set by the lender at the time of origination of the ARM, subject to the lifetime Maximum Rate and lifetime Minimum Rate and the periodic Maximum Adjustment. The Index applicable as of any interest adjustment date will be the most recent index figure available during a period specified in the related Prospectus Supplement.

     The Mortgage Interest Rates on ARMs that do not provide for negative amortization adjust at certain intervals which will be specified in the related Prospectus Supplement. To accommodate changes in the adjustable Mortgage Interest Rate, the Monthly Payment for an ARM which does not provide for negative amortization will be adjusted at the time the rate adjustment occurs to an amount that would fully amortize the Mortgage Loan over its remaining term at the Mortgage Interest Rate in effect as of the date of such adjustment. The Mortgage Loans which comprise any Pool may have been originated at different times and therefore the Monthly Payments with respect to such Mortgage Loans will adjust periodically in different months.

     Maximum Rates, Minimum Rates and the Maximum Adjustment. There are lifetime limits with respect to the maximum and minimum Mortgage Interest Rates for each ARM (the 'Maximum Rate' and the 'Minimum Rate,' respectively). If no Minimum Rate is specified in a Mortgage Note, the Minimum Rate is equal to the Gross Margin for such Mortgage Loan. In addition, the Maximum Adjustment limits the amount by which the Mortgage Interest Rate on any ARM may increase or decrease as of the date of any Mortgage Interest Rate adjustment. Such limits are established at the time of origination of the ARM and are based on a variety of factors, including competitive conditions at the time of origination in the area in which the Mortgaged Property is located. Because of the lifetime Maximum Rate, lifetime Minimum Rate and, if applicable, the periodic

Maximum Adjustment, the Mortgage Interest Rate in effect from time to time on an ARM may not be equal to the applicable Index plus the Gross Margin.

     Description of the Fixed-Rate Mortgage Loans

     The fixed-rate Mortgage Loans eligible for inclusion in a Pool (the 'Fixed-Rate Mortgage Loans') bear simple interest at fixed annual rates and have original terms to maturity ranging up to 40 years. Such Mortgage Loans provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the Mortgage Note in sufficient amounts to fully amortize the principal thereof by maturity.

     Assumption

     Although all of the Mortgage Loans included in a Pool are by their terms assumable under certain limited conditions, such Mortgage Loans also contain 'due-on-sale' provisions under which the Mortgage Loans become due and payable, at the option of the holder thereof, upon the sale of the related Mortgaged Property. It is expected that the Master Servicer will enforce 'due-on-sale' provisions with respect to most fixed-rate Mortgage Loans and some ARMs; however, where such provisions are not enforced the prospective purchaser must meet the Master Servicer's creditworthiness standards and applicable law at the time of transfer must not limit the Master Servicer's ability to make the interest rate and payment adjustments permitted by the related Mortgage Note. Upon any such assumption, a fee based on a percentage of the outstanding principal balance of the Mortgage Loan generally must be paid, which sum generally will be retained by the Master Servicer as additional servicing compensation. In some cases the Maximum Rate or Minimum Rate applicable to ARMs may change upon assumption. Upon assumption, the terms of Fixed-Rate Mortgage Loans generally are not modified to current market rates, unless the loan bears a higher interest rate than the prevailing market rate.

     Description of Qualified Lenders

     Each Mortgage Loan will be originated or purchased by a Qualified Lender and acquired by the Depositor from such Qualified Lender or a Mortgage Asset Seller. Qualified Lenders and Mortgage Asset Sellers may be affiliates of the Depositor. All Qualified Lenders will have been at the time of the origination of such Mortgage Loans either (i) mortgagees approved by the Secretary of Housing and Urban Development ('HUD'), the Federal Home Loan Mortgage Corporation ('FHLMC'), or the Federal National Mortgage Association ('FNMA'), or state-chartered or federally-chartered savings and loan associations, banks or similar financial institutions whose deposits or accounts are insured by either the Savings Association Insurance Fund (the 'SAIF') or the Bank Insurance Fund (the 'BIF') administered by the Federal Deposit Insurance Corporation (the 'FDIC') or (ii) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution described in subclause (i) above. The Depositor has approved (or will approve) individual institutions as eligible Qualified Lenders by applying certain criteria, including the Qualified Lender's depth of mortgage origination experience and financial stability. In general, each Qualified Lender must have experience in originating residential mortgages and net worth acceptable to the Depositor and must use the services of qualified underwriters, appraisers and attorneys. However, from time to time, the Depositor may purchase Mortgage Loans for inclusion in a Pool from Qualified Lenders which lenders, while not meeting the generally applicable criteria used by the Depositor, as described above, have been reviewed by the Depositor and found to be otherwise acceptable. In connection with such purchases by the Depositor, the Depositor will reunderwrite such Mortgage Loans. See ' -- Underwriting Policies' below.

     Payment Provisions of the Mortgage Loans

     Each Mortgage Loan may be fully amortizing or require a substantial payment (a 'Balloon Payment') due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each such Mortgage Loan may require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any Class or Classes of Certificates offered hereby will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

     Underwriting Policies

     The Mortgage Loans to be included in each Mortgage Pool will be subject to the various credit, appraisal and underwriting standards described herein. The Depositor's credit, appraisal and underwriting standards with respect to certain Mortgage Loans will generally conform to those published in the Depositor's Selling Guide (together with the Depositor's Servicing guide, the 'Guide', as modified from time to time). The credit, appraisal and underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor's mortgage pass-through certificates. The Mortgage Loans may be underwritten by the Depositor or by designated third parties.

     In addition, the Depositor may purchase Mortgage Loans which do not conform to the underwriting standards set forth in the Guide. Such Mortgage Loans may be purchased from Qualified Lenders and Mortgage Asset Sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by the Depositor. The Depositor will generally review only a limited portion of the Mortgage Loans in any delivery of such Mortgage Loans for conformity with the applicable credit, appraisal and underwriting standards. Certain other Mortgage Loans will be purchased from Qualified Lenders and Mortgage Asset Sellers who will represent that the Mortgage Loans were originated pursuant to credit, appraisal and underwriting standards determined by a mortgage insurance company acceptable to the Depositor. The Depositor will accept a certification from such insurance company as to a Mortgage Loan's insurability in a mortgage pool as of the date of certification as evidence that such Mortgage Loan conforms to applicable underwriting standards. Such certifications will likely have been issued before the purchase of the Mortgage Loans by the Depositor. The Depositor will perform only random quality assurance reviews on Mortgage Loans delivered with such certifications.

     The credit, appraisal and underwriting standards utilized in negotiated transactions and the credit, appraisal and underwriting standards of insurance companies issuing certificates may vary substantially from the credit, appraisal and underwriting standards set forth in the Guide. All of the credit, appraisal and underwriting standards will provide an underwriter with sufficient information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various credit, appraisal and underwriting standards applicable to the Mortgage Loans nor describe any review for compliance with applicable credit, appraisal and underwriting standards performed by the Depositor. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable credit, appraisal and underwriting standards in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

     The Depositor's underwriting standards are intended to evaluate the prospective Mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed Mortgaged Property as collateral. The Depositor expects that each prospective Mortgagor will be required to complete an application which will include information with respect to the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to apply for a credit report which summarizes the Mortgagor's credit history. With respect to establishing the prospective Mortgagor's ability to make timely payments, the Depositor will require evidence regarding the Mortgagor's employment and income, and of the amount of deposits made to financial institutions where the Mortgagor maintains demand or savings accounts. In some instances, Mortgage Loans which were originated under a limited mortgage documentation program (a 'Limited Mortgage Documentation Program') may be sold to the Depositor. For a mortgage loan originated under a Limited Mortgage Documentation Program to qualify for purchase by the Company, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by the Depositor. Currently, the Depositor's underwriting standards provide that only mortgage loans with certain loan-to-value ratios will qualify for purchase. If the mortgage loan qualifies, the Depositor waives some of its documentation requirements and eliminates verification of income and employment for the prospective mortgagor.

     The Depositor's underwriting standards generally follow guidelines acceptable to FNMA and FHLMC. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property. With respect to a Mortgage Loan made in connection with the borrower's purchase of the Mortgaged Property, the 'appraised value' is the lower of the purchase price or the amount determined by the appraiser. The Loan-to-Value Ratio of a Mortgage Loan is generally equal to the original principal amount of the Mortgage Loan divided by the appraised value of the related Mortgaged Property.

     Certain states where the Mortgaged Properties may be located are 'anti-deficiency' states where, in general, lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders.' The Depositor expects that the underwriting standards applied with respect to the Mortgage Loans (including anti-deficiency states) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional one- to four-unit residential first mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

     The Depositor will obtain representations and warranties from the applicable Qualified Lender (which may or may not be the Qualified Lender that originated the Mortgage Loan) that the Mortgage Loan was originated in accordance with the underwriting guidelines described above or such other policies as the Depositor may require or approve from time to time. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor, not later than 90 days following delivery of a Series of Certificates, will review or cause to be reviewed, all or a representative sample of the Mortgage Loans, and perform such other reviews as it deems appropriate to determine compliance with such standards. Any Mortgage Loan found to be not in compliance with such standards after inclusion in a Pool must be repurchased or substituted for by the Mortgage Loan Seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Pool to the satisfaction of the Depositor. See 'Description of the Certificates -- Representations and Warranties.'

     The foregoing underwriting policies may be varied for particular Series of Certificates to the extent set forth in the related Prospectus Supplement.

MORTGAGE CERTIFICATES

     General

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or in principal distributions and interest distributions thereon.

     GNMA, FHLMC and FNMA Certificates

     The descriptions of GNMA, FHLMC and FNMA Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC, FNMA or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Pool (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Pool.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the 'Housing Act'), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ('FHA Loans') insured by the United States Federal Housing Administration (the 'FHA') under the Housing Act or Title V of the Housing Act of 1949, or guaranteed by the United States Department of Veteran Affairs (the 'VA') under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.' In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GNMA Certificates. All of the GNMA Certificates (the 'GNMA Certificates') will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multi-family residential properties, loans secured by mortgages on one- to four-family residential properties or multi-family residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

     Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     Unless otherwise specified in the related Prospectus Supplement, the GNMA Certificates included in a Pool may be issued under either or both of the GNMA I program ('GNMA I Certificates') and the GNMA II program ('GNMA II Certificates'). All mortgages underlying a particular GNMA I Certificate must be of the same type (for example, all single-family level payment mortgage loans) and have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate must be of the same type (for example, all single-family level payment mortgage loans), but may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on any mortgage loan included in the pool of mortgages backing such GNMA II Certificate.

     GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Pool is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

     As described above, the GNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act'). FHLMC is a stockholder-owned corporation. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional one- to four-unit residential first mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional one-to-four-unit residential first residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional one- to four-unit residential first mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. FHLMC Certificates (the 'FHLMC Certificates') represent an undivided interest in a group of mortgage loans purchased by FHLMC. Mortgage loans underlying the FHLMC Certificates included in a Pool will consist principally of fixed- or adjustable-rate mortgage loans with original terms to maturity of approximately 5, 7, 15, 20 and 30 years, which are secured by first liens on one- to four-family residential properties.

     FHLMC Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold FHLMC Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a FHLMC Certificate against FHLMC or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system such Certificate is held.

     Under its Cash and Guarantor programs, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC generally indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal or for payment of principal due on the maturity of the mortgage. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold. In lieu of guaranteeing only the ultimate collection of principal payments in the manner described above, FHLMC may, but will not be obligated to, enter into one or more agreements with the issuer and the trustee of the FHLMC Certificates pursuant to which FHLMC will agree to guarantee the timely receipt of scheduled principal payments. If such an agreement is entered into and is applicable to all or any part of the FHLMC Certificates included in a Pool, its existence will be disclosed in the related Prospectus Supplement.

     Under its Gold PC Program, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal calculated on the basis of the weighted average remaining term to maturity of the mortgage loans in the pool underlying the related FHLMC Certificate.

     As described above, the FHLMC Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

     FNMA. FNMA is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     FNMA Certificates. 'FNMA Certificates' represent fractional interests in a pool of mortgage loans formed by FNMA.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely on FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. The FNMA Certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States.

     As described above, the FNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Private Certificates

     Each 'Private Certificate' will evidence an undivided interest in a pool of mortgage loans, an undivided interest in a pool of FNMA, FHLMC or GNMA Certificates or any combination thereof. It is expected that Private Certificates will be issued pursuant to participation or pooling and servicing agreements entered into from time to time between the related seller and the related Trustee for the Certificates or custodian. In addition, an affiliate of such seller or of the depositor under such pooling and servicing agreement may be a servicer for such Certificates or for the mortgage loans in which such Mortgage Certificates represent a beneficial interest. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of the servicer. Each Private Certificate will have been acquired in a secondary transaction and not from the issuer or any affiliate of the issuer of such Private Certificate and, unless otherwise specified in the related Prospectus Supplement, each Private Certificate will evidence an interest in, or will be secured by a pledge of mortgage loans that conform to the descriptions of Mortgage Loans herein. Each Private Certificate included in any Trust Fund that is not a FNMA, FHLMC or GNMA Certificate must either (1) have been previously registered under the Securities Act of 1933 or (2) if not registered, be eligible for sale under Rule 144(k) under the Securities Act of 1933.

     It is expected that all collections received by the servicers on the mortgage loans (net of servicing fees to be retained by the servicers and such other amounts as may be specified in the related pooling and servicing agreement) will be deposited with the Trustee for the Certificates. Monthly distributions of the principal and interest components of such collections (adjusted to the stated rate or pass-through rate (as the case may be) borne by such Private Certificate) will be made to the Trustee for the Certificates of the related Series for deposit into the Certificate Account for such Series.

     More specific information concerning the Private Certificates underlying a particular Series of Certificates, the mortgage loans underlying such Private Certificates, and related servicing and insurance, subordination or other credit support arrangements will be set forth in the related Prospectus Supplement.

                                 THE DEPOSITOR

     The Depositor was incorporated in Delaware in 1991 and is a wholly owned limited purpose indirect subsidiary of ABN AMRO Bank N.V. The limited purposes of the Depositor are, in general, to acquire, own, pledge and sell mortgage loans and certificates representing proportionate interests in pools of mortgage loans; to issue, acquire, own, pledge and sell mortgage pass-through securities which represent ownership interests in mortgage loans and certificates representing proportionate interests in pools of mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing. It is not expected that the Depositor will have any business operations other than offering Series of Certificates and related activities. The principal executive offices of the Depositor are located at 181 West Madison Street, Suite 3250, Chicago, Illinois 60602-4510, and its telephone number is (312) 904-5005.

     Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, its parents nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series. As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See 'Description of the Certificates -- Representations and Warranties.' The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Mortgage Asset, its only source of funds to make the required payment would be funds obtained from the related Mortgage Asset Seller or, if applicable, the Master Servicer or the Servicer.

     The Depositor is part of ABN AMRO Bank N.V.'s U.S. operations, which are managed by ABN AMRO North America, Inc. ABN AMRO North America, Inc. began addressing the Year 2000 Compliance issue for the entire U.S. operations in 1997, by assembling a corporate project team that engaged in an initial assessment of the scope of the project. ABN AMRO North America, Inc. expects to have all systems and applications in place and fully tested by the end of 1998, allowing time in 1999 for any systems refinements that may be needed. The potential impact of the year 2000 issue is dependent upon not only the corrective measures ABN AMRO North America, Inc. undertakes, but also how the issue is addressed by unaffiliated third parties. The way in which the year 2000 issue is addressed by governmental agencies, businesses, and other entities who provide data to, or receive data from, ABN AMRO North America, Inc. and the Depositor is very important. ABN AMRO North America, Inc. is communicating with these parties to learn how they are addressing the Year 2000 issue, and to evaluate any potential impact on ABN AMRO North America, Inc.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used either by the Depositor to purchase the Mortgage Assets related to that Series or to return to the Depositor the amounts previously used to effect such a purchase (including the repayment of any loans made to the Depositor by any of its affiliates), the costs of carrying the Mortgage Loans and/or Mortgage Certificates until the sale of the Certificates and other expenses connected with pooling the Mortgage Loans and/or Mortgage Certificates and issuing the Certificates. Any remaining proceeds will be used for the general corporate purposes of the Depositor which are related to the foregoing activities.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Determination of Mortgage Pass-Through Rates

     Unless otherwise specified in the related Prospectus Supplement, the 'Mortgage Pass-Through Rate' for each Mortgage Loan included in a Pool will be determined by deducting from the Mortgage Interest Rate borne by or accruing on such loan an Administration Fee. The Administration Fee may be uniform with respect to all Mortgage Loans in a Pool or may vary on a loan-by-loan basis. With respect to ARMs and the Administration Fee, will generally vary on a loan-by-loan basis to produce a uniform margin (the 'Net Margin') by which the Mortgage Pass-Through Rate with respect to each Mortgage Loan in a Pool will exceed the applicable Index for such loan. For example, if the Net Margin for a Class or Series of Certificates were established to be 125 basis points over the Index applicable to the ARMs included in the Pool for such class or series, an individual Mortgage Loan whose terms provide for a Mortgage Interest Rate of 200 basis points over the applicable Index would be assigned an Administration Fee totaling 75 basis points and a Mortgage Loan whose Mortgage Interest Rate is 175 basis points over the Index would be assigned an Administration Fee totaling 50 basis points. The related Prospectus Supplement will specify whether the Administration Fee assigned to that Mortgage Loan at the time of formation of a Pool will be fixed throughout the term of the related Agreement, except to the limited extent described below, or will vary. If the lifetime Maximum Rate or the periodic Maximum Adjustment applicable to a Mortgage Loan prevents its Mortgage Interest Rate from adjusting at any Adjustment Date to the full extent of the Index plus the Gross Margin applicable to such loan, the Mortgage Pass-Through Rate for such loan may be less than the Index plus the Net Margin applicable to the related Class or Series of Certificates that is specified in the Prospectus Supplement for such class or series. Similarly, if the lifetime Minimum Rate or, if applicable, the periodic Maximum Adjustment prevents the Mortgage Interest Rate from fully adjusting, the Mortgage Pass-Through Rate for such loan may exceed the Index plus the Net Margin.

     Determination of Certificate Pass-Through Rate

     Unless otherwise specified in the related Prospectus Supplement, the Pass-Through Rate for each Class of Certificates of a Series will, for Pools consisting of ARMs, and may, for Pools consisting of Fixed-Rate Mortgage Loans, be all, or a portion specified in the related Prospectus Supplement, of the weighted average of the Mortgage Pass-Through Rates of the Mortgage Loans included in the Pool. The weighted average Mortgage Pass-Through Rate with respect to Pools comprised of ARMs generally will change with any changes in the adjustable Mortgage Interest Rates borne by or accruing on the underlying ARMs and may change with principal prepayments, negative amortization or accelerated amortization of the ARMs. The weighted average Mortgage Pass-Through Rate for a Pool consisting of Fixed-Rate Mortgage Loans with different Mortgage Pass-Through Rates may change due to differing prepayment rates and differing amortization rates of the Mortgage Loans included in the Pool.

YIELD

     The yield on any Certificate will depend on, among other things, the price paid by the Certificateholder, the Pass-Through Rate of the Certificate in effect from time to time and the prepayment experience with respect to the Mortgage Assets represented by the Certificate. If any Certificate is offered at a discount from or premium over its original principal amount or is offered without any principal amount or with a lower proportionate share of the principal amount of the Mortgage Assets, the actual yield to maturity realized on such Certificate may be dramatically affected by the prepayment experience on the Mortgage Assets comprising the related Pool. In extreme cases, as described below, holders of certain Certificates could fail to recoup their investment.

     The following discussions of certain yield considerations is intended to be general in nature and reference is made to the discussion in each Prospectus Supplement regarding yield and prepayment considerations and other risks.

     Price

     Subject to the effect of the amount of interest payable in connection with prepayments as described in the Prospectus Supplement relating to a Series of Certificates, prepayments of principal in whole or in part or accelerated amortization, if any, on the Mortgage Assets comprising a Pool will increase the yield on a Certificate purchased at a price less than the aggregate Principal Balance of the Mortgage Assets represented by such Certificate and will decrease the yield on a Certificate purchased at a price equal to, slightly less than (due to effects of payment delays), or greater than the aggregate Principal Balance of the Mortgage Assets represented by such Certificate. Additionally, and as more fully described in the Prospectus Supplement relating thereto, if any Certificate is offered without any principal amount or with a lower disproportionate share of the principal amount of the underlying Mortgage Assets, the yield realized on such Certificate will be extremely sensitive to levels of prepayments of the Mortgage Assets represented thereby. In extreme cases, holders of any such Certificates could fail to recoup their original investment.

     Effective Pass-Through Rate

     Each monthly installment of interest due on a Mortgage Loan is calculated as one-twelfth of the product of the applicable Mortgage Interest Rate and the principal balance outstanding on the scheduled payment Installment Due Date for such Mortgage Loan in the preceding month. The Mortgage Pass-Through Rate with respect to each Mortgage Loan will be similarly calculated on a loan-by-loan basis, after subtracting the Administration Fee applicable to each Mortgage Loan from the applicable Mortgage Interest Rate, unless otherwise specified in the related Prospectus Supplement. In the case of a Pool with a range of Mortgage Pass-Through Rates, disproportionate prepayments of Mortgage Loans with higher Mortgage Pass-Through Rates will result in a lower effective pass-through rate to Certificateholders.

     The yield on interest bearing Classes of Certificates evidencing Pools comprised of Mortgage Loans will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue on each Mortgage Loan from the Installment Due Date for such Mortgage Loan each month, in each case as specified in the related Prospectus Supplement, the distribution in respect of interest will not be made until the Distribution Date in the month following the month of accrual. When a Mortgage Loan is prepaid in full between Installment Due Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. In addition, if a partial prepayment is applied by the Master Servicer to reduce the principal balance of the related Mortgage Loan as of a date prior to the receipt of such payment, on the following Installment Due Date, the Mortgagor would pay interest on the lower principal balance. In the event a Mortgagor prepays all or part of the Principal Balance on a Mortgage Loan and there is a Prepayment Interest Shortfall, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may adjust or forego all or part of the current Administration Fees due to it, to the extent available, so that up to a full month's interest payment will be passed through to the Certificateholders at the Mortgage Pass-Through Rate. To the extent sufficient current Administration Fees due to the Master Servicer are not so available, the yield to Certificateholders will be slightly less than it would be if such current Administration Fees due to the Master Servicer were available. See 'Description of the Certificates -- Example of Distribution' herein.

     Other Yield Considerations

     MORTGAGE INTEREST RATES ON NEGATIVELY AMORTIZING ARMS. Since a portion of the interest accrued on Negatively Amortizing ARMs may be deferred and payable at a future time, the interest paid by a Mortgagor on such a Mortgage Loan on a given Installment Due Date (the 'Interest Remittance Amount') which is distributed to Certificateholders may not be equal to interest at the applicable Mortgage Pass-Through Rates on such Mortgage Loan. During periods of negative amortization, any Deferred Interest that is added to the Principal Balance of a Mortgage Loan bears interest at the applicable Mortgage Pass-Through Rate. The distribution to Certificateholders of the Interest Remittance Amount, rather than interest calculated at the applicable Mortgage Pass-Through Rate, will not materially affect the yield to Certificateholders if the Certificates are purchased at or near par. Negative Amortization will lengthen the average life of the Certificates, and if the Certificates are purchased at a discount or premium, a yield effect can occur. See ' -- Price' and 'Maturity
Considerations -- Prepayment Considerations.' Any Deferred Interest will be includible in taxable income of classes entitled thereto as it accrues, rather than when it is received. See 'Certain Federal Income Tax Consequences.'

     MORTGAGE INTEREST RATES ON NON NEGATIVELY AMORTIZING ARMS. The Mortgage Interest Rates on ARMs adjust periodically in response to movements in the applicable Index. The Index applicable as of any interest adjustment date will be the most recent index figure available during a period before such adjustments are made as specified in the related Prospectus Supplement. In addition, because ARMs included in a Pool may have different origination dates, the Mortgage Interest Rates on the ARMs comprising a Pool will not necessarily adjust at the same dates. At any given time, the Mortgage Interest Rates on any of the ARMs included in a Pool could be scheduled to adjust within one to 12 months. Accordingly, the yield to Certificateholders on Pools comprised of ARMs will be adjusted on a delayed basis relative to movements in the applicable Index.

MAXIMUM AND MINIMUM RATES, MAXIMUM ADJUSTMENT, PAYMENT CAPS AND DEFERRED
INTEREST

     In the case of a Pool comprised of ARMs, and as more fully described above under the caption 'The Pools -- The Mortgage Loans -- Description of ARMs' herein and 'Description of the Mortgage Notes' in the related Prospectus Supplement, the lifetime Maximum and Minimum Rates, the periodic Maximum Adjustment, and Payment Caps and Deferred Interest, in the case of Negatively Amortizing ARMs, on the ARMs could affect the yield on the related Series of Certificates. In the event that despite prevailing market interest rates the Mortgage Interest Rate on an ARM cannot increase due to the Maximum Rate or, if applicable, the Maximum Adjustment, the yield on the related Certificates could be impacted adversely. Conversely, should the Mortgage Interest Rate on an ARM not be able to decrease due to the Minimum Rate or, if applicable, the Maximum Adjustment at a time when market interest rates are below such level, the yield on the related Certificates could be higher than that which would otherwise be the case. In that event, the Mortgagor may be more likely to prepay the Mortgage Loan in full and obtain refinancing at a lower rate. In addition, to the extent that a Payment Cap on a Negatively Amortizing ARM restricts an increase in the related Mortgagor's Monthly Payment or because the adjustable Mortgage Interest Rate changes more frequently than the adjustments in a Monthly Payment, Deferred Interest could result and impact the yield on the related Certificates.

DISTRIBUTION SHORTFALLS

     If on any Distribution Date the aggregate amount of payments received from Mortgagors on the related Mortgage Loans, any Advances, funds otherwise payable to the Subordinate Certificateholders and monies available in the Reserve Fund, if any, do not provide sufficient funds to make full distributions to the Senior Certificateholders, unless otherwise specified in the related Prospectus Supplement, the amount of the shortfall together with interest at the related applicable Pass-Through Rate or Rates, will be added to the amount the Senior Certificateholders are entitled to receive on the next Distribution Date. The allocation of any such shortfall and recoveries thereof between the Classes of Senior Certificates if the Senior Certificates are comprised of more than one class, and the effect of any such shortfall on yield will be discussed in the Prospectus Supplement relating to such Certificates.

CLASSES OF CERTIFICATES

     The Certificates of a Series may be divided into two or more classes, in which each class will evidence interests in specified allocations of the principal payments only, or of the interest payments only, or both principal and interest payments in respect of the Mortgage Assets in the related Trust Fund. In the event Certificates are so subdivided, the yield of any class evidencing interest payments only will be adversely impacted by prepayments and partial prepayments. If appropriate, the Prospectus Supplement for such Series will offer examples of cash flows on the Certificates, based on specified Mortgage Interest Rates.

                            MATURITY CONSIDERATIONS

GENERAL

     The weighted average life of the Certificates will be dependent in large part on the principal prepayment experience on the Mortgage Assets comprising a Pool. Although a number of factors may affect the prepayment experience of a particular Pool, there can be no assurance that any Pool will conform to the Depositor's past experience or any published prepayment forecast.

     The following discussion of certain maturity considerations is intended to be general in nature and reference is made to the discussion in the related Prospectus Supplement regarding prepayment and maturity considerations and other risks.

MATURITY

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have original terms to maturity of not more than 40 years.

PREPAYMENT CONSIDERATIONS

     A substantial portion of the Mortgage Loans will be secured by the principal residence of the related Mortgagors. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a Prepayment Premium, in each case as described in the related Prospectus Supplement. The prepayment experience of the Mortgage Loans, and of the mortgage loans underlying the Mortgage Certificates, comprising a Pool will affect the weighted average life of the related Series of Certificates. Based on public information with respect to the mortgage industry, a significant number of the Mortgage Loans, and of the mortgage loans underlying the Mortgage Certificates, could be paid in full prior to maturity.

     The payment behavior of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates may be influenced by a variety of political, economic, tax, geographic, demographic, social and other factors. These factors may include the age, payment terms and geographic distribution of such loans; characteristics of the Mortgagors; amount of the Mortgagors' equity; the availability of mortgage financing in general; changes in local industry and population as they affect population migration; local housing availability and apartment vacancy rates; and the use of junior liens or other individualized financing arrangements. In a fluctuating interest rate environment, payment behavior may be influenced by the difference between the interest rates of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates and the prevailing mortgage rates for both fixed and adjustable rate mortgages; the availability of fixed-rate mortgages with interest rates that are competitive with those of the Mortgage Loans and of the mortgage loans underlying the Mortgage Certificates and the availability of adjustable rate mortgages with interest rates determined by indices which are different from the applicable Index; and the extent to which the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates are assumed or refinanced or the Mortgaged Properties are sold or conveyed. The relative contribution of these factors may vary over time.

     In the event the Depositor substitutes a Mortgage Loan for another Mortgage Loan (upon the satisfaction of the conditions set forth in the Agreement) and the principal balance of such substituted Mortgage Loan is less than the principal balance of the Mortgage Loan replaced, the amount of such difference shall be required to be paid by the Depositor to the Trust Fund and such amount will be passed through to the Certificateholders as a prepayment. See 'Description of the Certificates -- Assignment of Mortgage Loans.'

     Assumptions of the mortgage loans will reduce the level of principal prepayments in the related Pool that would otherwise occur if such mortgage loans had been accelerated. To the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the related Mortgaged Property, the Master Servicer will retain the right to accelerate the maturity of such Mortgage Loan under any applicable 'due-on-sale' clause if credit or other factors warrant such enforcement. However, as discussed above, the Mortgage Loans provide for assumption by qualifying buyers, and the Master Servicer may in certain cases encourage the assumption of Mortgage Loans by persons meeting relevant underwriting standards and in no event will it exercise any such right of acceleration if prohibited by law. If the Master Servicer determines not to enforce such a 'due-on-sale' clause, it will enter into an assumption and modification agreement with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan. Any fees collected by the Master Servicer in connection with the execution of an assumption agreement may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. See 'Description of the Certificates -- Collection and Other Servicing Procedures' herein.

     The rate of prepayments with respect to conventional one- to four-unit residential first mortgage loans, including ARMs and fixed-rate loans, has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated because the availability of fixed-rate loans at competitive interest rates may encourage borrowers to refinance their ARMs or above market fixed-rate loans to 'lock-in' low fixed interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that any Pool will conform to past experience or any published prepayment forecast.

     The Maximum and Minimum Rates, Maximum Adjustments, Gross Margins, Payment Caps and other features of the ARM programs of mortgage lenders during recent years have significantly varied in response to market conditions such as interest rates, consumer demand and regulatory restrictions. The lack of uniformity of the terms and provisions of such ARM programs have made it impractical to compile meaningful comparative data on prepayment rates of ARMs and accordingly, there can be no certainty as to the rate of prepayments on ARMs in either stable or changing interest rate environments. The ARMs comprising a Pool or underlying the Mortgage Certificates comprising a Pool may experience a rate of principal prepayments which is different from the principal prepayment rate for ARMs included in any other Pool for other adjustable rate mortgages having different or similar characteristics and for fixed-rate mortgages. In addition, there can be no assurance that any Pool will conform to past prepayment experience or any published prepayment forecast.

     As described under 'The Pools -- The Mortgage Loans -- Description of ARMs,' if interest rates rise without a simultaneous increase in the related Monthly Payments, Deferred Interest and negative amortization may result in the case of Negatively Amortizing ARMs. However, borrowers may pay amounts in addition to their Monthly Payments in order to avoid such negative amortization and increase tax deductible interest payments. To the extent that any of the Mortgage Loans or any mortgage loans underlying any Mortgage Certificate negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding Principal Balance and a smaller portion of the Monthly Payment is applied to principal than is necessary to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such mortgage loans will be increased beyond that which would otherwise be the case. During a period of declining interest rates, the portion of each Monthly Payment in excess of scheduled interest and principal will be applied to reduce the outstanding Principal Balance on the related Negatively Amortizing ARM, thereby resulting in accelerated amortization of such mortgage loan. Any such increase in amortization of the Principal Balances of any Negatively Amortizing ARMs comprising a Pool or underlying Mortgage Certificate comprising a Pool will shorten the weighted average life of such Negatively Amortizing ARMs over that which would be the case in the absence of such accelerated amortization. The application of partial prepayments to reduce the principal amount of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to (i) holders of Certificates which purchased their Certificates at a premium, if any,
(ii) holders of classes with lower proportionate shares of the principal amount in the underlying Mortgage Assets, if any, and (iii) holders of IO Certificates.

     The pooling of Negatively Amortizing ARMs having Monthly Payment adjustment dates in different months, together with different Initial Mortgage Rates, Maximum Rates, Minimum Rates and stated maturity dates, could result in some Negatively Amortizing ARMs experiencing negative amortization while the amortization of other Negatively Amortizing ARMs is accelerated. The weighted average life of Certificates of a Series will reflect a composite of the repayment and prepayment characteristics of the Mortgage Assets in the related Pool.

     The number of foreclosures and the principal amount of the Mortgage Loans and mortgage loans underlying Mortgage Certificates foreclosed in relation to such mortgage loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Assets in the Pool and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans and mortgage loans underlying Mortgage Certificate, including the use of payment plans prior to demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, as well as the Master Servicer's servicing policy generally not to accept payment from the Mortgagor of less than the total of the scheduled monthly payments due on the Mortgage Loans, may also have an impact upon the payment behavior of particular Pools. See 'Description of the Certificates -- Collection and Other Servicing Procedures.' In particular, the return to holders of Certificates which purchased their Certificates at a premium, if any, the return on classes with lower proportionate shares of the principal amount of the interest in the underlying mortgage loans, if any, and the return on interest only classes, if any, may be adversely affected by servicing policies and decisions resulting in foreclosures.

     As may be described in the Prospectus Supplement relating to any Series, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Certificateholders during such period) with the result that the related Certificates possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Certificates.

     The Prospectus Supplement for a Series of Sequential Pay Certificates may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment model specified in the related Prospectus Supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any Series will conform to any of the percentages of the prepayment model described in the table set forth in such Prospectus Supplement.

     See 'Description of the Certificates -- Termination' herein and 'Description of the Certificates -- Optional Termination' in the Prospectus Supplement for a description of the Depositor's or Master Servicer's option to repurchase the Mortgage Assets comprising part of a Trust Fund when the aggregate outstanding Principal Balance of such Mortgage Assets is less than a specified percentage of the aggregate outstanding Principal Balance of such Mortgage Assets as of the related Cut-off Date. The Depositor or a Mortgage Asset Seller may also be required to repurchase Mortgage Assets from any Pool because of breaches in its representations and warranties to the Trustee. Any such repurchases will shorten the weighted average lives of the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate Agreement (the 'Agreement') for such Series between the Depositor, the Master Servicer and the Trustee. The Agreement for each Series of Certificates will contain similar terms and conditions, except for provisions with respect to the Pass-Through Rate or Rates for each Class of such Series, the Delivery Date for such Series, the specific Mortgage Loans relating to such Series, whether such Series includes Senior Certificates and Subordinate Certificates and/or whether such Series is enhanced by insurance or other forms of credit enhancement, whether the Trust Fund relating to a Series of Certificates will elect to be treated as a REMIC, the order and amount of distributions of principal or interest or both on the various Classes of Certificates included in such Series, and any other variations described in the Prospectus Supplement for such Series. If so specified in the related Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Certificates of separate Classes will evidence ownership interests of a corresponding Asset Group. The following summaries of certain provisions of each Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement relating to each Pool and the related Prospectus Supplement. Reference is made to the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part for a complete statement of the particular provisions and terms used in the Agreement and referred to herein.

GENERAL

     The Certificates of each Series will be issued in fully registered certificated or book-entry form and will represent ownership interests in the Trust Fund created pursuant to the Agreement for such Series. Except as otherwise specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will consist of: (i) the Mortgage Loans as from time to time are subject to the Agreement for such Series; (ii) Mortgage Certificates;
(iii) such assets as from time to time are required to be deposited in one or more trust accounts established and maintained pursuant to such Agreement; (iv) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure; and (iv) the interests of the Holders of such Certificates in any insurance policies or other forms of credit enhancement required to be maintained pursuant to such Agreement. See 'Credit Enhancements' herein. To the extent set forth in the related Prospectus Supplement, the beneficial interests in the Mortgage Loans relating to a Series of Certificates may be in the form of participation interests therein which will represent REMIC 'regular interests' in a Trust Fund which contains the Mortgage Loans relating to such Series.

     The Certificates of each Series in certificated form may be transferred or exchanged at the Corporate Trust Office of the Trustee or other offices specified in the related Prospectus Supplement without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. In the event a Series of Certificates is issued, in whole or in part, in book-entry form through the facilities of DTC or a similar institution (the 'Repository') transfers or exchanges may be similarly effected through a participating member of the Repository, as described in the related Prospectus Supplement. Prior to issuance there has been no market for any Series of Certificates, and there can be no assurance that one will develop or if one does develop that it will provide the Holders of Certificates of such Series with liquidity or that it will remain for the life of the Certificates of such Series.

     Each Certificate of a Series will evidence the specified interest of the Holder thereof in payments of principal or interest or both in respect of the Pool comprising part of the Trust Fund for such Series of Certificates. Each Class may bear a different Pass-Through Rate, based upon the specified interest of such Class in payments of principal and interest. Certain Series or Classes of Certificates, or certain of the Mortgage Loans or Mortgage Certificates relating to a Series, may be enhanced by mortgage or hazard insurance or other forms of credit enhancement, in each case as described in the related Prospectus Supplement for such Series. The specific characteristics and percentage interests of each Class of Certificates of a Series and the minimum or specified denominations of such Certificates will be set forth in the Prospectus Supplement for such Series. Any statements made herein relating to the Classes of Certificates which are not offered for sale hereby are solely for the information of the Holders of Certificates being offered hereby.

     A Series of Certificates may contain one or more Classes of Senior Certificates which are senior in right of distribution to one or more Classes of Subordinated Certificates (one or more of which may be senior in right of distribution to one or more other Classes of Subordinated Certificates) and may also contain one or more Classes of: Certificates upon which interest will accrue but will be added to the Certificate Balance, rather than distributed, until the time specified in the related Prospectus Supplement and thereafter will be distributed as so specified ('Compounding Certificates'); Certificates entitled to principal distributions (with disproportionate, nominal or no interest distributions) or to interest distributions (with nominal or no principal distributions) ('Stripped Certificates'); Certificates entitled to minimum distributions of principal in accordance with a specified schedule based on the assumed rate of prepayment on the Mortgage Loans ('Prepayment Certificates'); Certificates with principal distribution on the classes of such Series made in the sequence specified in the related Prospectus Supplement ('Sequential Pay Certificates'); Certificates entitled to distributions of principal in accordance with a specified schedule that is intended to slow the amortization rate of such Certificates relative to the related Mortgage Loans ('Non-Accelerated Certificates'); other types of Certificates; or a combination thereof, all as set forth in the related Prospectus Supplement. The relative interests of the Senior Certificates and the Subordinated Certificates of a Series of certain certificates ('Shifting Interest Certificates') in the Pool will be subject to adjustment from time to time if funds available for distribution on Senior Certificates of such Series are insufficient to cover the amounts of principal otherwise payable to the holders of such Senior Certificates on a Distribution Date as specified in the related Prospectus Supplement.

     As used herein, the term 'Fractional Undivided Interest' shall mean the percentage of the principal portion of a Trust Fund evidenced by a Certificate and the term 'Percentage Interest' shall mean the percentage of the aggregate distributions allocable to a Class of Certificates evidenced by a Certificate of such Class. The term 'Principal Balance' means the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date whether or not paid) and reduced by all amounts distributed to Certificateholders and allocable to principal of such Mortgage Loan and, in the case of Negatively Amortizing ARMs, increased by Deferred Interest added to principal of such ARMs. The term 'Residual Holder' shall mean a Certificateholder entitled to receive the 'residual interest' in the REMIC as defined in Section 860G(a)(2) of the Code. The terms defined in this paragraph may be assigned different meanings in the Prospectus Supplement relating to a particular Series of Certificates.

     Except as otherwise specified in the related Prospectus Supplement for a Series of Certificates, the Mortgage Loans will have Installment Due Dates on the first day of the month ('First of the Month Mortgage Loans'). Except as otherwise specified in the related Prospectus Supplement, distributions of principal and interest received in respect of the Mortgage Loans relating to such Series of Certificates will be made by the Trustee or other paying agent (the 'Paying Agent') on the 25th day of each month or if such 25th day is not a

Business Day (as defined in the related Agreement) on the next succeeding Business Day (each, a 'Distribution Date') and will be paid to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the prior month (or in the event the last day of the month is not a Business Day, on the Business Day immediately preceding such last day) (the 'Record Date'). Unless otherwise specified in the related Prospectus Supplement, such distributions will begin with the month succeeding the month in which the Cut-off Date occurs. The aggregate principal balances of the Certificates on the Cut-off Date will be the sum of the aggregate principal balances of the Mortgage Loans and the Mortgage Certificates as of the first day of the month in which the Cut-off Date occurs, after deducting payments of principal and interest due on or before such date. In the event a Series of Certificates represents interests in a Pool consisting of Mortgage Loans other than First of the Month Mortgage Loans, the related Prospectus Supplement will more fully describe any resulting effect on the holders of Certificates of such Series.

     In addition, the related Prospectus Supplement will specify whether the related Agreement will provide that all or a portion of principal collected on the Mortgage Loans may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to certain Certificateholders.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Certificates relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Certificates to an amortization schedule established at the time such Certificates are issued. Any such feature applicable to any Certificates may terminate, resulting in the current funding of principal payments to the related Certificateholders and an acceleration of the amortization of such Certificates upon the occurrence of certain events as set forth in the related Prospectus Supplement.

     Such distributions with respect to certificated Certificates will be made by check mailed to the address of each Holder as it appears on the Certificate Register for such Series or, if provided by the Agreement for such Series, in the case of any Holder of a Certificate of such Series with an initial Certificate Balance or Notional Amount equal to or in excess of the amount specified in the Agreement and described in the related Prospectus Supplement and who has so notified the Trustee or any applicable Paying Agent, by wire transfer in immediately available funds to the account of such Holder at a bank or other depository institution having appropriate wire transfer facilities; except that the final distribution in retirement of a certificated Certificate will be made only upon presentation and surrender of such Certificate at the office or agency of the Trustee specified in the final distribution notice to such Certificateholder. In the event a Series of Certificates is issued, in whole or in part, in book-entry form, distributions on such Certificates, including the final distribution in retirement of such Certificates, will be made through the facilities of the Repository in accordance with its usual procedures in the manner described in the Prospectus Supplement for such Series.

ASSIGNMENT OF MORTGAGE LOANS

     General

     At the time of issuance of each Series of Certificates, the Depositor will cause the Mortgage Loans, including loans underlying Mortgage Certificates, comprising the Pool relating to such Series to be assigned to the Trustee for such Series, together with all principal and interest due on or with respect to such Mortgage Loans subsequent to the Cut-off Date. The Trustee will, in exchange for the Trust Fund for such Series of Certificates and concurrently with such assignment, execute and deliver the Certificates to a certificate registrar appointed pursuant to the Agreement for such Series (the 'Certificate Registrar') for authentication and delivery to the Depositor or its designee. Each Mortgage Loan relating to such Series will be identified in a schedule appearing as an exhibit to the Agreement for such Series which will include information about each such Mortgage Loan including, among other things, its Principal Balance as of the close of business on the Cut-off Date, its current Mortgage Interest Rate and Mortgage Pass-Through Rate, its current scheduled monthly payment of principal and interest, its stated maturity, its Administration Fee, its Loan-to-Value Ratio, and, if such Mortgage Loan is an ARM, its applicable Index, its Gross Margin, its lifetime Minimum Rate (if any), its lifetime Maximum Rate, its periodic Maximum Adjustment, the frequency of its interest rate adjustment and its First Monthly Payment Adjustment Date.

     The Trustee for a Series of Certificates will be authorized to appoint one or more custodians, which may include affiliates of the Depositor or the Trustee (together, the 'Custodians'), under a custodial agreement to maintain possession of and review the documents with respect to the Mortgage Loans relating to such Series, as the agent of such Trustee. Any such custodial agreement will be on such terms as the Depositor, the Trustee and each Custodian shall agree.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, the original Mortgage with evidence of recording indicated thereon, an Officer's Certificate to the effect that a title insurance policy was issued and remains in full force and effect, and an assignment of the Mortgage in recordable form unless otherwise described in the related Prospectus Supplement. The Agreement will generally require that the assignment of each Mortgage be properly recorded and delivered to the Trustee within one year following the issuance of the Certificates; provided that assignments of Mortgages need not be recorded in any state for which the Depositor delivers to the Trustee an opinion of counsel to the effect that recordation of such assignments is not necessary to secure or perfect the interest in such Mortgaged Properties in the name of the Trustee. (Section 2.1. of the Agreement).

     Unless otherwise specified in the related Prospectus Supplement, the Trustee will review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found by the Trustee (within 45 days or within a longer specified period with respect to assignments which must be recorded) to be defective in any material respect and the Depositor does not cure such defect within 60 days after notice by the Trustee given to the Depositor within the relevant period, the Depositor will, after the Trustee's notice to the Depositor of the defect, either (i) within the three month period commencing on the closing date of the sale of the related Series of Certificates repurchase the related Mortgage Loan at a price, unless otherwise specified in the related Prospectus Supplement, equal to the principal balance of such Mortgage Loan, plus accrued interest on such principal balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan, or (ii) within the three month period commencing on the closing date of the sale of the related Series of Certificates (or within the two year period commencing on such closing date if the related Mortgage Loan is a 'defective obligation' within the meaning of the Code) unless otherwise provided in the related Prospectus Supplement, substitute a different mortgage loan upon satisfaction of the conditions set forth in the Agreement. Except as otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document. (Section 2.2.) The related Prospectus Supplement will specify any restrictions with respect to repurchases, substitutions and any alternative arrangements.

     Because assignments by the Depositor to the Trustee of the Mortgage Loans secured by Mortgaged Properties located in certain states may not be recorded, it might be possible for the Depositor to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the Trustee's rights. However, in most instances the Depositor would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because under the terms of the Agreement and any Custodial Agreement, such documents are to be retained in the possession of the Trustee or the specified Custodian, except when released to the Depositor in connection with its servicing activities. Moreover, under the law of California and certain other states, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness would not, in the absence of special facts, be able to defeat the Trustee's interest in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Trustee.

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, in the Agreement, the Depositor will represent and warrant to the Trustee (or will assign to the Trustee representations and warranties of the Mortgage Asset Seller) with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things: (i) that the information set forth in the schedule of Mortgage Loans appearing as an exhibit to the Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) that as of the date of the transfer of the Mortgage Loans to the Trustee, the Depositor is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same; (iii) that as of the date of initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is more than 89 days past due; (iv) that to the best of the Depositor's knowledge, as of the date of the transfer of the Mortgage Loans to the Trustee there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;
(v) that as of the date of the initial issuance of the Certificates, there is, to the best of the Depositor's knowledge, no proceeding pending or threatened for the total or partial condemnation of any of the Mortgaged Property and the Mortgaged Property is free of material damage and in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; (vi) that each Mortgage Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws and each Mortgage Loan was not usurious at the time of origination; (vii) that to the best of the Depositor's knowledge, as of the date of the initial issuance of the Certificates, all taxes, government assessments and insurance premiums in respect to the Mortgaged Properties previously due and owing have been paid; (viii) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor; (ix) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, which may arise thereunder and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;
(x) that as of the initial issuance of the Certificates, neither the Depositor nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction; (xi) that each Mortgaged Property consists of a fee simple estate, a leasehold estate, or condominium form of ownership in real property, or a share interest in a cooperative corporation in the case of a Co-op Loan; (xii) the condominium projects that include the condominiums that are the subject of any Co-op Loan are generally acceptable to FNMA and FHLMC; (xiii) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to any Mortgage Loan; and except for payment delinquencies not in excess of 91 days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration; (xiv) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100%; (xv) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value and (xvi) the ratio of the aggregate outstanding principal balance of Mortgage Loans with any payment delinquency in excess of 30 days over the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date does not equal or exceed 20%.

     Unless otherwise specified in the related Prospectus Statement, within 90 days of the discovery by the Depositor or the applicable Mortgage Asset Seller of a breach of any representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, or the Depositor's or such Mortgage Asset Seller's receipt of notice thereof from the Trustee or a Custodian, and without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to facts stated therein, the Depositor or the applicable Mortgage Asset Seller will cure the breach or either (i) repurchase the Mortgage Loan at a price equal to the principal balance of such Mortgage Loan plus accrued interest on such principal balance at the Mortgage Interest Rate to the next scheduled Installment Due Date of such Mortgage Loan or (ii) within the three month period commencing on the closing date of the sale of the related Series of Certificates (or within the two year period commencing on such closing date if the related Mortgage Loan is a 'defective obligation' within the meaning of the Code) unless otherwise provided in the related Prospectus Supplement, substitute a different Mortgage Loan upon satisfaction of the conditions set forth in the Agreement. Except as otherwise specified in the related Prospectus Supplement, this repurchase and substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach. (Section 2.3.) The related Prospectus Supplement will specify any restrictions with respect to repurchases, substitution and any alternative arrangements.

FORWARD COMMITMENTS: PRE-FUNDING ACCOUNT

     If specified in the Prospectus Supplement relating to any Series, the Trustee or the Master Servicer may, on behalf of the related Trust Fund, enter into an agreement (each, a 'Forward Purchase Agreement') with the Depositor whereby the Depositor will agree to transfer additional Mortgage Loans to such Trust Fund following the date on which such Trust Fund is established and the related Certificates are issued. The Trust Fund may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the 'Closing Date'). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust Fund conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the Trustee will be required to deposit in a segregated account (each, a 'Pre-Funding Account') all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust Fund in exchange for money released to the Depositor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The reinvestment risk associated with any such prepayment will be borne by the holders of the Certificates issued by the applicable Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the specified period for the acquisition by a Trust Fund of additional Mortgage Loans will not exceed three months from the date such Trust Fund is established. The amount that may be initially deposited into a Pre-Funding Account may be up to 25% of the principal amount of the Certificates issued by the related Trust Fund. The amounts on deposit in any Pre-Funding Account may be invested only in certain permitted investments deemed acceptable by the Rating Agencies as consistent with the applicable ratings on the Certificates. The underwriting standards for additional Mortgage Loans that will be acquired with amounts from the Pre-Funding Account will be in accordance with the standards set forth under 'The Pools -- Underwriting Policies' herein. In addition, following the transfer of additional Mortgage Loans to the applicable Trust Fund, the characteristics of the entire pool of Mortgage Loans included in such Trust Fund may vary significantly from those of the initial Mortgage Loans transferred to such Trust Fund. Accordingly, it is possible that the credit quality of the Pool, as a whole, may differ due to the transfer of additional Mortgage Loans to the Trust Fund but in no event will any such Mortgage Loans be transferred to the Trust Fund if such transfer would cause a downgrade of the ratings of the related Certificates. The transfer of additional Mortgage Loans to the Trust Fund may also result in an accelerated rate of payment to the applicable Certificateholders caused by an increased level of defaults on such Mortgage Loans. Certificateholders will bear all reinvestment risk associated with a higher than expected rate of payment of the Certificates. In addition, if such Certificates were purchased at a premium, a higher than expected rate of payment would result in a reduction in the yield to maturity of any class of Certificates to which such payments are distributed.

PAYMENTS ON MORTGAGE LOANS

     The Certificate Account which the Master Servicer will establish and maintain in trust will be a separate account which must be maintained with a depository institution (which may be an affiliate of the Master Servicer) acceptable to the Rating Agency rating the Certificates of a Series. The Master Servicer will credit to the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off Date):

          (i) all Mortgagor payments on account of principal, including principal prepayments by Mortgagors, on the Mortgage Loans;

          (ii) all Mortgagor payments on account of interest on the Mortgage Loans, which may be net of that portion thereof which the Master Servicer is entitled to retain as Administration Fees pursuant to the Agreement (as adjusted);

          (iii) all proceeds from Liquidation Proceeds net of unpaid Administration Fees;

          (iv) all proceeds received by the Master Servicer under any title, hazard or other insurance policy covering any Mortgage Loan or the related Mortgaged Property, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (v) all amounts required to be transferred to the Certificate Account from the Reserve Fund, if any, pursuant to the Agreement;

          (vi) any Advances made as described under 'Description of the Certificates -- Advances and Limitations Thereon';

          (vii) all Repurchase Proceeds of Mortgage Loans; and

          (viii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement;

provided, however, that with respect to any payment of interest received by the Master Servicer relating to a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise, but not as a result of any Deferred Interest) which is less than the full amount of interest then due with respect to such Mortgage Loan, the Master Servicer shall retain only its pro rata share of such interest payment. (Section 3.2.)

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will provide that amounts deposited in the Certificate Account may be invested in Eligible Investments, as defined below, maturing in general not later than the Business Day preceding the next Distribution Date. If a REMIC election (see 'Certain Federal Income Tax Consequences') is made with respect to a Series of Certificates, then (i) earnings on such Eligible Investments shall belong to the Depositor unless otherwise specified in the related Prospectus Supplement and (ii) investments will be restricted in such a manner as to constitute 'permitted investments' (as defined in Section 860G(a)(5) of the Code) and dispositions thereof will not be made if the result thereof would be to cause any part of the proceeds to be subject to the 100 Percent Tax on Prohibited Transactions imposed by Section 860F(a)(1) of the Code or would be to cause a loss of REMIC status. If a REMIC election is not made, all income and gain realized on any such investment will be for the account of the Master Servicer. The amount of any loss incurred in connection with any such investment must be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     The Master Servicer is authorized to make withdrawals from the Certificate Account for various purposes set forth in the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, 'Eligible Investments' shall include any one or more of the following obligations or securities: (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof; (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, qualified by a Rating Agency as investment grade; (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, a qualified bank or trust company, savings and loan association or savings bank;
(d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia with an investment grade rating; (e) investment grade commercial or finance company paper; (f) certain guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment; and (g) such other obligations as are acceptable as Eligible Investments to each Rating Agency as provided in the related Agreement.

DISTRIBUTIONS ON THE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement for a Series of Certificates, on each applicable Distribution Date the Pool Distribution will be distributed to Certificateholders, in most cases, through DTC and DTC Participants as described in 'Registration of Certificates' below. The 'Pool Distribution' will consist of all previously undistributed payments or other receipts on account of principal and interest due after the Cut-off Date and received before the 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of distribution (each, a 'Determination Date') except:

          (i) amounts received on Mortgage Loans as late payments or other recoveries of principal or interest (including Liquidation Proceeds and insurance proceeds) which represent recoveries of unreimbursed Advances;

          (ii) amounts representing reimbursement for Nonrecoverable Advances and amounts representing reimbursement for certain losses and expenses incurred by the Master Servicer and described in the Agreement;

          (iii) that portion of each Mortgagor payment of interest on a particular Mortgage Loan in excess of interest at the Mortgage Pass-Through Rate (less Deferred Interest, if any) on the Principal Balance of such Mortgage Loan outstanding during the period for which such payment was received, as adjusted;

          (iv) all amounts representing scheduled payments of principal and interest due after the immediately preceding Installment Due Date;

          (v) all Principal Prepayments and Repurchase Proceeds with respect to Mortgage Loans received after the related Prepayment Period (as defined below) and all related payments of interest representing interest for any period of time after the immediately preceding Installment Due Date for such Mortgage Loans;

          (vi) where permitted by the Agreement, that portion of Liquidation Proceeds which represents unpaid Administration Fees to which the Master Servicer is entitled; and

          (vii) any other amount not included in the Pool Distribution in accordance with the Agreement.

     Unless otherwise provided in the applicable Prospectus Supplement, the term 'Prepayment Period' shall refer to the month preceding the month in which such distribution occurs.

     Distributions of interest on Certificates which received interest will be made periodically at the intervals and at the Pass-Through Rate specified or determined in the manner described in the related Prospectus Supplement. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

     If funds in the Certificate Account (together with any amounts transferred from any reserve fund or applicable credit enhancement) are insufficient to make the full distribution to Certificateholders described above on any Distribution Date, the funds available for distribution to the Certificateholders of each Class will be distributed in accordance with their respective interests therein, except that Subordinate Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any amount of distributions until Senior Certificateholders receive the amount of present distributions due them and the amount of distributions owed them which were not timely distributed thereon and to which they are entitled (in each case calculated as described in the related Prospectus Supplement). If specified in the related Prospectus Supplement, the difference between the amount which Certificateholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount which the Certificateholders are entitled to receive on the next Distribution Date.

     Distributions on the Certificates on each Distribution Date will generally be allocated to each Certificate entitled thereto on the basis of the undivided percentage interest (the 'Percentage Interest') evidenced by such Certificate in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts (subject to any subordination of the rights of any classes of Subordinate Certificates to receive current distributions as specified in the related Prospectus Supplement). If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Pass-Through Rate of the Certificates of such Series may also vary, due to changes in such rates and due to prepayments with respect to Mortgage Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Pass-Through Rate on Certificates of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Pass-Through Rate on the Certificates of the related Series may also reflect such caps.

     Interest. Each Class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable Pass-Through Rate set forth (or determined as set forth) in the related Prospectus Supplement, except for any Class of PO Certificates, which will not accrue interest. The 'Accrual Period' with respect to any Distribution Date shall be the period from (and including) the first day of the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, from the Closing Date) through the last day of such preceding month, or such other period as may be specified in the related Prospectus Supplement. Accrued interest will be distributed (to the extent of available funds and subject to negative amortization, if any, on the underlying Mortgage Loans) at the times and in the manner specified in such Prospectus Supplement. Distributions of interest on any Class of Compounding Certificates will commence at the time specified in such Prospectus Supplement; until then, interest on the Compounding Certificates will be added to the Certificate Balance thereof and will thereafter accrue interest. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Class will accrue at the applicable Pass-Through Rate from the date specified in the related Prospectus Supplement (calculated on the basis of a 360-day year consisting of twelve 30-day months) through the last day of the Accrual Period for the Distribution Date on which the Certificate Balance of the Certificates of such Class is fully amortized.

     Principal. The 'Certificate Balance' of a Certificate of a Series at any time is equal to the initial Certificate Balance of such Certificate (plus, in the case of Compounding Certificates, interest added to the Certificate Balance thereof) less all distributions of principal thereon through the preceding Distribution Date and adjustments, if any, in respect of losses and represents the amount in respect of principal which the holder thereof is then entitled to receive from the cash flow on the assets included in the related Pool. The aggregate initial Certificate Balance of a Series and each Class thereof will be the amount set forth as such on the cover of the related Prospectus Supplement.

     Each Class of Certificates of a Series (except for IO Certificates) will (to the extent of available funds) receive distributions of principal in the amounts, at the times and in the manner specified in the related Prospectus Supplement until its initial aggregate Certificate Balance has been fully amortized. The aggregate amount distributed as principal for a Series will generally be equal to (or determined pursuant to a formula based on) the amount of principal received on the related Pool during the period specified in the Prospectus Supplement. Allocations of distributions of principal will be made to the Certificates of each Class in the proportions, during the periods and in the order specified in the related Prospectus Supplement. The Certificate Balance of a Class or Classes of Certificates may increase in accordance with any negative amortization experienced by Mortgage Assets in the related Pool. Distributions will be made pro rata among the Certificates of each Class then entitled to receive such distributions.

     The 'Scheduled Amortization Date' for a Class of Certificates is the latest date as of which the aggregate Certificate Balance of the Certificates of such Class is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Loans and/or Mortgage Certificates in the related Pool are timely received and, if applicable, that all such scheduled payments are reinvested on receipt at the rate or rates specified in the related Prospectus Supplement at which amounts in the Certificate Account are assumed to earn interest (the 'Assumed Reinvestment Rate') or, if a minimum prepayment agreement is entered into with respect to such Series that payments on the related Mortgage Loans and/or Mortgage Certificates are received, in accordance with a minimum prepayment rate or schedule as set forth in the related Supplement. (If an Assumed Reinvestment Rate is specified for a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Master Servicer as additional servicing compensation. Such amounts will be part of the Pool and will be available to make distributions on the related Certificates.)

     Senior and Subordinated Certificates. A Series of Certificates may consist of one or more Classes of Senior Certificates and one or more Classes of Subordinated Certificates, one or more of which may be further subordinated to one or more other classes of Subordinated Certificates. Any such subordination may be limited to the Subordinated Amount specified in the related Supplement or, in the case of Shifting Interest Certificates, to the proportionate interest of the Subordinated Certificates in distributions and will be effected by a subordination of the right to receive current distributions, to the extent and under the circumstances set forth in the related Prospectus Supplement. In addition, a Reserve Fund may be established, which may be funded in part by an initial deposit therein and in part by the deposit therein of amounts otherwise distributable to holders of Subordinated Certificates. The terms of any subordination arrangement will be described in the Prospectus Supplement. See 'Credit Enhancements -- Subordination.'

     Compounding Certificates. Compounding Certificates of a Series will not be entitled to distributions of principal or interest until the date specified in the related Prospectus Supplement. On each Distribution Date prior to the first Distribution Date on which interest is distributed on a Class of Compounding Certificates, the amount of interest accrued during the prior Distribution Period or Accrual Period will be added to the Certificate Balance of such Class and will accrue interest at the applicable Pass-Through Rate from the time it is added to the Certificate Balance or from such other date as may be specified in the related Prospectus Supplement.

     Stripped Certificates. Stripped Certificates may consist of PO Certificates, IO Certificates or Certificates entitled to distributions of principal on Mortgage Loans and/or Mortgage Certificates with disproportionate or nominal interest distributions or of interest on Mortgage Loans and/or Mortgage Certificates with nominal principal distributions.

     PO Certificates are entitled to receive distributions of principal on Mortgage Loans and/or Mortgage Certificates but not to receive distributions of interest thereon.

     IO Certificates are entitled to receive distributions of interest on Mortgage Loans and/or Mortgage Certificates, but not distributions of principal thereon and will be denominated in Notional Balances. With respect to any IO Certificate and any Distribution Date, the 'Notional Balance' is the amount specified as such on such Certificate, reduced by distributions allocable to principal on the corresponding Class or Classes of Certificates entitled to distributions of principal, all as set forth in the related Prospectus Supplement. The initial aggregate Notional Balance for a Class of IO Certificates will be specified in the related Supplement. The Notional Balance of each IO Certificate will be used to calculate the amount of interest to be distributed on all IO Certificates of such Series and each holder's pro rata share of the interest distributions on the Mortgage Loans and/or Mortgage Certificates allocated to that Class and for the determination of certain other rights of holders of such Class of IO Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans and/or Mortgage Certificates. Each such Certificate's pro rata share of the interest distributions on the Mortgage Loans and/or Mortgage Certificates on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans and/or Mortgage Certificates allocated to its Class by a fraction, the numerator of which is the Notional Balance of such IO Certificate and the denominator of which is the aggregate Notional Amount of the IO Certificates of its Class.

     Sequential Pay Certificates. Distributions of principal will be made on the classes of a Series of Sequential Pay Certificates or on certain Classes of such Series in order of the latest date as of which the aggregate Certificate Balance of the Certificates of such Class is expected to be fully amortized (the 'Scheduled Amortization Date') or in another order, such that no Class will receive a principal distribution until classes having earlier Scheduled Amortization Dates or prior designations have been fully amortized.

     Prepayment Certificates. Prepayment Certificates are entitled to minimum distributions of principal based on the assumption that the Mortgage Loans or mortgage loans underlying Mortgage Certificates in the related Pool prepay at a rate specified in the related Prospectus Supplement. Such distributions of principal will commence on the Payment Date specified in the related Prospectus Supplement.

     Residual Certificates. A Series of REMIC Certificates will include a Class of Residual Certificates representing the right to receive, in addition to any other distributions to which they are entitled in accordance with their terms, distributions of all of the Surplus (if any) with respect to each Distribution Date. The 'Surplus' for a Series of REMIC Certificates as of any Distribution Date equals the amount, if any, by which the sum of distributions, payments and other amounts received exceeds the sum of (i) the amount required to be distributed to Certificateholders on such Distribution Date and (ii) certain expenses, all as more specifically described in the related Prospectus Supplement. In addition, after the aggregate Certificate Balance of all Classes of Regular Certificates has been fully amortized, the holders of the Residual Certificates will be the sole owners of the related Pool and will have sole rights with respect to the Mortgage Loans and/or Mortgage Certificates and other assets remaining in such Pool. Some or all of the Residual Certificates of a Series may be offered by this Prospectus and the related Prospectus Supplement; if so, the terms of such Residual Certificates will be described herein and therein. Any qualifications on direct or indirect ownership of Residual Certificates offered hereby and by the related Prospectus Supplement, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Prospectus Supplement. If such Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of such Residual Certificates on or after the date of original issuance of such Series in transactions exempt from registration under the Securities Act and otherwise under circumstances that will not adversely affect the REMIC status of the Pool. If Residual Certificates offered hereby and by the related Prospectus Supplement have a Certificate Balance or a Pass-Through Rate, references herein with respect to distributions on Certificates and Regular Certificates and related matters should be deemed to include Residual Certificates, as appropriate.

     Non-Accelerated Certificates. Non-Accelerated Certificates are entitled to distributions of principal according to an amortization schedule established at the time such Certificates are issued. The scheduled amortization rate of such Certificates is intended to be slower than the amortization rate of the related Mortgage Loans.

ADVANCES AND LIMITATIONS THEREON

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will make an Advance each month for distribution to the Certificateholders equal to the sum of the amount of delinquent Monthly Payments due on the applicable Installment Due Date immediately preceding each such Distribution Date, adjusted to the applicable Mortgage Pass-Through Rate less an amount that the Master Servicer determines would not be recoverable from Liquidation Proceeds or otherwise. Additionally, if otherwise specified in the related Prospectus Supplement, the Trustee, on behalf of the Master Servicer, may make such Advances. In making Advances, the Master Servicer is endeavoring to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Accordingly, any funds of the Master Servicer so advanced are recoverable without interest by it out of amounts which represent late recoveries of principal and/or interest respecting which any such Advance was made, or out of related Liquidation Proceeds. If related Liquidation Proceeds are insufficient, unreimbursed Advances ('Nonrecoverable Advances') may be recovered out of any funds in the Certificate Account. In addition, Advances may be made by withdrawals from funds on deposit in the Certificate Account. The Master Servicer will make Advances whenever it determines that funds will ultimately be available to reimburse it. If the Master Servicer makes an Advance on any Distribution Date, it will be included with the distribution to the Certificateholders on such Distribution Date. In the event the Trustee purchases any foreclosed property and such property becomes part of the Trust Fund, the Master Servicer will continue to make Advances on such property as if the Mortgage Loan were still outstanding in the manner described above. At the time the Trustee sells such property, the Master Servicer shall be reimbursed for all such Advances in an amount not to exceed the sale price. (Section 4.3.)

ADJUSTMENT TO MASTER SERVICING FEES IN CONNECTION WITH PREPAYMENT INTEREST SHORTFALL

     When a Mortgagor prepays the entire Mortgage Loan between Installment Due Dates for such Mortgage Loan, the Mortgagor pays interest on the amount prepaid only to the date of prepayment. In addition, a partial prepayment may be applied by the Master Servicer to reduce the principal balance of the related Mortgage Loan as of a date prior to the receipt of such payment. Unless otherwise specified in the related Prospectus Supplement, in order that Certificateholders will not be adversely affected by a Prepayment Interest Shortfall, the Master Servicer may forego all or a portion of the Master Servicing Fees so that the distributions made to such Certificateholders on the Distribution Date in the following month will include an amount equal to up to a full month's interest payment, at the applicable Mortgage Pass-Through Rate, that would otherwise have been included in such distribution with respect to any such Mortgage Loan prepaid in full or in part. Any such payments by the Master Servicer of a Prepayment Interest Shortfall may be covered only from and to the extent of the aggregate Master Servicing Fees attributable to payments being distributed on the related Distribution Date. Any such prepayments together with the full month's interest thereon at the applicable Mortgage Pass-Through Rate will be paid to the Certificateholders on the Distribution Date in the month following the month in which the last day of the related Prepayment Period occurred. Except with respect to a First of the Month Mortgage Loan, in the event a Mortgage Loan is prepaid in full in a given month on a date after the scheduled due date of such Mortgage Loan in such month, the Master Servicer will retain as an increase in the Master Servicing Fee the amount of the Mortgagor's payments attributable to interest at the applicable Mortgage Pass-Through Rate paid on the Mortgage Loan from the scheduled due date of such Mortgage Loan to the date of prepayment. (Section 4.6.) See 'Prepayment and Yield Considerations' herein.

EXAMPLE OF DISTRIBUTION

     The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in October 1998, relate to a Pool consisting of Mortgage Loans and are paid on a monthly basis:

October 1..............................  (A)  Cut-off Date.
October 2 - October 31.................  (B)  The Master Servicer receives any
                                              Principal Prepayments and interest
                                              thereon to date of prepayment.
October 31.............................  (C)  Record Date.
November 1 - November 20...............  (D)  The Master Servicer receives scheduled payments of principal and interest due
                                              on November 1.
November 20............................  (E)  Determination Date.
November 25............................  (F)  Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F).

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 (A) The initial unpaid principal balance of the Mortgage Loans in the Pool would be the aggregate unpaid principal balances of the Mortgage Loans at the close of business on October 1, after deducting principal payments due on or before such dates. Those principal payments due on or before such dates, and the related interest payments, would not be part of the Trust Fund and would be turned over to the Depositor when received.

 (B) Principal prepayments received during this period would be credited to the Certificate Account for distribution to Certificateholders on the November 25 Distribution Date. When a Mortgage Loan is prepaid in full or liquidated, interest on the amount prepaid or liquidated is collected only from the last scheduled Installment Due Date through which interest has been paid to the date of prepayment or liquidation. Unless otherwise specified in the related Prospectus Supplement, to the extent funds are available from the current Master Servicing Fees, and in order to minimize the resulting Prepayment Interest Shortfall, the Master Servicer would make an additional payment to Certificateholders with respect to any Mortgage Loan that is prepaid by October 31 equal to the amount of the Prepayment Interest Shortfall for such Mortgage Loan necessary to assure that on the related Distribution Date the Pool Distribution would include with respect to each such Mortgage Loan an amount equal to one month's interest at the Mortgage Pass-Through Rate for such Mortgage Loan.

 (C) Distributions in the month of November will be made to Certificateholders of record at the close of business on this date.

 (D) Scheduled monthly payments on the Mortgage Loans due on November 1 will be deposited in the Certificate Account as received by the Master Servicer.

 (E) As of the close of business on November 20 the Master Servicer will determine the amounts of Advances, if any, and the amounts of principal and interest which will be passed through to the Certificateholders. The Master Servicer will be obligated to distribute those scheduled payments due on November 1 which have been received on or before November 20, as well as all principal prepayments received on Mortgage Loans between October 2 and October 31 (with interest adjusted to the applicable Mortgage Pass-Through
     Rate).
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     To the extent funds are available from the Administration Fees from payments received during the period described in (D) above to cover any shortfalls of interest with respect to principal prepayments in full, unless otherwise specified in the related Prospectus Supplement, they will be included in the distribution.

 (F) Unless otherwise so specified in the related Prospectus Supplement, the Master Servicer will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a Business Day, on the succeeding Business Day.

REGISTRATION OF CERTIFICATES

     Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Certificates will initially be registered in the name of CEDE & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the 'Depositary' and collectively the 'Depositaries').

     Transfers between DTC Participants (as defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Certain Federal Income Tax Consequences -- Qualification as a REMIC -- Reporting and Other Administrative Matters,' ' -- Foreign Investors' and ' -- Investment in Certificates Not Representing Interests in a
REMIC -- Reporting' and ' -- Foreign Investors' and 'Global Clearance, Settlement and Tax Documentation Procedures' herein.

     Certificateholders who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through DTC Participants or indirect participants (unless and until Replacement Certificates, as defined below, are issued). In addition, Certificateholders will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC Participants. Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below.

     Unless and until Replacement Certificates are issued, it is anticipated that the only 'Certificateholder' of the Certificates will be CEDE & Co., as nominee of DTC. Certificateholders will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through DTC Participants and DTC.

     While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Unless and until Replacement Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ('DTC Participants') and facilitates the clearance and settlement of securities transactions between DTC Participants in such securities through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ('indirect participants').

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Income Tax Consequences.' CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as 'Replacement Certificates'), only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Depositor or the Trustee is unable to locate a qualified successor, or
(ii) the Depositor, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC. Upon issuance of Replacement Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered Certificateholders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Depositor and the Trustee that, unless and until Replacement Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder only at the direction of one or more DTC Participants to whose DTC accounts the Certificates are credited. DTC may take actions, at the direction of the related DTC Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a definitive certificate for such Certificates.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, globally offered Certificates (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as Participants.

     Non-United States holders (as described below) of Global Securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to United States corporate debt obligations issued in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-United States Persons (Form W-8). Beneficial owners of Global Securities that are non-United States persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-United States Persons with effectively connected income (Form 4224). A non-United States person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-United States Persons resident in treaty countries (Form 1001). Non-United States persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agent.

          Exemption for United States Persons (Form W-9). United States persons can obtain a complete exemption from the withholding tax by filing
     Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          United States Federal Income Tax Reporting Procedure. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, file by submitting the appropriate form to the person through whom it holds (the clearing agent, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     This summary does not deal with all aspects of United States Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will cause the Trustee to forward with each distribution to each Certificateholder of record a statement setting forth the following information as to each Class of Certificates to the extent applicable:

          (a) the amount, if any, of such distribution allocable to principal on the Mortgage Loans and Mortgage Certificates, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (b) the amount of such distribution allocable to interest on the Mortgage Loans and Mortgage Certificates;

          (c) the amount of Deferred Interest, if any, added to the aggregate Principal Balance of the Mortgage Loans and Mortgage Certificates during such month;

          (d) the aggregate amount, by Class, of any Advances included in the amounts actually distributed;

          (e) the aggregate Principal Balance of the Mortgage Loans as of the close of business on the last day of the Prepayment Period prior to the immediately preceding Installment Due Date, after giving effect to payments allocated to principal reported under clause (a) above and to amounts of Deferred Interest, if any, added to principal under clause (c) above;

          (f) the related amount of Administration Fees, as adjusted, pursuant to the Agreement, retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other items;

          (g) the number and aggregate Principal Balances of Mortgage Loans delinquent with respect to (a) one Monthly Payment, and (b) two or more Monthly Payments, as of the close of business on the day prior to the immediately preceding Installment Due Date;

          (h) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure in respect of any Mortgage Loan as of the close of business on the day prior to the immediately preceding Installment Due Date;

          (i) the amount remaining in the Reserve Fund, if any, on the Distribution Date after any withdrawal reported under clause (f) above;

          (j) the weighted average Mortgage Pass-Through Rate as of the first day of the month immediately preceding the month of the Distribution Date; and

          (k) all Advances recovered during the related Prepayment Period.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will cause the Trustee to furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (a) through (k) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as the Master Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. (Section 4.4.) Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee annually a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. (Section 3.12.) See
' -- Evidence as to Compliance' below.

REPORTS TO THE TRUSTEE

     No later than 25 days after each Distribution Date, the Master Servicer will provide the Trustee with a report, certified by a Servicing Officer, setting forth the status of the Certificate Account as of the close of business on such Distribution Date, stating that all distributions required to be made by the Master Servicer under the Agreement have been made (or if any required distribution has not been made by the Master Servicer specifying the nature and status thereof and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Agreement). Such statement shall also include information as to the aggregate unpaid Principal Balances of all the Mortgage Loans and Mortgage Certificates as of the day prior to the immediately preceding applicable Installment Due Date. Copies of such reports may be obtained by Certificateholders upon request in writing from the Trustee or from the Master Servicer that is identified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and any applicable credit enhancement applicable thereto and will, consistent with the Agreement, follow such collection procedures as it follows with respect to its own conventional one- to four-unit residential first mortgage loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge or other charge in connection with a Mortgage Loan; and (ii) arrange a schedule, running for no more than 180 days after the Installment Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items. (Section 3.2.) In servicing ARMs, the Master Servicer will on occasion accommodate borrower inquiries regarding the notice of interest rate adjustments by deferring the effective date of the adjustment and requesting the borrower to agree to reduce the notice period provided in the related mortgage note. The result of any deferrals of the effective date of rate adjustments to Mortgage Loans included in a Pool, during periods of rising interest rates, may be to reduce the yield to investors in Certificates evidencing interests in such Pool.

     In connection with any assumption or substitution, the Mortgage Interest Rate will not be changed, but the Maximum Rate and Minimum Rate may be revised as described above under 'Yield Considerations and Risks' if so specified in the related Prospectus Supplement. (Section 3.6.)

     Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagor. Such amounts, if any, will not become part of the Trust Fund and Certificateholders will possess no interest therein. The Master Servicer may deal with these amounts in accordance with its normal servicing procedures. (Section 3.2.)

     Pursuant to each Agreement, the Master Servicer will be responsible for servicing and administering the Mortgage Loans, but will be permitted to enter into a Servicing Agreement with a Qualified Lender or another eligible institution (the other party to such Servicing Agreement hereafter referred to as a 'Servicer'), to perform all or part of such functions under its supervision that it would otherwise be required to perform as described below.

     The Master Servicer, or the Servicer, subject to general supervision of the Master Servicer, will diligently perform all services and duties specified in each Agreement, or Servicing Agreement, in the same manner as prudent mortgage lending institutions would perform with respect to mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The Master Servicer will monitor the performance of the Servicer and will have the right to remove such Servicer at any time if it considers such removal to be in the best interest of the related Certificateholders. The duties to be performed by the Master Servicer, directly or through the Servicer, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, foreclosure. In the event a Servicing Agreement shall be terminated by the Master Servicer the servicing function of the Servicer thereunder shall be either transferred to a substitute servicer or performed by the Master Servicer. The Master Servicer shall be entitled to retain the portion of the Administration Fee paid to the Servicer under a terminated Servicing Agreement in the event the Master Servicer shall elect to perform such servicing functions itself.

     The Master Servicer will be paid an Administration Fee for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement. Additionally, the Master Servicer or the Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors.

HAZARD INSURANCE

     The Depositor and/or the Master Servicer will obtain for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage in the applicable state. The Master Servicer will cause to be maintained for each Mortgage Loan such hazard insurance policy. Such coverage will be in an amount equal to the lesser of the principal balance of the Mortgage Loan and the replacement cost of the improvements securing such Mortgage Loan. As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be credited to the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to credit to the Certificate Account the amounts which would have been credited thereto but for such clause. (Section 3.5.)

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lighting, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore do not contain identical terms and conditions, the basic terms thereof are dictated by applicable law and most such policies typically do not cover any physical damages resulting from the following: war, revolution, governmental actions, flood and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, hurricanes, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If any Mortgaged Property was located in a federally designated special flood hazard area at the time of origination, the Master Servicer will cause to be maintained a flood insurance policy on such Mortgaged Property up to the maximum amount available or to the full amount of the related Mortgage Loan.

     The hazard insurance policies covering Mortgaged Properties typically will contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage then the insurer's liability in the event of partial loss shall not exceed the greater of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since residential properties have appreciated in value over time, from time to time, in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. However, until the Subordinated Amount is reduced to zero (and provided any applicable special loss limitation described in the related Prospectus Supplement has not been exceeded), Senior Certificateholders will not realize a loss by reason of uninsured hazard losses or application of the requirement if there are sufficient funds otherwise due the Subordinate Certificateholders or held in the Reserve Fund, if any, to pay Senior Certificateholders the amount which they are entitled to receive.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will be obligated under the Agreement to follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its general mortgage servicing activities to realize upon defaulted Mortgage Loans. However, in the case of damage to a Mortgaged Property, the Master Servicer is not required to expend its own funds in connection with foreclosure or to restore any damaged property unless it reasonably determines
(i) that such foreclosure and/or restoration will increase the Liquidation Proceeds to Certificateholders after reimbursement to the Master Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds of the sale of the Mortgaged Property. In the event that the Master Servicer has expended its own funds to restore damaged property, it will be entitled to charge the Certificate Account, out of related Liquidation Proceeds, an amount equal to expenses incurred by it. (Section 3.7.)

     The Master Servicer may sell property securing a defaulted Mortgage Loan at a trustee's sale or, in the event a deficiency judgment is available against the Mortgagor or other person (see 'Certain Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' herein for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. It is anticipated that in most cases the Master Servicer will not seek deficiency judgments against defaulting Mortgagors. The Depositor and/or the Master Servicer will be entitled to elect to purchase defaulted Mortgage Loans or Mortgage Loans as to which the related Mortgagor has tendered a deed in lieu of foreclosure from the Trust Fund for a purchase price equal to the Principal Balance plus accrued and unpaid interest thereon. In the event the Master Servicer purchases such a Mortgage Loan, any gain realized in a liquidation proceeding on such Mortgage Loan will not be paid to the Trust Fund. If the Master Servicer does not purchase such a Mortgage Loan, any gain realized in a liquidation proceeding on such Mortgage Loan will be paid to the Trust Fund for distribution to the Certificateholders, less reasonable reimbursement to the Master Servicer for its expenses. If the Trust Fund elects to be treated as a REMIC, such gain would become an asset of the REMIC Residual Holders to the extent such gain is not necessary to make payments due to the holders of regular interests. Often, the holder of property acquired through foreclosure maximizes recovery by providing financing to a new purchaser. The Trustee will not be empowered to provide such financing and the Master Servicer may, but will not be obligated to, do so. This may result in a Pool experiencing greater losses with respect to defaulted Mortgage Loans than might otherwise be the case.

     Until the Subordinated Amount is reduced to zero (and provided any applicable special loss limitation has not been exceeded), if Liquidation Proceeds are less than the sum of the Principal Balance of the defaulted Mortgage Loan and the Master Servicer's expenses, Senior Certificateholders will not realize a loss.

     Except as otherwise specified in the related Prospectus Supplement, with respect to any payment of interest received by the Master Servicer in respect to a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the related Mortgage Loan, the Master Servicer shall retain only its pro rata share of such interest payment. (Section 3.2.)

     With respect to a Series of Certificates for which a REMIC election (see 'Certain Federal Income Tax Consequences' herein) is made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or imminent default of any Mortgage Loan secured by such Mortgaged Property, the Trustee will be required to dispose of such property within two years after the date on which ownership of such property is acquired.

ADMINISTRATION FEES, COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer is entitled to receive a Master Servicing Fee with respect to each Mortgage Loan, which may be variable, as described in the Agreement. The Master Servicer's aggregate Master Servicing Fee for any month may be subject to adjustment as described above under 'Adjustment to Master Servicing Fees in Connection with Prepayment Interest Shortfall.' The Master Servicer may either retain the Master Servicing Fees to which it is entitled before making required deposits to the Certificate Account or may withdraw them from the Certificate Account.

     Since the Master Servicing Fees are percentages of the then outstanding Principal Balance of each Mortgage Loan each month, the Master Servicer's aggregate compensation will decrease as the Mortgage Loans amortize. In addition to such compensation, the Master Servicer will retain all assumption fees, late payment charges and other charges, to the extent collected from Mortgagors.

     The Master Servicer will pay certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Certificateholders. (Section 3.9.)

     The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances. (Sections 3.3 and 3.7.)

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that on or before April 30 of each year, beginning, with respect to a Series of Certificates, with the April 30 of the year which begins not less than six months after the initial issuance of such Series of Certificates, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans of each Series and that, either (a) on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, such firm is of the opinion that such servicing has been conducted in compliance with the manner of servicing set forth in the Agreement except for
(i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement or (b) that their examination conducted substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in the records relating to mortgage loans serviced for others that in their opinion are material and that such program requires them to report. (Section 3.12.) The Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year. (Section 3.11.)

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Unless otherwise specified in the applicable Prospectus Supplement, a Master Servicer may not resign from its obligations and duties as Master Servicer under the Agreement, except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed such Master Servicer's obligations and duties under the Agreement. (Section 6.4.) If a Master Servicer resigns for any of the foregoing reasons, it is possible that the Trustee would be unable or unwilling to assume responsibility for servicing the Mortgage Loans under the Agreement and would therefore seek to appoint another institution as mortgage servicer as described under 'Rights Upon Default' below. Such Master Servicer may, however, arrange for its duties under the Agreement to be performed by a subservicer, or the other Master Servicer, if any, so long as the Master Servicer remains responsible for the performance of such duties.

     The Agreement will also provide that neither the Master Servicer nor any director, officer, employee or agent of the Master Servicer will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement further provides that the Master Servicer and any director, officer, employee or agent of any Master Servicer is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Master Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any Master Servicer may, however, in its discretion, subject to the terms and conditions of the Agreement, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and such Master Servicer and the other Master Servicer, if any, will be entitled to be reimbursed therefor and charge the Certificate Account for such reimbursement, such right of reimbursement being prior to the rights of Certificateholders to receive any amounts in the Certificate Account. (Section 6.3.)

     Any person into which a Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which such Master Servicer is a party, or any person succeeding to the business of such Master Servicer will be such Master Servicer's successor under the Agreement. (Section 6.2.)

BACK-UP MASTER SERVICER

     If so specified in the related Prospectus Supplement, pursuant to the Agreement relating to any Series, ABN AMRO Bank N.V. or another successor back-up master servicer appointed pursuant to such Agreement will serve as back-up master servicer (the 'Back-Up Master Servicer') and assume the duties of the Master Servicer after a notice of termination of the Master Servicer or if the Master Servicer fails to perform certain duties. The Back-Up Master Servicer shall have no liability for any act of the Master Servicer prior to such assumption.

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer and if applicable, any sub-Servicer, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer, but may require that such holder deposit a specified amount of cash with the Master Servicer. Such cash will be available for distribution to the Certificateholders if proceeds resulting from a liquidation or foreclosure are less than they otherwise may have been had the Master Servicer acted pursuant to their normal servicing procedures.

EVENTS OF DEFAULT

     Events of Default under the Agreement consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates; and (iii) certain decrees or orders in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations. (Section 7.1.)

RIGHTS UPON DEFAULT

     So long as an Event of Default remains unremedied, the Trustee or Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of any Class of Certificates may terminate all of the rights and obligations of the Master Servicer under the Agreement, whereupon the Trustee will succeed to all of the Master Servicer's responsibilities, duties and liabilities under the Agreement and will be entitled to monthly servicing compensation not to exceed the Administration Fees. In the event that the Trustee is unwilling or unable to so act, it may select, pursuant to the public bid or such other procedure described in the Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. In the event such public bid procedure is used, the successor Master Servicer would be entitled to servicing compensation in such amounts, up to the servicing compensation provided by Section 3.9 of the Agreement, as may be agreed by the Trustee, and the Depositor, or if the Trust Fund elects REMIC status, the Residual Certificateholder, would be entitled to receive the net profits, if any, realized from the sale of such servicing rights and obligations under the Agreement. (Sections 7.1 and 7.5.)

     During the continuance of any Event of Default, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders. Certificateholders holding Certificates evidencing Fractional Undivided Interests, aggregating not less than 25% of the Trust Fund or 51% of the Percentage Interest of each Class of Certificates, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections 7.2 and 7.3.)

     No Certificateholder, solely by virtue of its status as a Certificateholder, will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Certificateholder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days thereafter has neglected or refused to institute any such proceeding. (Section 10.3.)

AMENDMENT

     The Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to permit the trust to be subject to the REMIC Provisions under the Code; or (iv) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of Certificateholders holding Certificates evidencing Percentage Interests aggregating not less than 50% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of such Certificateholders;
(b) adversely affect in any material respect the interest of Certificateholders holding Senior Certificates in a manner other than as described in clause
(a) above without the consent of Certificateholders holding Senior Certificates aggregating not less than 66 2/3% of the aggregate Percentage Interest evidenced by all Senior Certificates; (c) adversely affect in any material respect the interest of Certificateholders holding Subordinate Certificates in a manner other than as described in clause (a) above without the consent of Certificateholders holding Subordinate Certificates aggregating not less than 66 2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; or (d) reduce the aforesaid percentages of Certificates the Certificateholders of which are required to consent to any such amendment without the consent of all the Certificateholders of the Class or Classes affected then outstanding. (Section 10.1.) For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Subordinate Certificateholders while the Depositor or the Master Servicer or any affiliate is a Subordinate Certificateholder holding Certificates aggregating not less than 66 2/3% of the Fractional Undivided Interests evidenced by all of the Subordinate Certificateholders), any Certificates registered in the name of the Master Servicer or any of its affiliates shall be deemed not to be outstanding. (Article I.)

TERMINATION

     The obligations created by the Agreement will terminate upon the payment to Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the Agreement after the earlier of (i) the final payment or other liquidation (or any Advance made with respect thereto) of the last Mortgage Asset subject thereto and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Asset, or (ii) if the applicable Prospectus Supplement so provides, the repurchase by the Depositor, the Master Servicer or the Residual Holder, if any, from the Trustee of all Mortgage Assets at the time subject to the Agreement and all property acquired in respect of any Mortgage Asset. Unless otherwise specified in the applicable Prospectus Supplement any repurchase pursuant to clause (ii) above will be at a price equal to the sum of (a) the principal balance of each Mortgage Loan or Mortgage Certificate plus accrued interest thereon at the Mortgage Pass-Through Rate or Mortgage Certificate interest rate, as applicable, to the next Installment Due Date, less any unreimbursed Advances made with respect to any such Mortgage Asset and (b) the fair market value of all acquired property in respect of any Mortgage Assets, less any unreimbursed Advances made with respect to any such Mortgage Loans. The exercise of such repurchase right will effect early retirement of the Certificates, but the Depositor's, the Master Servicer's or the Residual Holder's right to so purchase will be subject to the aggregate principal balance of the Mortgage Assets at the time of repurchase being less than the percentage of the aggregate principal balance of the Mortgage Assets as of the Cut-off Date as will be specified in the applicable Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 60 years from the date of execution and delivery of the Agreement. The Master Servicer will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of non book-entry Certificates at an office or agency of the Master Servicer specified in the notice of termination. (Section 9.1.)

                              CREDIT ENHANCEMENTS

GENERAL

     For any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit enhancement may be in the form of the establishment of one or more reserve funds, subordination of one or more Classes of the Certificates of such Series, letters of credit, use of a bankruptcy bond, repurchase bond or special hazard insurance policy, certificate guarantee insurance policy, the use of cross-support features or another method of credit enhancement described in the related Prospectus Supplement, or combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Certificates of the Related Series.

     To the extent any of the forms of credit enhancement described above and further described below or other forms of credit enhancement are obtained for a Series of Certificates, or deposits made in lieu thereof, a description of such credit enhancement will be more fully set forth in the related Prospectus Supplement.

SUBORDINATION

     Unless otherwise specified in the related Prospectus Supplement, each Series of Certificates will include Subordinate Certificates. The rights of the Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans are subordinate to such rights of the Senior Certificateholders to the extent of the then Subordinated Amount, as described below, or as otherwise described in the applicable Prospectus Supplement. The Subordinated Amount (before giving effect to Aggregate Losses described below) will be determined in accordance with a schedule described in the applicable Prospectus Supplement. The Subordinated Amount, as so determined at any time, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the Agreement as generally including the aggregate amount of delinquencies, losses and other deficiencies (other than any deficiency consisting of interest on any unpaid amounts due the Senior Certificateholders) in the amounts due the Senior Certificateholders previously borne by the Subordinated Certificateholders, whether by way of withdrawal from the Reserve Fund, if any, described below, reduction in amounts otherwise available to the Subordinate Certificateholders or otherwise (as adjusted for the aggregate amounts of such delinquencies, losses and other deficiencies previously recovered on the Mortgage Loans).

SHIFTING INTEREST CREDIT ENHANCEMENT

     The protection afforded to the Senior Certificateholders of a Series of Certificates by the subordination feature described above under 'Subordination' will be effected by the preferential right of the Senior Certificateholders to receive current distributions from the Pool and, if so specified in the related Prospectus Supplement, such subordination feature will be enhanced by distributing to one or more Classes of Senior Certificates on certain Distribution Dates, as payments of principal, certain Principal Prepayments in the related Pool under the circumstances and for the period of time set forth therein ('Shifting Interest Credit Enhancement'). Shifting Interest Credit Enhancement will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest evidenced by the Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Certificates for the related Payment Date. Such amounts may be deposited into the Reserve Fund or applied as a payment of principal on the Certificates. To the extent such amounts are applied as principal payments on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the Mortgage Loans, thereby creating 'Overcollateralization' and additional protection to the Certificateholders, as specified in the related Prospectus Supplement.

RESERVE FUND

     In addition to the preferential right of the Senior Certificateholders to receive current distributions from the Pool (to the extent of the then Subordinated Amount), to the extent described in the related Prospectus Supplement the Master Servicer may establish and maintain with the Trustee a reserve fund (the 'Reserve Fund'). The related Prospectus Supplement will state whether or not the Reserve Fund, if any, will be part of the Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Depositor will make an initial cash deposit (the 'Initial Deposit') to the Reserve Fund, if any, equal to the amount specified in the related Prospectus Supplement and following the initial issuance of the Certificates and until the balance of such Reserve Fund equals the sum of (i) the Initial Deposit, if any, and (ii) an amount specified in the applicable Prospectus Supplement (the 'Specified Reserve Fund Balance'), the Trustee or the applicable Paying Agent will withhold distributions of principal and interest otherwise available to the Subordinate Certificateholders and deposit such amounts in such Reserve Fund, unless otherwise described in the Prospectus Supplement. After the Specified Reserve Fund Balance is attained, the Trustee or the applicable Paying Agent will withhold distributions of principal only from the Subordinate Certificateholders and deposit such amounts in the Reserve Fund, if any, as necessary to maintain the Specified Reserve Fund Balance applicable at the time, unless otherwise described in the Prospectus Supplement. Amounts in the Reserve Fund, if any, will be transferred to the Certificate Account for distribution to Senior Certificateholders to the extent required to make full distributions to such holders on a particular Distribution Date. The related Prospectus Supplement will set forth when and to what extent the Specified Reserve Fund Balance may be reduced. Unless otherwise specified in the Prospectus Supplement, if the Subordinated Amount is reduced to zero, under certain circumstances, an amount equal to the sum of (i) the Initial Deposit and (ii) the funds remaining in any Reserve Fund at the time the Subordinated Amount is reduced to zero will be distributed to the Holders of the Subordinate Certificates.

LETTER OF CREDIT

     Credit enhancement with respect to a Series of Certificates may be provided by the issuance of a letter of credit by a bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). The maximum obligation of the L/C Bank under the letter of credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage set forth in the related Prospectus Supplement of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans evidenced by each Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series, and will be set forth in the Prospectus Supplement relating to such Series of Certificates.

SURETY BOND

     If so specified in the related Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a surety bond issued by an insurer named therein.

SPECIAL HAZARD INSURANCE POLICY

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Depositor or the Master Servicer will obtain a special hazard insurance policy (the 'Special Hazard Insurance Policy') for such Series, issued by the insurer specified in such Prospectus Supplement (the 'Special Hazard Insurer') and covering any special hazard amount ('Special Hazard Amount'). The Master Servicer will in that event exercise its best reasonable efforts to keep or cause to be kept a Special Hazard Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay the premiums on each Special Hazard Insurance Policy on a timely basis. Claims under such Special Hazard Insurance Policy will generally be limited to a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans comprising the related Pool. The terms of any Special Hazard Insurance Policy will be more fully described in the applicable Prospectus Supplement.

BANKRUPTCY BOND

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Depositor or the Master Servicer will obtain a bankruptcy bond (the 'Bankruptcy Bond') for such Series. The obligor on, and the amount of the coverage of, any such Bankruptcy Bond will be set forth in the applicable Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain and keep or cause to be maintained and kept the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis. Each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Mortgage Loan, or a reduction by the bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the federal Bankruptcy Code. See 'Certain Legal Aspects of the Mortgage Loans.'

CROSS-SUPPORT FEATURES

     If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit enhancement may be provided by a cross-support feature which requires that distributions be made on Senior Certificates evidencing the beneficial ownership of one Asset Group prior to distributions to Subordinate Certificates evidencing beneficial ownership in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

OTHER ARRANGEMENTS FOR CREDIT ENHANCEMENTS

     Certain other arrangements for credit enhancement (including but not limited to a letter of credit, limited guaranty, surety bond, insurance contract or reserve fund) may be applicable to a Series of Certificates, to the Mortgage Loans and/or Mortgage Certificates included in the related Pool and/or to the mortgage loans underlying such Mortgage Certificates, as described in the related Prospectus Supplement. In addition, unless otherwise provided in the related Prospectus Supplement for a Series, at any time a surety bond, letter of credit or other form of credit enhancement may be substituted for the credit support arrangement in effect initially for such Series (or any substitute therefor) to the extent permitted by the rating agencies rating such Series of Certificates, without resulting in a downgrading of the current rating of the Certificates of such Series.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or the mortgage loans underlying the Mortgage Certificates is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates.

GENERAL

     The Mortgage Loans and the mortgage loans underlying the Mortgage Certificates (other than Co-op Loans) will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages or deeds of trust depends on their terms or the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office.

FORECLOSURE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     In case of foreclosure under either a deed of trust or a mortgage, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including maintaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds. Courts have applied equitable principles to a lender's utilization of the foreclosure process in order to avert a mortgagor's loss of his residence for technical or trivial defaults. Some courts have been faced with the issue of whether the particular foreclosure statutes in their states meet federal or state constitutional requirements for fair and adequate notice. In most instances, such courts have upheld such notice provisions as being reasonable or as not involving sufficient state action to invoke such constitutional provisions.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 case under the federal Bankruptcy Code, if a court determines that the value of a debtor's principal residence is less than the principal balance of the loan, the court may, as part of the rehabilitation plan, unless the home is the sole collateral for the mortgage loan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the case, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Regardless of whether a mortgage loan is secured by the debtor's principal residence, the rehabilitation plan may provide for the reinstatement of any payment defaults over a period of up to 5 years. In addition, the federal Soldiers' and Sailors' Civil Relief Act of 1940 may reduce the rate of interest payable on any mortgage loan as to which the mortgagor is a military reservist called to active duty, and may interfere with the lender's right to foreclose upon the related mortgage or deed of trust. In a Chapter 7, Chapter 11 or Chapter 13 case under the federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. If the debtor's principal residence is not the only security for the mortgage loan, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates in confirmed Chapter 11 and Chapter 13 plans and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 and Chapter 13 plans of reorganization. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.

     Numerous federal and some state consumer protection laws and environmental laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. The consumer protection laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specified statutory liability upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

JUNIOR LIENS; RIGHTS OF SENIOR LIENHOLDERS

     The rights of the Trust Fund (and therefore the Certificateholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the junior mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the holders thereof assert their subordinate interest in a property in foreclosure litigation or satisfy the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. Proceeds in excess of the amount of first mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a 'credit limit' amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

'DUE-ON-SALE' CLAUSES

     The Agreement will provide that, when any mortgaged property underlying a Mortgage Loan is about to be conveyed by the mortgagor, the Master Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the 'due-on-sale' clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Master Servicer's judgment, be reasonably likely to result in litigation by the mortgagor. In either case, the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Master Servicer will also be authorized, with the prior approval of any primary mortgage insurer (unless such approval is precluded by the terms of the Mortgage Loan) to enter into, on behalf of the Trustee, a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

     By virtue of the Garn-St Germain Depository Institutions Act of 1982 (the 'Act'), a Servicer or the Master Servicer may generally be permitted to accelerate any Mortgage Loan which contains a 'due-on-sale' clause upon transfer of an interest in the property subject to the deed of trust or mortgage. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed),
(v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. As a result, a lesser number of Mortgage Loans which contain 'due-on-sale' clauses may extend to full maturity than recent experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans, however, cannot be predicted. See 'Maturity Considerations -- Prepayment Considerations.'

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA') and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ('Cleanup Costs') if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. For any particular Series of Certificates, it is possible that such Cleanup Costs could become a liability of the related Trust Fund and reduce the amounts otherwise distributable to the related Certificateholders if such Cleanup Costs are incurred in connection with a Mortgaged Property held by such Trust Fund. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a 'Superlien'). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination or the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, unless otherwise specified in the Prospectus Supplement, the Qualified Lenders will not have made such evaluation prior to the origination of the Mortgage Loans nor will the Mortgage Asset Seller or the Depositor have required that such evaluation be made by the originators who have sold the Mortgage Loans to them. Neither the applicable Servicer nor the Master Servicer will be required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor, the Trustee nor the Master Servicer makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See 'Description of the Certificates -- Realization Upon Defaulted Mortgage Loans.'

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgage property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

     The Depositor will represent and warrant for the benefit of Certificateholders that the Mortgage Loans were originated in full compliance with applicable state laws, including usury laws.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, deed of trust and mortgage generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Master Servicer or the Servicers) will be retained by the Master Servicer or the Servicers as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

CO-OP LOANS

     To the extent set forth in the Prospectus Supplement, certain of the Mortgage Loans may have been made in connection with a purchase or refinance of cooperative apartments. Such Co-op Loans are not secured by liens on real estate. The 'owner' of a cooperative apartment does not own the real estate constituting the apartment but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease to occupy the specific apartment (the 'Lease'). Thus, a Co-op Loan is a personal loan secured by a lien on the shares and an assignment of the Lease. If the borrower defaults on a Co-op Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume 'ownership' of the apartment.

     There are certain risks which arise as a result of the cooperative form of ownership which differentiate Co-op Loans from other types of mortgage loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination) or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, cooperative apartment owners run a special risk in buildings where the 'sponsor' (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold apartments if the sponsor were to go into default on a loan which is secured by a mortgage on the building. In such event the unit owners would be forced by special assessment to make the payments on the delinquent loan or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the special assessment, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Co-op Loan).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The Federal income tax consequences of an investment in a Certificate of a Series or a Class thereof will vary depending on the characteristics of such Certificate. The following is a general discussion of the anticipated material Federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. The discussion is based upon the Internal Revenue Code of 1986, as amended (the 'Code'), its legislative history, existing and proposed regulations thereunder, including regulations (the 'REMIC Regulations' and 'OID Regulations') promulgated under the real estate mortgage investment conduit and original issue discount provisions of the Code, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, possibly on a retroactive basis, and to differing interpretations. The OID Regulations do not provide guidance on the computation of the accrual of original issue discount under section 1272(a)(6) of the Code with respect to regular interests in a REMIC. The following discussion applies only to those persons who are the original holders of the Certificates and who hold Certificates as capital assets, and does not address the tax consequences to taxpayers who are subject to special rules (such as foreign persons, tax-exempt organizations and insurance companies) or aspects of Federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. This discussion generally does not address the state, local or foreign tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisors in determining the Federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. The following discussion addresses securities of two general types: (i) certificates representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Code Sections 860A through 860G and (ii) certificates representing certain interests in a Trust Fund for which an election to be treated as a REMIC will not be made. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election will be made for the related Trust Fund and, if such an election is made for the Trust Fund, will designate the related series of Certificates as either 'regular interests' or 'residual interests' in the REMIC. For purposes of this tax discussion, references to a 'Certificateholder' are references to the beneficial owner of a Certificate.

REMIC

     Classification of REMICs

     An election to be treated as a REMIC for federal income tax purposes may be made for a Trust Fund relating to a Series of Certificates. Such an election will generally be made if the related Trust Fund would not qualify as a grantor trust under subpart E, Part I of Subchapter J of the Code. Upon issuance of each Series of Certificates for which an election to be treated as a REMIC is made, Mayer, Brown & Platt, counsel to the Depositor, is of the opinion that, assuming
(i) ongoing compliance with all provisions of the Agreement which include requirements, among other things, that a REMIC election be made timely in the required form, certain representations set forth in the Agreement be true, and there be continued compliance with the applicable provisions of the Code, as it may be amended from time to time, and the applicable Treasury Regulations issued thereunder, and (ii) the accuracy of information contained in certain other documents, the Trust Fund issuing a Series of Certificates, under current Federal income tax law, will qualify as a REMIC (and will not be treated as an association or publicly traded partnership taxable as a corporation) for Federal income tax purposes, and the Certificates offered thereby will be considered to be 'regular interests' ('Regular Certificates') or 'residual interests' ('Residual Certificates') in a REMIC. Such opinion will be filed prior to issuance of such Series of Certificates as an exhibit to a post-effective amendment or in a Current Report on Form 8-K.

QUALIFICATION AS A REMIC

     In order for the Trust Fund to qualify as a REMIC, there must be ongoing compliance on the part of the Trust Fund with certain requirements set forth in the Code. First, the Trust Fund must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the Trust Fund, as of the close of the third calendar month beginning after the 'Startup Day' (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than 'qualified mortgages' and 'permitted investments.' The REMIC Regulations provide a 'safe harbor' pursuant to which the de minimis requirement is met at any time when the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the Trust Fund's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.

     A qualified mortgage is any obligation (including any participation or certificate of beneficial ownership therein) that is principally secured by an interest in real property and, generally, that is (i) transferred to the Trust Fund on the Startup Day, (ii) purchased by the Trust Fund within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) received by the REMIC within such three-month period in replacement of an obligation transferred to the REMIC on the Startup Day. Qualified mortgages also include a regular interest in another REMIC if the interest is transferred to the Trust Fund on the start-up day in exchange for regular or residual interests in the Trust Fund. An obligation is 'principally secured by an interest in real property' if (i) the fair market value of the real property security is at least 80% of the principal amount of the related Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan. In rendering its opinion with respect to classification of the Trust Fund as a REMIC, Mayer, Brown & Platt will rely on certain representations in the Agreement and other documents regarding qualification of the Mortgage Loans as 'qualified mortgages.'

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is generally an investment of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding thirteen months, which investment must earn a return in the nature of interest. A qualified reserve asset is any intangible property held for investment that is part of any reserve reasonably required to be maintained to provide for payments of expenses or to provide security for payments due on regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages or lower than expected reinvestment returns. Foreclosure property is real property acquired in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, plus extensions permitted by the Code.

     In addition to the foregoing requirements, the various interests in the Trust Fund also must meet certain requirements. A REMIC meets the interests test if all of the interests in the REMIC are either regular interests or residual interests, and there is one (and only one) class of residual interests (and all distributions with respect to the residual interests are made pro rata). A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The REMIC Regulations provide that an interest in a REMIC may be treated as a regular interest even if payments with respect to such interest are subordinated to payments on other interests in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, or expenses incurred by the REMIC. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. The Trust Fund must also adopt reasonable arrangements designed to ensure that 'disqualified organizations' do not hold residual interests and that tax information is furnished if this restriction is violated.

     The following discussion assumes that all requirements for REMIC qualification will be satisfied by the Trust Fund while there are any Regular Certificates outstanding. If a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, the Trust Fund may be taxable as a separate corporation, and the related Certificates would not be accorded the status or given the tax treatment described below. The Code provides that if (i) an entity ceases to be a REMIC,
(ii) the Secretary of the Treasury determines that such cessation was inadvertent, (iii) no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity is once more a REMIC, and (iv) such entity, and each person holding an interest in such entity at any time during a period specified, agrees to make such adjustments as may be required by the Secretary of the Treasury with respect to such period, then, notwithstanding such terminating event, the entity will be treated as continuing to be a REMIC or such cessation will be disregarded, whichever the Secretary of the Treasury determines to be appropriate. While the Code authorizes the Treasury Department to issue Treasury Regulations providing relief in the event of an inadvertent termination of the status as a REMIC, no such Treasury Regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied.

     Characterization of Investments in Certificates

     In general, (i) subject to the satisfaction of either the applicable holding period or the bona fide business purpose requirement of Code
Section 593(d)(1)(D), Certificates owned by a 'domestic building and loan association,' a 'mutual savings bank,' or 'any cooperative bank without capital stock organized and operated for mutual purposes and without profit' within the meaning of Code Section 593(a) will be treated as 'qualifying real property loans' within the meaning of Code Section 593(d), in the same proportion that the assets of the Pool underlying such Certificates ('Assets') would be so treated; (ii) Certificates held by a domestic building and loan association will, under Code Section 7701(a)(19)(C)(xi), count toward satisfying the 60% asset test applicable to those institutions under 7701(a)(19)(C) in the same proportion that the Assets would be treated as falling within one of the classes enumerated in 7701(a)(19)(C)(i) - (x) (including without limitation 'loans secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v)); and (iii) Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(5)(B), and interest on the REMIC Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Assets would be so treated. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments at all times during the calendar year, the Certificates will qualify for the corresponding status in their entirety for that calendar year. Certificates held by certain financial institutions will constitute an 'evidence of indebtedness' within the meaning of Code Section 582(c)(1).

     Certificateholders should be aware that (i) Certificates held by a real estate investment trust will not constitute 'Government securities' within the meaning of Code Section 856(c)(5)(A) and (ii) Certificates held by a regulated investment company will not constitute 'Government securities' within the meaning of Code Section 851(b)(4)(A)(i).

     Taxation of Owners of Regular Certificates

     For Federal income tax purposes, a Regular Certificate will be treated as a debt instrument issued by the REMIC and not as an ownership interest in the REMIC or the assets of the REMIC. The amounts includible in the income of a Regular Certificateholder will be determined under the accrual method.

     ORIGINAL ISSUE DISCOUNT. The Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates issued with original issue discount will be required to include such original issue discount in gross income for Federal income tax purposes as it is deemed to accrue, in advance of the receipt of the cash attributable to such income.

     Rules governing original issue discount are set forth generally in Code Sections 1272, 1273 and 1275, and the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to regular interests in a REMIC, such as Regular Certificates. However, as discussed above, no Treasury Regulations have as yet been proposed or adopted regarding the computation of the accrual of original issue discount under Code
Section 1272(a)(6). Further, the application of the OID Regulations to the Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretations with regard to, several relevant issues.

     Under the Code, the total amount of original issue discount on a Regular Certificate is the excess of the 'stated redemption price at maturity' of the Regular Certificate over its 'issue price.' Except as discussed in the following paragraph, in general, the issue price of a Regular Certificate offered hereunder will be determined with reference to the first price at which a substantial amount of the Certificates is sold for money (other than to bond houses or brokers). The stated redemption price at maturity of a Regular Certificate will be the sum of all payments to be made on such Regular Certificate other than 'qualified stated interest payments.' Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Qualified stated interest also includes certain stated interest on 'variable rate debt instruments' if the interest is unconditionally payable at least annually. The requirements for qualification of a debt instrument bearing a rate of interest other than a fixed rate as a 'variable rate debt instrument' and for qualification of stated interest on a variable rate debt instrument as 'qualified stated interest' are complex, and no assurance can be given that all stated interest on Regular Certificates will constitute qualified stated interest. For a general discussion of the treatment of variable rate interest, see 'Investment in Certificates Not Representing Interests in a REMIC -- Taxation of Owners of P&I
Certificates -- Variable Rate Certificates,' below. Generally, the stated redemption price at maturity of a Regular Certificate will be its initial Certificate Balance. Under the OID Regulations, if any portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date of such Regular Certificate, and if such pre-issuance accrued interest will be paid on the first payment date within one year of the issue date, the issue price of the Regular Certificate may be computed by subtracting from the issue price (as otherwise determined) such pre-issuance accrued interest. If the issue price is so computed, the actual payment of such pre-issuance accrued interest will be treated as a return of the excluded pre-issuance accrued interest, rather than as an amount payable on the debt instrument.

     Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a Regular Certificate will be considered to be zero, and all stated interest will be treated as qualified stated interest includible under the accrual method of accounting, if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average life of the Regular Certificate. However, under the OID Regulations, the holder of a Regular Certificate that has de minimis OID would be required to include such de minimis OID in income as principal payments are made in proportion to the ratio that each such principal payment bears to the stated principal amount of such Regular Certificate. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) until each payment included in the stated redemption price at maturity is expected to be made by (ii) a fraction, the numerator of which is the amount of such payment and the denominator of which is the total amount of payments included in the stated redemption price at maturity of such Regular Certificate. The Internal Revenue Service may take the position that this rule should be applied taking into account the Prepayment Assumption (described below) and the effect of any anticipated investment income.

     For purposes of computing the accrual of original issue discount on the Regular Certificates issued by a REMIC, Code Section 1272(a)(6) requires that a reasonable assumed prepayment rate (the 'Prepayment Assumption') be used with respect to mortgage loans held by a REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. Code Section 1272(a)(6) provides that the Prepayment Assumption is to be determined in the manner prescribed in Treasury Regulations. As noted above, those Treasury Regulations have not been issued. The Conference Committee Report discussing Code Section 1272(a)(6) (the 'Committee Report') indicates that the Treasury Regulations will provide that the Prepayment Assumption used in determining the amount and rate of accrual of discount with respect to a Regular Certificate must be the same as that used in pricing the initial offering of such Regular Certificate. The Prepayment Assumption used by the Master Servicer in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate Prepayment Assumption to be used in deciding whether or not to purchase any of the Regular Certificates.

     Original issue discount is accrued by a Regular Certificateholder by including in its gross income the sum of the 'daily portions' of original issue discount, if any, on its Regular Certificate for each day during its taxable year on which it held such Regular Certificate. In general, in the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined based on the excess, if any, of (i) the sum of
(A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate in future periods and (B) the distributions made on such Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Regular Certificate at the beginning of the accrual period. The excess will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for that day. Although the OID Regulations allow Certificateholders to use interest accrual periods of any length as long as each distribution date falls on either the first day or final day of an accrual period, a Trust Fund with respect to which a REMIC election is made will report original issue discount to Certificateholders based on the assumption that each accrual period ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). The present value of the remaining distributions will be calculated (i) assuming that distributions on the Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Regular Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. The original yield to maturity of the Regular Certificate will be calculated based on its issue price and the assumption that distributions on the Regular Certificate will be made in all periods as if the Mortgage Loans prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of the daily portions with respect to such Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity.

     A subsequent purchaser of a Regular Certificate that purchases the Regular Certificate at a cost less than its remaining stated redemption price at maturity will also be required to include in gross income the daily portions of any original issue discount with respect to the Regular Certificate. However, if the cost of the Regular Certificate to such subsequent purchaser is in excess of its 'adjusted issue price,' each such daily portion will be reduced in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals the issue price, increased by the amount of original issue discount previously includible in the gross income of any holder, and decreased by the amount of any payment previously made other than a payment of qualified stated interest.

     VARIABLE RATE CERTIFICATES. A Regular Certificate may provide for payments of interest based on a variable interest rate formula, and may provide for minimum or maximum rates or other adjustments. For a general discussion of the treatment of variable rate interest, see 'Investment in Certificates Not Representing Interests in a REMIC -- Taxation of Owners of P&I
Certificates -- Variable Rate Certificates.'

     MARKET DISCOUNT. A Certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, less than its 'revised issued price' (which generally has the same meaning as 'adjusted issue price,' as defined above) will recognize market discount income upon receipt of each principal distribution. See 'Investment in Certificates Not Representing Interests in a REMIC -- Taxation of Owners of P&I Certificates -- If Stripped Bond Rules Do Not Apply' and
' -- Premium and Market Discount' below, for a general discussion of market discount. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult their own tax advisors regarding the application of the market discount rules and the advisability of making any of the elections provided by the Code relating to the timing of recognition of market discount. The market discount rules will not be applicable to a Regular Certificate so long as it is held by its initial purchaser.

     PREMIUM. A Regular Certificateholder that purchased its Regular Certificate at a premium may elect under Code Section 171 to amortize such premium under a constant yield method over the life of the Certificate as an offset to interest income, rather than as a separate deduction item. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. See 'Constant Yield Election' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Constant Yield Election

     The OID Regulations permit Certificateholders to elect to include all interest that accrues on a debt instrument by using a constant yield method. For this purpose, 'interest' includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. This election would, in some cases, simplify the calculation of interest income for Certificateholders to whom it is available. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is irrevocable except with approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

     Effects of Defaults and Delinquencies

     Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain, and, accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

     Taxation of Owners of Residual Certificates

     DAILY PORTIONS. A Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitation described in ' -- Basis Rules and Distributions' below, the net loss of the REMIC for each day during a calendar quarter that the Residual Certificateholder owned such Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter and then by allocating the amount so allocated among the Residual Certificateholders in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any Residual Certificateholder by virtue of the rules described in this paragraph will be treated as ordinary income or loss. Each Residual Certificateholder should be aware that taxable income with respect to its Residual Certificate may exceed cash distributions with respect thereto in any taxable year.

     TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and other assets of the REMIC and (ii) the deductions allowed to the REMIC for interest (including original issue discount) on the Regular Certificates (and any other class of Certificates constituting 'regular interests' in the REMIC not offered hereby) and, except as described below, for servicing, administrative and other expenses. The limitation on miscellaneous itemized deductions imposed on individuals by Code
Section 67 will not be applied at the Pool level to such expenses. See
' -- Pass-Through of Miscellaneous Itemized Deductions' below.

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the 'regular interests' in the REMIC. If a Regular Certificate is issued at a price in excess of its aggregate principal amount, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the Regular Certificate will be reduced by an amount equal to the portion of the excess that is considered to be amortized or prepaid in that year. Although the matter is not entirely certain, it is likely that any such excess would be amortized under a constant yield method in a manner analogous to the method for accruing original issue discount described under 'Taxation of Owners of Regular Certificates -- Original Issue Discount' above.

     The second modification relates to the accrual of income on a Mortgage Loan deemed to have been acquired with market discount or premium. Any such market discount will be includible in the income of the

REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. If the REMIC elects under Code Section 171 to amortize any premium on the Mortgage Loans, the premium may be amortized under a constant yield method. See ' -- Taxation of Owners of Regular Certificates -- Market Discount' and ' -- Premium' above.

     The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction (see ' -- Prohibited Transactions and other REMIC -- Level Taxes,' below) will be taken into account.

     The fourth modification is that the REMIC generally may not deduct any item that would be disallowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2).

     The fifth modification is that the amount of the net income from 'foreclosure property' (if any) must be reduced by the amount of tax imposed under Code Section 860G(c) with respect to such 'foreclosure property.'

     The REMIC will have an initial aggregate basis in its assets equal to the aggregate issue price of the 'regular interests' and 'residual interests' in the REMIC. Such aggregate basis will be allocated among the individual Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. Accordingly, the Master Servicer will be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC. Generally with respect to any Certificate offered hereby, its fair market value will be its issue price as determined in the manner described above under 'Taxation of Owners of Regular Certificates -- Original Issue Discount' above.

     BASIS RULES AND DISTRIBUTIONS. Any distribution by a REMIC to a Residual Certificateholder will not be included in the gross income of such Residual Certificateholder to the extent it does not exceed the adjusted basis of such Residual Certificateholder's interest in a Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the Residual Certificate, it will be treated as gain from the sale of the Residual Certificate. See ' -- Sales of Certificates,' below. The adjusted basis of a Residual Certificate is equal to the amount paid for such Residual Certificate, increased by amounts included in the income of the Residual Certificateholder (see ' -- Taxation of Owners of Residual Certificates -- Daily Portions,' above) and decreased by distributions and by net losses taken into account with respect to such interest.

     A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss allowed will reduce the adjusted basis of such interest, but not below zero. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Certificate. The effect of these basis and distribution rules is that a Residual Certificateholder may not amortize its basis in a Residual Certificate, but may only recover its basis through distributions, and through the deduction of any net losses of the REMIC or upon the sale of its Residual Certificate. See ' -- Sales of Certificates' below.

     EXCESS INCLUSIONS. Any 'excess inclusion' with respect to a Residual Certificate is subject to certain special tax rules. With respect to a Residual Certificateholder, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the 'daily accruals' for each day during such quarter that such Residual Certificate was held by such Residual Certificateholder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term 'applicable Federal rate' (generally, an average of current yields on Treasury securities of comparable maturity) in effect at the time of issuance of the Residual Certificate. For this purpose, the adjusted issue price of a Residual Certificate offered hereby, if any, as of the beginning of any calendar quarter is the issue price of the Residual Certificate (see ' -- Taxable Income of the REMIC' above), increased by the amount of daily portions of income for all prior quarters and decreased (but not below zero) by any distributions made with respect to such Residual Certificate and any net losses taken into account with respect to such Residual Certificates before the beginning of such quarter.

     As an exception to the general rules described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as an excess inclusion if the aggregate Residual Certificates in the REMIC did not have 'significant value.' The REMIC Regulations do not provide for such an exception.

     For Residual Certificateholders, other than thrift institutions described in Code Section 593, an excess inclusion cannot be offset by losses from other sources. For Residual Certificateholders that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. With respect to Residual Certificateholders that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See ' -- Foreign Investors' below.

     If a thrift institution described in Code Section 593 holds a Residual Certificate that has 'significant value,' the thrift institution may offset its losses against its excess inclusion income. In general, a Residual Certificate has significant value if (i) the aggregate of the issue prices of the Residual Certificates in the REMIC is at least equal to 2 percent of the aggregate of the issue prices of all Regular Certificates and Residual Certificates in the REMIC, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20 percent of the anticipated weighted average life of the REMIC. However, a net operating loss of any other member of an affiliated group of which the thrift institution is a member may not be used to offset an excess inclusion attributable to the thrift institution. In addition, a thrift institution may not offset its losses against an excess inclusion attributable to a Residual Certificate held by any other member of an affiliated group of which the thrift institution is a member.

     In the case of any Residual Certificate held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificate, reduced (but not below zero) by the real estate investment trust's taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to the Residual Certificate as if held directly by such shareholders.

     Pass-Through of Miscellaneous Itemized Deductions

     Under temporary Treasury regulations, if the REMIC is considered to be a 'single-class REMIC,' a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are 'pass-through interest holders.' Generally, a single class REMIC is defined as (i) a REMIC that is substantially similar to an investment trust under Treasury regulations but for its qualification as a REMIC, or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under Code
Section 67, which allows such deductions only to the extent that in the aggregate such expenses exceed two percent of the holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the 'Applicable Amount') will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Regular Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term 'pass-through interest holder' generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are 'pass-through interest holders' should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates.

     In addition, in a REMIC that is not considered to be a 'single-class REMIC' as well as a REMIC that is considered to be a 'single-class REMIC,' all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are 'pass-through interest holders.' Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense and an individual Residual Certificateholder would be subject to the same limitations and adjustments as described above for Regular Certificateholders.

     Sales of Certificates

     If a Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of such Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such Regular Certificate and reduced (but not below zero) by distributions on such Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a Residual Certificate will be determined as described under 'Taxation of Owners of Residual
Certificates -- Basis Rules and Distributions,' above. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than 18 months, and 28% for capital assets held for more than 12 months and not more than 18 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Gain from the sale of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of such Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale.

     Certificates will be 'evidences of indebtedness' within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     Except as provided in Treasury regulations, if the seller of a Residual Certificate reacquires a Residual Certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions and Other REMIC-Level Taxes

     A REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from 'prohibited transactions.' In general, a prohibited transaction means (i) the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, (ii) the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments,
(iii) the receipt of compensation for services, or (iv) gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that a Trust Fund that makes an election to be taxed as a REMIC will engage in any prohibited transactions. In addition, under the Code, a REMIC generally will be taxed at a 100% rate on any contribution made to the REMIC after the Start-Up Date unless such contribution is a cash contribution that
(i) takes place within the three-month period beginning on the closing date,
(ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, or (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund. The structure and operation of a Trust Fund that makes an election to be taxed as a REMIC will be designed to avoid the imposition of the 100% tax on contributions.

     To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that a Trust Fund that makes an election to be taxed as a REMIC will receive significant amounts of such income.

     Tax on Transfers of Residual Certificates to Certain Organizations

     If a Residual Certificate is transferred to a 'disqualified organization' (as defined below), a tax would be imposed in an amount, determined under the REMIC Regulations, generally equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer (determined by discounting the anticipated excess inclusions from the end of each remaining calendar quarter in which those excess inclusions are expected to accrue at the applicable Federal rate based on the date on which the transfer occurs to the date the disqualified organization acquires the residual interest) and (ii) the highest marginal federal income tax rate applicable to corporations. Such a tax would generally be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating the transferee's social security number and that the transferee is not a disqualified organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by disqualified organizations and that information needed for the application of the tax described herein will be made available. Restrictions on the transfer of the Residual Certificate and certain other provisions that are intended to meet these requirements are contained in the Agreement. Certificateholders should consult their advisors regarding the potential impact on them of such restrictions.

     For these purposes, a 'disqualified organization' means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Code
Section 168(h)(2)(D)), (ii) any organization (other than a cooperative described in Code Section 521) which is exempt from tax unless such organization is subject to the tax imposed by Code Section 511 or (iii) any organization described in Code Section 1381(a)(2)(C).

     In addition, if a 'pass-through entity' (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such pass-through entity equal to the product of
(i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of such interest furnishes to such pass-through entity an affidavit that such record holder is not a disqualified organization and, during such period, the pass-through entity does not have actual knowledge that such affidavit is false. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code
Section 860E(e)(6).

     Disregard of Certain Transfers

     The REMIC Regulations provide that the transfer of a 'non-economic residual interest' to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a non-economic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

     A transfer of a Residual Certificate to a foreign person will be disregarded if the Residual Certificate has tax avoidance potential. A Residual Certificate will have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee Residual Certificateholder an amount that will equal at least 30 percent of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. Under the REMIC Regulations a safe harbor is provided under which a transferor is treated as having a reasonable expectation if the 30 percent test would be satisfied were the mortgages held by a REMIC to prepay at each rate within a range of rates from 50 percent to 200 percent of the rate assumed under Code Section 1272(a)(6) with respect to the qualified mortgages (or the rate that would have been assumed had the mortgages been issued with original issue discount). If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income that otherwise would be derived by the transferee from the REMIC.

     Termination

     A REMIC will terminate shortly following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a Residual Certificate, if the last distribution on such Residual Certificate is less than the Residual Certificateholder's adjusted basis in such Residual Certificate, such Residual Certificateholder should be allowed a loss equal to the amount of such difference.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer, which will hold at least a nominal amount of Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the 'tax matters person' with respect to the REMIC in all respects.

     As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders will generally be required to report such REMIC items consistent with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the Internal Revenue Service concerning any such REMIC item. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury Regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to Regular Certificates is required annually, and may be required more frequently under Treasury Regulations. This requirement extends to certain holders of Regular Certificates who are generally exempt from information reporting on debt instruments. The REMIC also must comply with rules requiring a Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date and requiring such information to be reported to the Internal Revenue Service.

     Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the original issue discount rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the Certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of Certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of Certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. As long as the only 'Certificateholder' of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants of DTC rather than from the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and certain other persons to complete their reports.)

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the Certificateholder's purchase price which the REMIC may not have, it appears that only information pertaining to the appropriate proportionate method of accruing market discount should be required to be reported.

     Backup Withholding

     Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, may be subject to 'backup withholding' under Code
Section 3406 at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such withholding. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's Federal income tax. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information to the payor but that does not do so in the proper manner.

     Foreign Investors

     A Regular Certificateholder that is not a 'United States person' (as defined below) and is not subject to Federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate may be eligible for an exception to United States Federal income or withholding tax in respect of a distribution on a Regular Certificate, provided that the Certificateholder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder) and provided that the Certificateholder is not (i) a '10 percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C). The application of these requirements in the REMIC context is not entirely clear, and foreign investors seeking to qualify for this exemption should consult their own tax advisors. While the matter is not free from doubt, the foregoing tax exemption may not apply with respect to a Regular Certificate held by a Residual Certificateholder, or by a Certificateholder that owns directly or indirectly a 10% or greater interest in, or is a 'controlled foreign corporation' as defined under the Code related to, a Residual Certificateholder. If the Certificateholder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such Certificateholder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. For these purposes, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income is subject to United States Federal income taxation regardless of its source.

     Unless otherwise stated in the related Prospectus Supplement, Residual Certificateholders that are not United States persons should assume that distributions of income on their Residual Certificates will be subject to a 30% withholding tax (or such lesser rate as may be provided under any applicable tax treaty). In the case of any income on a Residual Certificate that is an excess inclusion, however, the rate of withholding will not be subject to reduction under any applicable tax treaties. (See ' -- Taxation of Owners of Residual Certificates -- Excess Inclusions' above.)

     Purchase of Both Regular and Residual Certificates

     Any Certificateholder holding a 'regular interest' in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a 'residual interest' in the REMIC and any Certificateholders holding a 'residual interest' in the REMIC and persons related to such Certificateholders should not acquire any interest identified as a 'regular interest' in the REMIC, without consulting their tax advisors as to any possible adverse tax consequences.

INVESTMENT IN CERTIFICATES NOT REPRESENTING INTERESTS IN A REMIC

     Classification of Trust Fund and Characterization of Investment in Certificates

     For purposes of the following discussion, Certificates of a Series evidencing undivided ownership interests in a notional amount of principal of each Mortgage Loan in a related Trust Fund together with interest thereon are referred to as 'P&I Certificates,' and Certificates of a Series evidencing an undivided ownership interest in a portion of the interest payable on a Notional Amount of the Mortgage Loans in the related Trust Fund are referred to as 'IO Certificates.'

     Upon issuance of each Series of Certificates, unless a REMIC election is made with respect to such Series, Mayer, Brown & Platt, counsel to the Depositor, is of the opinion that the related Trust Fund will be treated as a grantor trust under subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. Such opinion will be filed prior to issuance of such Series of Certificates as an exhibit to a post-effective amendment or in a Current Report on Form 8-K. Moreover, each Certificateholder of a Series will be treated as the owner of the undivided interest specified in its Certificate in each of the Mortgage Loans in the related Trust Fund for each Series. Accordingly, in the case of P&I Certificates, counsel to the Depositor will deliver its opinion that, to the extent that the Trust Fund holds assets described in the Code Sections set forth below, (i) subject to the satisfaction of either the applicable holding period or the bona fide business requirement of Code Section 593(d)(1)(D), P&I Certificates owned by a 'domestic building and loan association,' a 'mutual savings bank,' or 'any cooperative bank without capital stock organized and operated for mutual purposes and without profit' within the meaning of Code Section 593(a) will represent an interest in 'qualifying real property loans' within the meaning of Code Section 593(d); (ii) P&I Certificates owned by a 'domestic building and loan association' will represent 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v); (iii) P&I Certificates owned by a real estate investment trust will represent 'real estate assets' within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6)(B) and interest in respect of P&I Certificates will represent 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code
Section 856(c)(3)(B); and (iv) P&I Certificates owned by a REMIC will represent an interest in 'obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3). It is unclear, however, to what extent, if any, an IO Certificate will be considered to represent such interests. Prospective purchasers should consult their tax advisors regarding whether an IO Certificate will be characterized as representing such assets and whether the income therefrom will be characterized as derived from such assets.

     Taxation of Owners of P&I Certificates

     TREATMENT AS STRIPPED BONDS. The rate at which a Certificateholder will be required to recognize income on its Certificate may be affected by a separation of the right to receive a portion of the interest on each Mortgage Loan in the Trust Fund from the right to receive a portion of the principal. Such a separation will occur with respect to each Mortgage Loan having a Trust Fund issuing IO Certificates. Such a separation also will occur if the amount of the Administration Fee exceeds reasonable compensation such that the Master Servicer is treated as the owner of a portion of the interest payments on the Mortgage Loans. There are no authoritative guidelines for Federal income tax purposes regarding the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions. However, the Service has issued guidance establishing an elective 'safe harbor' for determining the extent to which amounts that a taxpayer is entitled to receive under certain mortgage servicing contracts represent reasonable compensation. If the safe harbor is potentially applicable in a particular situation, the Mortgage Servicer will disclose in the Prospectus Supplement relating to each Series of Certificates whether it will elect to limit its compensation to an amount that will qualify as reasonable compensation under such safe harbor. Such a separation also may occur upon the issuance of a Certificate that represents an interest in principal payments to be made on Mortgage Loans together with interest payable thereon at a rate in excess of the rate at which interest is payable on such Mortgage Loans. Such Certificateholders may be treated as having purchased two separate instruments: first, a P&I Certificate representing their undivided interests in payments of principal on such Mortgage Loans together with interest payments at a rate at or below the rate at which interest is payable on such Mortgage Loans; and, second, an IO Certificate representing their undivided interests in the remainder of the payments of interest to be made on such Mortgage Loans to which their Certificate entitles them.

     Each Certificateholder in such a Trust Fund will be subject to the 'stripped debt' rules of Code Section 1286. As a result, the market discount rules generally would not be applicable to the initial Certificateholders. However, the Service has recently provided guidance under which certain mortgage loans that are stripped bonds may be treated as market discount bonds governed by Code Section 1278. This treatment is available only if the amount of the original issue discount with respect to the stripped bond is determined to be de minimis (see ' -- Qualification as a REMIC -- Taxation of Owners of Regular Certificates -- Original Issue Discount') or the annual stated rate of interest payable on the stripped bond is no more than 100 basis points lower than the annual stated rate of interest payable on the original bond from which it (and any other stripped bonds or coupons) were stripped. If these requirements are met, and if the stripped bond has market discount (see ' -- Qualification as a REMIC -- Taxation of Owners of Regular Certificates -- Market Discount'), the Certificateholder may include such market discount as principal is repaid or upon disposition of the Certificate at a gain or may elect to include such income currently on the basis of either ratable accrual or a constant instant rate method. If the market discount rules do not apply, each Certificateholder in such a Trust Fund (whether a cash or accrual method taxpayer) will be required to report the income (including interest that is added to principal as Deferred Interest resulting from negative amortization) that is deemed to accrue for each day with respect to the Certificate under a constant yield to maturity method, in accordance with the original issue discount rules of the Code.

     In general, the amount of such income that accrues for each day would equal
(i) the product of such Certificateholder's adjusted issue price of such P&I Certificate at the beginning of an accrual period and the yield of such P&I Certificate to such holder (ii) allocated ratably to each day in the accrual period. See ' -- Qualification as a REMIC -- Taxation of Owners of Regular Certificates -- Original Issue Discount' above. Such yield would be computed as the rate (assuming monthly compounding) that, if used to discount the Certificateholder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the Certificateholder purchased such Certificate. In computing accrued income under the stripped debt rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor or its affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     There is considerable uncertainty, however, concerning the application of Code Section 1272(a)(6) and the OID Regulations to instruments such as the P&I Certificates. Among other things, it is unclear whether provisions of the 1986 Act requiring use of a prepayment assumption in accruing original issue discount would be applicable to the P&I Certificates in the absence of Treasury Regulations or whether use of a prepayment assumption may be permitted without reliance on these rules. It also is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. Certificateholders are advised to consult their tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to P&I Certificates.

     In the case of a P&I Certificate acquired at a price approximately equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use or non-use of a reasonable prepayment assumption would not cause the income required to be reported under the stripped debt rules to differ materially from the income such Certificateholder would be required to report under an accrual method of accounting if the stripped debt rules did not apply. In the case, however, of a P&I Certificate acquired at a discount from, or premium over, such principal amount, the use of a reasonable prepayment assumption would increase or decrease the yield used in calculating accruals of income, and thus accelerate or decelerate, respectively, the reporting of income.

     If no prepayment assumption is used, then when a Mortgage Loan prepays in full, the holder of a P&I Certificate acquired at a discount generally will recognize ordinary income equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interests in the Mortgage Loan. If a prepayment assumption is used, it appears that no income or loss should be recognized upon a prepayment unless prepayments have occurred at a rate different than the assumed prepayment rate.

     VARIABLE RATE CERTIFICATES. Although the OID Regulations are subject to a different interpretation, in the absence of substantial legal authority to the contrary the Master Servicer intends to treat Mortgage Loans subject to the stripped debt rules and bearing a variable rate of interest as subject to the provisions of the OID Regulations governing variable rate debt instruments. In computing the accrual or original issue discount, the Master Servicer may be required to use the methods described in Code Section 1272(a)(6). With respect to the application of Code Section 1272(a)(6) to the accrual of original issue discount, see generally ' -- Qualification as a REMIC -- Taxation of Owners of Regular Certificates -- Original Issue Discount' above. Under the OID Regulations, interest payments on a variable rate debt instrument may be characterized as qualified stated interest includible in income when accrued, original issue discount includible in income when accrued under the original issue discount rules, or contingent interest payments generally includible in income in the taxable year in which the payments become fixed. Although the OID Regulations generally permit a variety of interest rate adjustment mechanisms to produce 'qualified stated interest' (e.g., one or more 'qualified floating rates,' 'qualified inverse floating rates,' or 'objective rates') where each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate, the use of these formulas may in some cases produce accelerated or deferred interest which must be accrued under a constant yield method (which could require accrual in advance of the receipt of a corresponding payment of cash). Moreover, prospective purchasers of P&I Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate instruments may not apply to the particular rate adjustment mechanisms for the Mortgage Loans or Mortgage Certificates. If variable rate P&I Certificates are not governed by the provisions applicable to variable rate debt instruments, the OID Regulations provide that such Certificates would be subject to the provisions applicable to instruments having contingent payments. See ' -- Taxation of Owners of IO Certificates -- Possible Application of Proposed Contingent Payment Rules' below. The application of those provisions to instruments such as the P&I Certificates is subject to differing interpretations. Prospective purchasers of variable rate P&I Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a P&I Certificate, the Certificateholder will be required to report its pro rata share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. However, if the rules relating to market discount, original issue discount, or premium are applicable, the amount includible in income on account of a P&I Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans.

     The original issue discount rules will apply to a P&I Certificate to the extent it evidences an interest in Mortgage Loans or Mortgage Certificates issued with original issue discount. Under the OID Regulations a Mortgage Loan would have original issue discount if the points charged at origination (or other loan discount) exceeded a specified de minimis amount (generally, the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times the weighted average maturity). The OID Regulations also treat certain variable rate mortgage loans as having original issue discount if the loan has an initial rate of interest that differs from that determined by the formula for setting the interest rate during the remainder of the loan or if the loan uses an index that does not vary in a manner approved in the OID Regulations. For a general discussion of the treatment of variable rate interest, see ' -- Taxation of Owners of P&I Certificates -- Variable Rate Certificates' above. Generally, original issue discount would be accrued on the basis of a constant yield to maturity. However, the application of the original issue discount rules to the Mortgage Loans is unclear in certain respects. See ' -- Treatment as Stripped Bonds,' above.

     PREMIUM AND MARKET DISCOUNT. Determination of adjustments to a Certificateholder's income based on premium or market discount with respect to a Certificate requires that the purchase price of the Certificate be allocated among the Mortgage Loans constituting the Trust Fund. Generally, such allocation will provide a tax basis for the Certificateholder's undivided interest in each Mortgage Loan and will be made on the basis of the relative fair market values of the Certificateholder's undivided interest in the Mortgage Loans.

     A Certificateholder that acquires an interest in a Mortgage Loan at a premium may elect under Code Section 171 to amortize such premium under a constant yield to maturity method over the life of the Mortgage Loan. Certificateholders should consult their tax advisors concerning whether a prepayment assumption should be used in calculating yield and concerning possible alternative methods for amortizing premium.

     An investor also should be aware that the Internal Revenue Service may take the position that the method described below for accruing income under the current proposed Treasury Regulations applicable to debt instruments providing for contingent payments applies to a P&I Certificate purchased at such a premium because all or a portion of its issue price (the 'Contingent Principal') may not be recovered if the related Mortgage Loans were prepaid. See ' -- Taxation of Owners of IO Certificates -- Possible Application of Proposed Contingent Payment Rules' below. The method of accruing income under the contingent payment rules may be more likely to be applied if the difference between the issue price of the Certificate and the amount of Contingent Principal is substantial.

     If the portion of a P&I Certificate's purchase price allocable to a Mortgage Loan in the Trust Fund is less than the Certificateholder's undivided interest in the Mortgage Loan's 'revised issue price' (the sum of the issue price and the previously accrued original issue discount reduced by the sum of all prior payments of the stated redemption price at maturity), such excess is 'market discount.' A Certificateholder that acquires an interest in a Mortgage Loan with market discount generally will be required under Code Section 1276 to include accrued and previously unrecognized market discount in income as ordinary income to the extent of payments of the stated redemption price at maturity received on the Mortgage Loan at the time that each such payment is received. In addition, on a sale or other disposition of the P&I Certificate, a Certificateholder will be required to include as ordinary income any gain to the extent of accrued and previously unrecognized market discount. Pending the issuance of Treasury Regulations, market discount may be treated as accruing either (i) under a constant yield to maturity method, (ii) in proportion to the original issue discount accruing on a Mortgage Loan, or (iii) in proportion to the stated interest in the absence of original issue discount. Alternatively, a Certificateholder may elect to include accrued market discount in income currently on all market discount obligations acquired by such Certificateholder during the taxable year in which such election is made and thereafter. A Certificateholder should be aware that Code Section 1277 may limit the deductibility of interest paid or accrued to purchase or carry a Mortgage Loan that is acquired at a market discount unless the election is made to include accrued market discount in income currently. Certificateholders should consult their tax advisors as to the application of this rule and the advisability of making any elections under the market discount rules in their particular circumstances.

     Taxation of Owners of IO Certificates

     Because the 'stripped debt' rules of Code Section 1286 will apply to the IO Certificates, income on the IO Certificates must be accrued under the original issue discount provisions of the Code. The regulations that have been issued to date under Code Section 1286 do not address the treatment of stripped coupons, and it is uncertain how the Section will be applied to securities such as the IO Certificates. The OID Regulations do not include rules relating specifically to 'stripped coupons,' although they provide guidance as to how the original issue discount sections of the Code will generally be applied. The discussion below assumes that an IO Certificateholder will not own any P&I Certificates. IO Certificateholders should consult their tax advisors concerning the method to be used in reporting income or loss with respect to the IO Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued for each day on the IO Certificates based on a constant yield to maturity method. See ' -- Taxation of Owners of P&I Certificates -- Treatment as Stripped Bonds,' above. It is unclear in the absence of Treasury Regulations whether a reasonable prepayment assumption is required or permitted to be applied to calculate such yield to maturity under a provision of the Tax Reform Act of 1986 (the '1986 Act'). The accrual of income on the IO Certificates will be significantly slower if a reasonable prepayment assumption is permitted to be made than if yield is computed assuming no prepayments.

     POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES. Under the OID Regulations, debt instruments providing for contingent payments are subject to different rules than debt instruments providing for non-contingent payments. To the extent that all or a portion of the issue price ('Contingent Principal') of the IO Certificates would not be recovered if the related Mortgage Loans were prepaid, the IO Certificates could be considered to be debt instruments providing for contingent payments within the meaning of the current Treasury Regulations dealing with debt instruments that provide for contingent payments.

     Treasury Regulations concerning the treatment of debt instruments providing for one or more contingent payments became effective on June 14, 1996 (the 'Contingent Payment Regulations') for debt instruments issued on or after August 13, 1996. Although the Assets may include debt instruments issued before August 13, 1996 (and thus not technically subject to the Contingent Payment Regulations), the issuer expects to treat any contingent payments on both sets of instruments in accordance with the Contingent Payment Regulations.

     The Contingent Payment Regulations establish a 'noncontingent bond method' for the treatment of debt instruments providing for contingent payments that are issued for money or other publicly traded property. Under this method, the holder of a contingent payment debt instrument will generally be required to accrue interest on the debt instrument on the basis of a projected schedule of the contingent and noncontingent payments to be made on the debt instrument prepared by the issuer. Such interest accruals will be required to be calculated on an economic accrual basis applying rules similar to those applicable to noncontingent debt instruments issued with original issue discount treating none of the payments on the debt instrument as 'qualified stated interest.' In formulating the projected payment schedule, the issuer will be required to take into account the noncontingent payments provided by the debt instrument, any readily available forward price quotes for property rights that are substantially similar to the right to any contingent payments on the debt instrument and any readily available spot price quotes for an option or combination of options that are substantially similar to the right to any contingent payments on the debt instrument. If the debt instrument contains contingent payments for which such forward or spot quotes are not readily available, the payment schedule will be required to result in a reasonable yield for the debt instrument that reflects any quotable contingent payments and the relative expected values of any nonquotable contingent payments.

     In the event that the amount of a contingent payment varies from its projected amount, the holder will generally be required to include such variance as a positive or negative adjustment to income in the year in which the payment is made. Positive adjustments will be treated as ordinary interest income while negative adjustments will result in ordinary loss. The amount of such ordinary loss allowable for the year will be limited to the excess of the total interest accrued to date on the debt instrument over the total amount of any negative adjustments included as ordinary loss in previous years.

     The Contingent Payment Regulations generally treat any gain on sale of a contingent payment debt instrument as ordinary interest income. Loss realized on sale of a contingent payment debt instrument is treated as ordinary loss to the extent of the excess of the total interest accrued on the debt instrument to the date of sale over the total amount of any negative adjustments previously included in income. Any remaining loss is treated as capital loss.

     Under such provisions, each holder of an IO Certificate which has Contingent Principal will generally be required to accrue interest under the 'noncontingent bond method.' Although the issuer intends to provide to holders a projected schedule under the 'noncontingent bond method,' holders should consult their own tax advisers regarding the application of the Contingent Payment Regulations.

     Administration Fee, Voluntary Advances and Subordinated Amount

     The income received with respect to a Certificate generally includes amounts not paid to the Certificateholder because they are used to pay the Administration Fee. Subject to certain limitations on the deductibility by individual Certificateholders of certain categories of expenses under Code
Section 67 and the reduction of certain deductible expenses for individual Certificateholders under Code Section 68 (see ' -- Qualification as a
REMIC -- Pass-Through of Miscellaneous Itemized Deductions' above), each Certificateholder may deduct its allocable share of the Administration Fee paid to or retained by the Master Servicer (to the extent such fee constitutes reasonable compensation for the services rendered by the Master Servicer) at such times and in such manner as it would have been deducted under such Certificateholder's tax accounting method had it actually received such amounts and paid them to the Master Servicer. Payments of Voluntary Advances and payments in respect of the Subordinated Amount, if any, to Certificateholders should be treated as having the same character as the payments they replace.

     Sales of Certificates

     Except as provided above with respect to accrued market discount (under
' -- Taxation of Owners of P&I Certificates -- If Stripped Bond Rules Do Not Apply,' above, and, in the case of banks and other financial institutions, except as provided under Code Section 582(c)), any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of such Certificate, recognized on the sale or exchange of a Certificate by an investor who holds such Certificate as a capital asset, will be capital gain or loss. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates, and trusts are currently the same as those applicable to ordinary income. However, the maximum ordinary income tax rate for individuals, estates, and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than 18 months, and 28% for capital assets held for more than 12 months and not more than 18 months. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     The adjusted basis of a Certificate will generally equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses and by any distributions with respect to such Certificate.

     Purchasers of Certificates should be aware that, if income must be accrued with respect to such a Certificate as if it were a separate instrument, it may not be possible to determine whether the adjusted tax basis of the Certificate will be recovered in full until all of the Mortgage Loans in the related Trust Fund have been paid or otherwise discharged. Conversely, if income must be accrued with respect to each such Certificateholder's undivided interest in each Mortgage Loan in the related Trust Fund, it is likely that a portion of such Certificateholder's adjusted tax basis will have to be allocated to each such undivided interest. It then should be possible to determine whether the adjusted tax basis allocable to an undivided interest in a Mortgage Loan in the related Trust Fund has been recovered at the time the Mortgage Loan is paid or discharged. Such an approach may result in the earlier recognition of any losses attributable to such a Certificateholder's unrecovered adjusted tax basis than if the Certificate were treated as a separate instrument. However, because of the uncertainties involved and in the absence of substantial legal authority to the contrary, the Master Servicer does not intend to allocate the adjusted tax basis of such a Certificateholder in its Certificate to the undivided interest in each Mortgage Loan represented by the Certificate nor to determine and report whether any such allocable adjusted tax basis has been recovered at the time a Mortgage Loan in the related Trust Fund is paid or discharged. Due to the existence of the Subordinated Amount, the effect of such treatment by the Master Servicer is not expected to be significant with respect to a P&I Certificateholder.

     Reporting

     The Master Servicer will furnish to each holder of a P&I Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicers (if any) and such other customary factual information as the Master Servicer deems necessary or is required by law to enable holders of Certificates to prepare their tax returns. However, as long as the only 'Certificateholder' of record is CEDE & Co., as nominee for DTC, Certificateholders and the IRS will receive tax and other information from DTC Participants and indirect participants rather than the Master Servicer. (The Master Servicer, however, will respond to requests for necessary information to enable DTC Participants, indirect participants and certain other persons to complete their reports.)

     Because the particular applications of the general method for computing accrued income are varied and complex and involve factual as well as legal uncertainties, the extent to which income will be recognized in advance of the receipt of cash under the original issue discount rules is uncertain. Additional guidance is required from the Internal Revenue Service or other legal authority before it is possible to determine definitely the proper methods for accruing income on the Certificates. In the absence of additional guidance from the Internal Revenue Service or other legal authority, the Master Servicer intends to compute and report accrued income on the Certificates for tax purposes in a manner that it believes to be consistent with the principles of the Code and the OID Regulations described above. Because of the uncertainties discussed above, there can be no assurance that the method adopted by the Master Servicer for reporting to holders of Certificates will coincide with that ultimately adopted in final Treasury Regulations. Accordingly, holders of Certificates should consult their tax advisors regarding the method for reporting the amounts received or accrued with respect to the Certificates. The Trustee intends in reporting information relating to original issue discount to Certificateholders of record (which, in the case of Certificates registered to CEDE & Co., as nominee of DTC, shall be distributed to Certificate Owners by DTC Participants and indirect participants of DTC) to provide such information on an aggregate pool-wide basis. Although there are provisions in the OID Regulations that suggest that the computation of original issue discount on such a basis is either appropriate or required, it is possible that investors may be required to compute original issue discount on a Mortgage Loan by Mortgage Loan basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient Mortgage Loan by Mortgage Loan information should the Internal Revenue Service require computation on that basis. See ' -- Sales of Certificates' above.

     Backup Withholding

     In general, the rules described in ' -- Qualification as a REMIC -- Backup Withholding' above, will also apply to Certificates.

     Foreign Investors

     In general, the discussion with respect to Regular Certificates in ' -- Qualification as a REMIC -- Foreign Investors' above, applies to Certificates.

                            STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in 'Certain Federal Income Tax Consequences' above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively 'Plans') subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

     On November 13, 1986, the United States Department of Labor (the 'DOL') issued a final regulation concerning the definition of what constitutes the assets of a Plan. (29 C.F.R. 'SS' 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. The related Prospectus Supplement will indicate whether the Certificates constitute publicly-offered securities for the purpose of this exception.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. For example, an investment in the Certificates by a Plan to which the Depositor, the Master Servicer or Trustee is a Party in Interest would constitute a prohibited transaction unless an exemption is available. In addition, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction if any of the mortgagors is a Party in Interest to the Plan unless an exemption applies.

     In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' (as defined below) in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on 'single-family residential property' (as defined below), and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Certificates, and at least 50% of the Certificates are purchased by persons independent of the pool sponsor or pool trustee.

     A 'mortgage pool pass-through certificate' for the purpose of PTE 83-1 is defined as a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payments of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor. Certain Classes of Certificates may, if specified in the related Prospectus Supplement, not qualify as mortgage pool pass-through certificates as so defined, and therefore PTE 83-1 may not be applicable with respect to such Classes of Certificates, including: (i) Classes of Certificates, such as Subordinated Certificates, entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other Classes or after the occurrence of certain specified events; (ii) Classes of Certificates that evidence the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups; (iii) Classes of Certificates that evidence beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments; and (iv) Classes of Certificates that evidence an interest in a Pool organized as a REMIC. In addition, PTE 83-1 applies only where the mortgage pool is limited to single-family residential property. PTE 83-1 defines 'single-family residential property' as non-farm property comprising one to four dwelling units, and condominiums. Therefore, PTE 83-1 may not be available for Classes of Certificates representing a beneficial interest in a mortgage pool which includes: (i) multi-family mortgage loans; or (ii) loans secured by shares issued by a cooperative housing association.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. Certain Series or Classes of Certificates may be protected though a subordination of other Classes of Certificates, a subordination by shifting of interests, a reserve fund or other form of credit enhancement described in the related Prospectus Supplement. In the absence of a ruling that the system of insurance or other protection with respect to a Series or Class of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In addition, such subordination or other form of credit enhancement maintained with respect to a Series or Class of Certificates will not satisfy the first general condition referred to above unless it is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. With respect to the second general condition referred to above, the Trustee will not be affiliated with the Depositor. There can be no assurance that the third general condition will be satisfied with respect to the Certificates.

     One or more exemptions may be available, however, with respect to certain transactions to which PTE 83-1 is not applicable, depending in part upon the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made, including but not limited to:
Prohibited Transaction Exemption 90-1, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Exemption 84-14, regarding transactions effected by a 'qualified professional asset manager,' or Prohibited Transaction Exemption 95-60, regarding investments by insurance company general account. However, even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all of the transactions involved.

     The DOL has issued individual exemptions to a number of firms that may serve as underwriter for a particular Series of Certificates (collectively referred to as the 'Underwriter Exemption') which apply to certain sales and servicing of 'certificates' that are obligations of a 'trust' with respect to which such firm is the placement agent or underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects. The related Prospectus Supplement will indicate whether the particular underwriter has been granted an Underwriter Exemption.

     The Underwriter Exemption contains several requirements, some which differ from those in PTE 83-1. The Underwriter Exemption contains an expanded definition of 'certificate' which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments and a certificate denominated as debt that represents an interest in a REMIC. The Underwriter Exemption contains an expanded definition of 'trust,' which may include obligations secured by shares issued by a cooperative housing association and loans secured by multi-family residential and commercial real property, as well as loans secured by single-family residential real property. In addition, the Underwriter Exemption does not require the loans, the property securing the loans or the Certificateholders to be covered by a system of Insurance. The definition of 'trust,' however, does not include any investment pool unless, inter alia, (i) the Investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. The general conditions applicable to the Underwriter Exemption include: (i) the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; (ii) the rights and interests evidenced by the certificates must not be 'subordinated' to the rights and interests evidenced by other certificates of the same trust; (iii) certificates acquired by a Plan must have received a rating at the time of their acquisition that it is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.; (iv) the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities; and (v) any Plan investing in the certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     It is not clear whether the exemptions referenced above apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of an exemption, and the potential consequences in the specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser, or (iii) through agents. The Prospectus Supplement relating to a Series of Certificates will set forth the terms of the offering of such Series of Certificates including the name or names of any underwriters, dealers or agents, the purchase price of such Certificates and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase or retain some or all of one or more Classes of Certificates of such Series. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in the related Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the Depositor or an affiliate of the Depositor may pledge Certificates retained or purchased by the Depositor in connection with borrowings or use them in repurchase transactions.

     If any Certificates of any Series are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to purchase such Certificates. The Certificates may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Certificates will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the related Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligation of the underwriters to purchase any Certificates of the related Series will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any are purchased.

     Underwriters and agents who participate in the distribution of a Series of Certificates may be entitled under agreements which may be entered into by the Depositor to indemnification by the Depositor against certain liabilities, including liabilities under the Securities Act, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers for the Certificates of such Series.

     Certain affiliates of the Depositor, including ABN AMRO Incorporated ('AAI'), may act as agents or underwriters in connection with the sale of a Series of Certificates. AAI is a separately incorporated, wholly-owned indirect non-bank subsidiary of ABN AMRO Bank N.V. ('ABN AMRO'). AAI is not a bank. Securities sold, offered or recommended by AAI are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, any bank or thrift affiliate of AAI and involve investment risks, including the possible loss of principal.

     Any affiliate of the Depositor acting as agent or underwriter in connection with the sale of a Series of Certificates will be named, and its affiliation with the Depositor described, in the Prospectus Supplement with respect to such Series. With respect to underwritten offerings, any such affiliates not named in the Prospectus Supplement will not be parties to the related underwriting agreement, will not be purchasing the related Certificates from the Depositor and will have no direct or indirect participation in the underwriting of such Certificates, although such affiliates may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. An affiliate of the Depositor may act as a placement agent with respect to Certificates not offered through underwriters. If an affiliate does act as placement agent on behalf of the Depositor in the sale of Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. To the extent permitted by law, certain affiliates of the Depositor, including AAI, may purchase Certificates acting as principal.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act in connection with re-offers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

     There is currently no secondary market for the Certificates. The Depositor does not intend to make a secondary market for the Certificates. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. Unless otherwise specified in the Prospectus Supplement for a Series, the Certificates will not be listed on any securities exchange.

                                LEGAL INVESTMENT

     Unless otherwise specified in the Prospectus Supplement for a Series, the Certificates rated in one of the two highest rating categories by one or more Rating Agencies will constitute 'mortgage-related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage-related securities' the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities to invest in 'mortgage-related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 'SS' 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Counsel issued a revised supervisory policy statement (the '1998 Policy Statement') applicable to all depository institutions, setting forth guidelines for investments in 'high-risk mortgage securities.' The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration (the 'NCUA') and the Office of Thrift Supervision (the 'OTS') with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The predecessor of the OTS issued a bulletin, entitled, 'Mortgage Derivative Products and Mortgage Swaps,' which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, such 'high-risk' mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. The OTS is, however, proposing to adopt revised requirements based on the 1998 Policy Statement. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should review any applicable or proposed rules, regulations and guidelines and consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

     Securities that do not constitute 'mortgage-related securities' under SMMEA will require registration, qualification or an exemption under applicable state securities laws to meet requirements for legal investments.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series, including certain Federal income tax consequences with respect thereto, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois and, as to certain matters relating to corporate law, Kirk P. Flores, Esq., in-house counsel to the Depositor and the Master Servicer.

                                     RATING

     It is a condition to the issuance of the Certificates offered by means of this Prospectus and the related Prospectus Supplement that they shall have received a rating of not less than Investment Grade by the Rating Agency or Agencies identified in such Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions of payments required pursuant to the Agreement pursuant to which the certificates are issued on the underlying mortgage loans. These ratings address the structural, legal and issuer tax-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of similar ratings on different securities.

                        INDEX OF SIGNIFICANT DEFINITIONS

     Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                      PAGE
                                                                      ----
10 percent shareholder......................................           77
1986 Act....................................................           81
1998 Policy Statement.......................................           88
AAI.........................................................           87
ABN AMRO....................................................           87
accelerated amortization....................................           18
accredited investor.........................................           86
Accrual Period..............................................           39
Act.........................................................           62
adjusted issue price........................................         70, 72
Administration Fee..........................................            7
Advances....................................................           10
Agreement...................................................  Cover Page, 5, 16, 31
anti-deficiency.............................................           21
Applicable Amount...........................................           73
applicable Federal rate.....................................           72
appraised value.............................................           21
ARMs........................................................          4, 16
Asset Group.................................................            3
Assets......................................................           68
Assumed Reinvestment Rate...................................           39
Back-Up Master Servicer.....................................          3, 53
backup withholding..........................................           77
Balloon Payment.............................................           19
Bankruptcy Bond.............................................           57
BIF.........................................................           19
Business Day................................................           33
Buydown Fund................................................           17
Buydown Loans...............................................           17
CEDEL.......................................................            7
CEDEL Participants..........................................           44
CERCLA......................................................           63
Certificate Account.........................................            6
Certificate Balance.........................................           39
Certificate Owners..........................................            1
Certificate Registrar.......................................           33
Certificateholder...........................................   43, 66, 77, 83, 85
Certificates................................................      Cover Page, 6
Citibank....................................................            7
Class.......................................................       Cover Page
Cleanup Costs...............................................           63
clearing agency.............................................           44
clearing corporation........................................           44
Closing Date................................................           36
Co-op Loans.................................................           17
Code........................................................         11, 66
Commission..................................................            1
Committee Report............................................           69
Compounding Certificates....................................         32, 40

                                                                      PAGE
                                                                      ----
Contingent Payment Regulations..............................           82
Contingent Principal........................................           81
controlled foreign corporation..............................           77
Cooperative.................................................           44
Custodians..................................................           33
Cut-off Date................................................           11
daily accruals..............................................           72
daily portions..............................................           69
defective obligation........................................           34
Deferred Interest...........................................          7, 18
Depositaries................................................          7, 43
Depositary..................................................           43
Depositor...................................................      Cover Page, 3
Determination Date..........................................           38
disqualified organizations..................................         67, 75
Distribution Date...........................................           33
DOL.........................................................           84
domestic building and loan association......................         68, 78
DTC.........................................................            1
DTC Participants............................................           44
Eligible Investments........................................           37
ERISA.......................................................         12, 84
Euroclear...................................................            7
Euroclear Operator..........................................           44
Euroclear Participants......................................           44
evidences of indebtedness...................................         68, 74
excess inclusion............................................         14, 72
Exchange Act................................................            1
FDIC........................................................           19
FHA.........................................................           22
FHA Loans...................................................           22
FHLMC.......................................................         19, 23
FHLMC Act...................................................           23
FHLMC Certificates..........................................           23
First of the Month Mortgage Loans...........................           32
Fixed-Rate Mortgage Loans...................................           19
FNMA........................................................           19
FNMA Certificates...........................................           24
foreclosure property........................................           72
Forward Purchase Agreement..................................          5, 36
Fractional Undivided Interest...............................           32
Global Securities...........................................           45
GNMA........................................................           22
GNMA Certificates...........................................           22
GNMA I Certificates.........................................           22
GNMA II Certificates........................................           22
Government securities.......................................           68
Gross Margin................................................           17
Guide.......................................................           20
high-risk mortgage securities...............................           88
Housing Act.................................................           22
HUD.........................................................           19
Index.......................................................           16

                                                                      PAGE
                                                                      ----
indirect participants.......................................           44
Initial Deposit.............................................          9, 56
Installment Due Date........................................           17
Interest Remittance Amount..................................           27
Investment Grade............................................            6
IO Certificates.............................................        8, 40, 78
issue price.................................................           68
issuer......................................................            3
L/C Bank....................................................           57
Lease.......................................................           64
legal investments...........................................           12
Limited Mortgage Documentation Program......................           20
Loan-to-Value Ratio.........................................           21
market discount.............................................           81
Master Servicer.............................................      Cover Page, 3
Maximum Adjustment..........................................           18
Maximum Rate................................................           18
Minimum Rate................................................           18
Monthly Payments............................................          4, 17
Morgan......................................................            7
Mortgage Asset Seller.......................................       Cover Page
Mortgage Assets.............................................      Cover Page, 3
Mortgage Certificates.......................................      Cover Page, 4
Mortgage Interest Rates.....................................          4, 17
Mortgage Loans..............................................      Cover Page, 4
Mortgage Notes..............................................            4
Mortgage Pass-Through Rate..................................           26
mortgage pool pass-through certificate......................           85
mortgage-related securities.................................       12, 88, 89
Mortgagor...................................................            7
mutual savings bank.........................................         68, 78
NCUA........................................................           88
Negatively Amortizing ARMs..................................           18
Net Margin..................................................           26
Non-Accelerated Certificates................................         32, 41
non-economic residual interest..............................           75
noncontingent bond method...................................           82
Nonrecoverable Advances.....................................           41
Notional Balance............................................           40
OID Regulations.............................................           66
original issue discount.....................................         11, 68
OTS.........................................................           88
Overcollateralization.......................................           56
owner.......................................................           64
ownership...................................................           65
P&I Certificates............................................           78
Parties in Interest.........................................           85
pass-through entity.........................................           75
pass-through interest holder................................           73
pass-through interest holders...............................           73
Pass-Through Rate...........................................           16
Paying Agent................................................           32
Payment Caps................................................           18

                                                                      PAGE
                                                                      ----
Percentage Interest.........................................         32, 38
permitted investments.......................................         37, 66
Plans.......................................................           84
PO Certificates.............................................          7, 40
Pool........................................................     Cover Page, 16
Pool Distribution...........................................           38
Pre-Funding Account.........................................          5, 36
Prepayment Assumption.......................................           69
Prepayment Certificates.....................................           32
Prepayment Interest Shortfall...............................            8
Prepayment Period...........................................           38
Prepayment Premium..........................................           19
Principal Balance...........................................           32
Private Certificate.........................................           24
prohibited transactions.....................................           74
Prospectus Supplement.......................................       Cover Page
PTE 83-1....................................................           85
PUDs........................................................           17
Qualified Lender............................................       Cover Page
qualified mortgages.........................................           67
qualified stated interest...................................       69, 80, 82
qualified stated interest payments..........................           68
qualifying real property loans..............................         68, 78
Rating Agency...............................................            6
real estate assets..........................................         68, 78
Realized Losses.............................................           10
Record Date.................................................           33
Registration Statement......................................            2
Regular Certificates........................................         11, 66
regular interests...........................................  4, 11, 16, 31, 66, 78
REMIC.......................................................     Cover Page, 11
REMIC Regulations...........................................           66
Replacement Certificates....................................           45
Repository..................................................           32
Reserve Fund................................................          9, 56
Residual Certificates.......................................         40, 66
Residual Holder.............................................           32
residual interests..........................................         66, 78
revised issue price.........................................         70, 81
Rules.......................................................           44
safe harbor.................................................         66, 78
SAIF........................................................           19
Scheduled Amortization Date.................................           39
Securities Act..............................................            2
Senior Certificates.........................................      Cover Page, 6
Senior and Subordinated Certificates........................           40
Sequential Pay Certificates.................................         32, 40
Series......................................................       Cover Page
Servicer....................................................           50
Servicing Agreement.........................................           17
Shifting Interest Certificates..............................           32
Shifting Interest Credit Enhancement........................          9, 56
Shortfall...................................................           10

                                                                      PAGE
                                                                      ----
significant value...........................................           73
single-class REMIC..........................................           73
single-family residential property..........................           85
SMMEA.......................................................         12, 88
Special Hazard Amount.......................................           57
Special Hazard Insurance Policy.............................           57
Special Hazard Insurer......................................           57
Specified Reserve Fund Balance..............................          9, 56
sponsor.....................................................           65
Startup Day.................................................           66
stated redemption price at maturity.........................           68
Stripped Certificates.......................................         32, 40
stripped coupons............................................           81
stripped debt...............................................         79, 81
Subordinate Certificates....................................      Cover Page, 6
Subordinated Amount.........................................            9
Subsequent Documents........................................            1
Superlien...................................................           63
Surplus.....................................................           40
tax matters person..........................................           76
taxable mortgage pool.......................................           74
Terms and Conditions........................................           45
Title V.....................................................           64
trust.......................................................         86, 87
Trust Fund..................................................    Cover Page, 6, 16
Trustee.....................................................           16
Underwriter Exemption.......................................           86
underwriters................................................           87
United States person........................................           77
USA.........................................................            4
VA..........................................................           22
Variable Rate Certificates..................................         70, 80
variable rate debt instruments..............................           69
wash sale...................................................           74

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                         ABN AMRO MORTGAGE CORPORATION

                                  $47,753,042

                         RESECURITIZATION PASS-THROUGH
                         CERTIFICATES, SERIES 1999-RS1

                                     [LOGO]

                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                                  UNDERWRITERS

                          DONALDSON, LUFKIN & JENRETTE

                             ABN AMRO INCORPORATED

                                 July 27, 1999

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will deliver a prospectus supplement and prospectus until October 25, 1999.

                              STATEMENT OF DIFFERENCES
                              ------------------------
The section symbol shall be expressed as ............................... 'SS'